SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|   Preliminary Proxy Statement             |_|  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                            SPRINGS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement, if Other
                              Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |_| No fee required.
   |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

     Class A Common Stock, par value $.25 per share, of Springs Industries, Inc. Class B Common Stock, par value $.25 per share, of Springs Industries, Inc.
--------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

            12,661,315 shares of Class A and Class B Common Stock (includes 1,965,673 shares underlying options to purchase shares of Class A Common Stock).
--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         $46.00 per share in the cash-out merger plus the difference between $46.00 and the exercise price for each option to purchase Class A Common Stock.
--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

         $507,894,093
--------------------------------------------------------------------------------
(5)   Total fee paid:

         $101,578.82
--------------------------------------------------------------------------------
   |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1) Amount previously paid:

--------------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
       (3) Filing Party:

--------------------------------------------------------------------------------
       (4) Date Filed:

--------------------------------------------------------------------------------

      PRELIMINARY PROXY MATERIALS-SUBJECT TO COMPLETION, DATED MAY 9, 2001

                                 [SPRINGS LOGO]

                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                         FORT MILL, SOUTH CAROLINA 29715



                                                                          , 2001

To Our Shareholders:

      You are cordially  invited to attend the annual meeting of shareholders of
Springs Industries,  Inc. to be held on           ,  2001, at           ,  local
time, at           , South Carolina.

      At the annual meeting of shareholders, you will be asked to consider and vote upon a recapitalization agreement that provides for the merger of Heartland Springs Investment Company with and into Springs. If the recapitalization is completed, Springs will become a privately owned corporation and you will receive $46.00 in cash for each of your shares of Springs common stock. Following the recapitalization, approximately 45% of Springs common stock will be owned by Heartland Industrial Partners, L.P. (and its co-investors) and approximately 55% of Springs common stock will be owned by the Close family. At the annual meeting, you will also be asked to consider and vote upon a proposal to amend Springs' articles of incorporation to exempt Springs from the restrictions on business combinations contained in the South Carolina Code.

      Your board of directors and a special committee of the disinterested directors of the board formed to consider the recapitalization have determined that the terms of the recapitalization agreement and the related amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash. ACCORDINGLY, YOUR BOARD, AFTER RECEIVING THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS ADOPTED THE RECAPITALIZATION AGREEMENT AND THE RELATED AMENDMENT TO THE ARTICLES OF INCORPORATION, AND RECOMMENDS THAT SPRINGS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AGREEMENT AND "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

      You are also being asked to vote on a proposal to elect directors as set forth in the accompanying proxy statement and a resolution ratifying the appointment of Deloitte & Touche LLP as independent public accountants for Springs and its subsidiaries for fiscal year 2001.

      YOUR VOTE IS VERY IMPORTANT. The proposed recapitalization cannot occur unless, among other things, the recapitalization agreement is approved by holders of two-thirds of the outstanding shares of Springs common stock and by a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote, and the amendment to the articles of incorporation is approved by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes.

      The eleven nominees for directors receiving the highest number of votes will be elected as directors and will continue to serve as directors so long as Springs remains a public company. Shareholders are entitled to cumulate their votes in electing directors. For the appointment of Deloitte & Touche as independent public accountants to be ratified, the votes cast in favor of ratification must exceed the votes cast opposing the ratification.

      Whether or not you plan to attend the annual meeting in person, please sign and return your proxy card as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. Even if you return your proxy card, you may still attend the annual meeting and vote your Springs shares in person. If you fail to vote by proxy or in person, fail to instruct your broker how to vote or abstain, it will have the same effect as a vote against the recapitalization agreement and the amendment to the articles of incorporation.

      The members of the Close family and certain key members of Springs' management have interests in the recapitalization that are different from, or in addition to, their interests as Springs shareholders. These interests are summarized in the section entitled "Special Factors-Interests of Certain Persons in the Recapitalization" in the accompanying proxy statement. The members of the Close family have agreed to vote their Springs shares in favor of the recapitalization agreement and the amendment to the articles of incorporation and have enough votes as a group to assure the approval of the amendment to the articles of incorporation.

      The accompanying notice of meeting and proxy statement explain the proposed recapitalization and amendment to the articles of incorporation and provide specific information concerning the annual meeting. Please read these materials carefully.

                               Sincerely,




                               Crandall Close Bowles,
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER


--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE
MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

      This proxy statement is dated           ,  2001 and, with the accompanying
proxy card, is first being mailed to shareholders on or about            , 2001.

                                 [SPRINGS LOGO]

                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                         FORT MILL, SOUTH CAROLINA 29715

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON         , 2001

      Notice is hereby given that the annual meeting of  shareholders of Springs
Industries,  Inc., a South  Carolina  corporation,  will be held on            ,
2001, at           ,  local time, at                      ,  South Carolina, for
the following purposes:

      - To consider and vote upon a proposal to approve the recapitalization agreement, dated as of April 24, 2001, between Springs and Heartland Springs Investment Company, pursuant to which Heartland Springs will be merged with and into Springs and each outstanding share of Springs common stock, other than shares held by the Close family, by Heartland Industrial Partners, L.P. (and its co-investors), by each management shareholder who elects prior to the effective time of the recapitalization not to have shares converted into cash and by dissenting shareholders, will be converted into the right to receive $46.00 in cash.

      - To consider and vote upon a proposal to amend Springs' articles of incorporation to exempt Springs from the restrictions on business combinations contained in the South Carolina Code.

      - To consider and vote upon a proposal to elect a board of eleven directors who will continue to serve as directors so long as Springs remains a public company.

      - To consider and vote upon a resolution ratifying the appointment of Deloitte & Touche LLP as independent public accountants for Springs and its subsidiaries for fiscal year 2001.

      - To consider and act upon such other matters as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

      In order for the recapitalization to be accomplished, shareholders must approve both the recapitalization agreement and the proposed amendment to the articles of incorporation.

      A list of shareholders will be available for inspection by shareholders of record during business hours at Springs Industries, Inc., 205 North White Street, Fort Mill, South Carolina, from the fifth business day following the date of this proxy statement through and including the date of the annual meeting and at the annual meeting.

      Only those  persons who were holders of record of Springs  common stock at
the close of business on            ,  2001,  are  entitled to notice of, and to
vote at, the annual meeting.

      Approval of the recapitalization agreement requires the affirmative vote of holders of two-thirds of the outstanding shares of Springs common stock and a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote. Approval of the amendment to the articles of incorporation requires the affirmative vote of holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes. The members of the Close family have agreed to vote their Springs shares in favor of the recapitalization agreement and the amendment to the articles of incorporation and have enough votes as a group to assure the approval of the amendment to the articles of incorporation.

      Your board of directors and a special committee of the disinterested directors of the board formed to consider the recapitalization have determined that the terms of the recapitalization agreement and the related amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash. ACCORDINGLY, YOUR BOARD, AFTER RECEIVING THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS ADOPTED THE RECAPITALIZATION AGREEMENT AND THE RELATED AMENDMENT TO THE ARTICLES OF INCORPORATION, AND RECOMMENDS THAT SPRINGS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AGREEMENT AND "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

      Under South Carolina law, dissenters' rights will be available to holders of Springs class B common stock who do not vote in favor of the recapitalization agreement. In order to exercise these dissenters' rights, holders of Springs class B common stock must follow the procedures required by South Carolina law, which are summarized under "Dissenters' Rights" in the accompanying proxy statement.

      The recapitalization agreement and related amendment to the articles of incorporation are described in the accompanying proxy statement, which also contains additional information about the other items being voted upon at the annual meeting. We urge you to read the proxy statement carefully. A copy of the recapitalization agreement is attached as Appendix A and the form of amendment to the articles of incorporation is attached as Appendix C to the proxy statement.

                                      By order of the Board of Directors,




                                      C. Powers Dorsett,
                                      SENIOR VICE PRESIDENT--GENERAL COUNSEL AND
                                          SECRETARY
Fort Mill, South Carolina
          , 2001

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SUMMARY TERM SHEET...........................................................1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION..................4
SUMMARY......................................................................5
      Recapitalization Participants..........................................5
      Structure of the Recapitalization......................................6
      Reasons for the Recapitalization.......................................6
      The Annual Meeting.....................................................6
      Record Date and Vote Required..........................................7
      Recommendation to Shareholders.........................................7
      Fairness Opinion.......................................................8
      Terms of the Recapitalization Agreement................................8
      Accounting Treatment...................................................9
      Financing of the Recapitalization......................................9
      Interests of Certain Persons in the Recapitalization...................9
      Shareholders Agreement.................................................9
      Regulatory Approvals...................................................9
      Shareholders Litigation Challenging the Recapitalization...............9
WHO CAN HELP ANSWER YOUR QUESTIONS..........................................10
THE ANNUAL MEETING..........................................................11
      Time and Place........................................................11
      Purpose...............................................................11
      Record Date; Outstanding Voting Securities............................11
      Cumulative Voting for Directors.......................................11
      Vote Required.........................................................11
      Voting By Proxy.......................................................12
      Proxy Solicitation....................................................12
      Other Business........................................................13
INFORMATION ABOUT THE RECAPITALIZATION PARTICIPANTS.........................14
      Springs Industries, Inc...............................................14
      Heartland.............................................................14
      The Close Family......................................................15
SPECIAL FACTORS.............................................................17
      Structure of the Recapitalization.....................................17
      Background of the Recapitalization....................................17
      Certain Financial Projections.........................................24
      Special Committee.....................................................25
      Recommendation of the Special Committee and the Springs Board;
         Springs' Purpose and Reasons for the
         Recapitalization...................................................26
      Springs' Position Regarding the Fairness of the Recapitalization......29
      Opinion of UBS Warburg LLC............................................30
      The Close Family's Position Regarding the Fairness of the
         Recapitalization...................................................36
      The Close Family's Purpose and Reasons for the Recapitalization.......37
      Heartland's Position Regarding the Fairness of the Recapitalization...38
      Heartland's Purpose and Reasons for the Recapitalization..............39
      Accounting Treatment..................................................39
      Interests of Certain Persons in the Recapitalization..................39
      Shareholders Agreement................................................41
      Certain Effects of the Recapitalization...............................43
      Plans for Springs after the Recapitalization..........................43
      Shareholders Litigation Challenging the Recapitalization..............43
      Conduct of the Business of Springs if the Recapitalization
         is Not Consummated.................................................44
FINANCING FOR THE RECAPITALIZATION..........................................45

THE RECAPITALIZATION........................................................47
      Structure and Effective Time..........................................47
      Recapitalization Consideration........................................47
      Payment Procedures....................................................47
      Treatment of Management Incentive Plans...............................47
      Articles of Incorporation; Bylaws.....................................48
      Directors and Officers................................................48
      Representations and Warranties........................................48
      Conduct of the Business of Springs Prior to the Recapitalization......49
      Access to Information.................................................50
      Prohibition Against Solicitation of Competing Transactions............50
      State Takeover Laws; Reports..........................................51
      Director and Officer Liability........................................51
      Financing Arrangements................................................51
      Employee Benefit Plans................................................51
      Reasonable Best Efforts to Consummate the Recapitalization............51
      Shareholders Meetings; Proxy Material.................................51
      Conditions to the Recapitalization....................................52
      Termination...........................................................53
      Expenses..............................................................54
      Amendment and Waiver..................................................54
      Estimated Fees and Expenses of the Recapitalization...................54
PROPOSED AMENDMENT TO SPRINGS' ARTICLES OF INCORPORATION....................55
DISSENTERS' RIGHTS..........................................................56
REGULATORY APPROVALS........................................................58
U.S. FEDERAL INCOME TAX CONSEQUENCES........................................59
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............................60
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION.................62
DIRECTORS AND EXECUTIVE OFFICERS OF SPRINGS.................................63
ELECTION OF DIRECTORS.......................................................66
      Directors and Nominees................................................66
      Information Regarding the Board of Directors..........................67
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION.................................69
      Executive Officer Compensation and Related Information................69
      Retirement Plans......................................................70
      Change-of-Control Agreement...........................................71
      Management Compensation and Organization Committee Report.............71
      Compensation Committee Interlocks and Insider Participation...........73
      Performance Graph.....................................................74
      Peer Group Companies..................................................75
      Companies in Last Year's Peer Group That Are Not Included
         in the Current Peer Group..........................................76
      Directors' Compensation...............................................76
OTHER ANNUAL MEETING MATTERS................................................78
      Report of the Audit Committee.........................................78
      Ratification of Appointment of Public Accountants.....................78
      Security Ownership of Certain Beneficial Owners and Management
         as of February 15, 2001............................................79
      Transactions with Certain Persons.....................................81
      Other Transactions....................................................81
      Section 16(a) Beneficial Ownership Reporting Compliance...............81
      Annual Report and Form 10-K...........................................82
      Map and Directions....................................................83
OTHER MATTERS...............................................................84
INDEPENDENT ACCOUNTANTS.....................................................84
FUTURE SHAREHOLDER PROPOSALS................................................84
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................84
WHERE YOU CAN FIND MORE INFORMATION.........................................84

APPENDICES

APPENDIX A--RECAPITALIZATION AGREEMENT.....................................A-1
APPENDIX B--OPINION OF UBS WARBURG LLC.....................................B-1
APPENDIX C--FORM OF AMENDMENT TO THE ARTICLES OF INCORPORATION.............C-1
APPENDIX D--SECTIONS 33-13-101 THROUGH 33-13-310 OF THE SOUTH CAROLINA
            BUSINESS CORPORATION ACT.......................................D-1
APPENDIX E--SPRINGS AUDIT COMMITTEE CHARTER................................E-1

--------------------------------------------------------------------------------
                               SUMMARY TERM SHEET

THE FOLLOWING SUMMARY TERM SHEET BRIEFLY DESCRIBES THE MOST MATERIAL TERMS OF THE PROPOSED RECAPITALIZATION. THIS SUMMARY TERM SHEET IS INTENDED TO SERVE AS AN OVERVIEW ONLY. FOR A MORE COMPLETE DESCRIPTION OF THE PROPOSED RECAPITALIZATION, PLEASE REFER TO THE INFORMATION CONTAINED ELSEWHERE IN THIS DOCUMENT, THE APPENDICES TO THIS DOCUMENT AND THE DOCUMENTS REFERRED TO OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THE RECAPITALIZATION

      - The members of the Close family and Heartland Industrial Partners, L.P. propose to effect a recapitalization of Springs Industries, Inc. by means of a merger of Heartland Springs Investment Company with and into Springs.

      -  As a result of this recapitalization:

            - Each of your shares of Springs common stock will be converted into the right to receive $46.00 in cash.

            - Each share of Heartland Springs common stock will be converted into one share of Springs class A common stock.

            - The shares of Springs common stock held by the Close family, by Heartland Industrial Partners (and its co-investors) and by each management shareholder who elects prior to the effective time of the recapitalization not to have shares converted into cash, will not be affected by the recapitalization and will remain outstanding.

      - The Close family intends to sell up to $50 million in value of its Springs shares, representing approximately 15% of the Close family's holdings, prior to the recapitalization. Immediately after the recapitalization, Heartland Industrial Partners (and its co-investors) will own approximately 45% of the outstanding shares of Springs common stock and the Close family will own approximately 55% of the outstanding shares of Springs common stock.

      - For a more detailed description of the recapitalization, see "Special Factors--Structure of the Recapitalization" on page 17.


COMPLETION OF THE RECAPITALIZATION

      -  We expect to complete the  recapitalization  in           2001,
         although we cannot assure you that the actual date will not be later. As soon as the recapitalization is completed, Springs will send you detailed instructions regarding surrendering your Springs shares and receiving your cash payment. PLEASE DO NOT SEND YOUR SHARE CERTIFICATES NOW.

ANNUAL MEETING

At the annual  meeting,  which will be held on           ,  2001, at           ,
local  time,  at                      ,  South  Carolina,  you  will be asked to
consider and vote upon the following four matters:

      - A proposal to approve the recapitalization agreement, which is the legal document governing the recapitalization and the related transactions that we describe in this document. See "The Recapitalization" on pages 47 to 54. A copy of the recapitalization agreement is attached as Appendix A to this document.

      - A proposal to amend Springs' articles of incorporation to exempt Springs from the restrictions on business combinations contained in the South Carolina Code. See "Proposed Amendment to Springs' Articles of Incorporation" on page 55. The form of amendment to the articles of incorporation is attached as Appendix C to this document.

      - A proposal to elect a board of eleven directors who will continue to serve as directors so long as Springs remains a public company. See "Election of Directors" on pages 66 to 68.

      - A resolution ratifying the appointment of Deloitte & Touche LLP as independent public accountants for Springs and its subsidiaries for fiscal year 2001. See "Other Annual Meeting Matters--Ratification of Appointment of Public Accountants" on pages 78 to 79.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RECOMMENDATION OF SPRINGS BOARD OF DIRECTORS

      -  Because  one   member  of  the  Close  family is a   director  and  an
         executive officer of Springs and another member is a director of Springs, the Springs board of directors established a special committee consisting of the nine disinterested directors of the board to review and evaluate the proposed recapitalization. None of the members of the special committee are members of the Close family or Springs employees and none will have any ownership interest in Springs following the recapitalization. The special committee believes that the terms of the recapitalization agreement and the amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash and unanimously recommended that the Springs board adopt the recapitalization agreement and the amendment to the articles of incorporation and recommend that the Springs shareholders vote "FOR" approval of the recapitalization agreement and "FOR" approval of the amendment to the articles of incorporation.

      - The Springs board of directors believes that the terms of the recapitalization agreement and the amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash and recommends that Springs shareholders vote "FOR" approval of the recapitalization agreement and "FOR" approval of the amendment to the articles of incorporation.

      - The Springs board of directors recommends that Springs shareholders vote "FOR" the proposal to elect the board of eleven directors and "FOR" the resolution ratifying the appointment of Deloitte & Touche as independent public accountants for Springs and its subsidiaries for fiscal year 2001.

      - For a more detailed description of these recommendations, see "Special Factors--Recommendation of the Special Committee and the Springs Board; Springs' Purpose and Reasons for the Recapitalization" on pages 26 to 29.

FAIRNESS OF THE RECAPITALIZATION

      - The price to be paid for Springs shares in the recapitalization was negotiated by the special committee, on the one hand, and the Close family and Heartland Industrial Partners, on the other. The Springs board of directors formed the special committee to evaluate and negotiate the terms of the recapitalization agreement and to ensure that the interests of Springs' public shareholders were appropriately represented. The special committee independently selected and retained legal and financial advisors to assist it in its negotiation, and received an opinion from its financial advisor, UBS Warburg LLC, that as of the date of the opinion and subject to the matters set forth in the opinion, the $46.00 per share cash consideration to be received by Springs shareholders whose shares are being converted into cash in the proposed recapitalization is fair from a financial point of view to such shareholders. Both the special committee and the Springs board considered this opinion, among other factors, in arriving at their recommendations with respect to the recapitalization.

      - For a more detailed description of the fairness of the recapitalization, see "Special Factors--Springs' Position Regarding the Fairness of the Recapitalization" on pages 29 to 30.

      - The full text of UBS Warburg's written opinion, dated April 24, 2001, is attached as Appendix B to this document. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. UBS Warburg's opinion is directed to the special committee, relates only to the fairness, from a financial point of view, of the $46.00 per share cash consideration to be received by Springs shareholders whose shares are being converted into cash in the proposed recapitalization, and does not constitute a recommendation about how to vote on the recapitalization agreement or on any other matter.

VOTE REQUIRED

      - The recapitalization agreement must be approved by holders of two-thirds of the outstanding shares of Springs common stock and by a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote.

      - The amendment to the articles of incorporation must be approved by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      - In order for the recapitalization to be accomplished, shareholders must approve both the recapitalization agreement and the proposed amendment to the articles of incorporation.

      - The members of the Close family have agreed to vote their Springs shares in favor of the recapitalization agreement and the amendment to the articles of incorporation and have enough votes as a group to assure the approval of the amendment to the articles of incorporation.

      - You are being asked to vote on a proposal to elect directors as set forth in the accompanying proxy statement. The eleven nominees for directors receiving the highest number of votes will be elected as directors and will continue to serve as directors so long as Springs remains a public company. Shareholders are entitled to cumulate their votes in electing directors.

      - For the appointment of Deloitte & Touche as independent public accountants to be ratified, the votes cast in favor of ratification must exceed the votes cast opposing the ratification.

      - If you fail to vote by proxy or in person, fail to instruct your broker how to vote or abstain, it will have the same effect as a vote against the recapitalization agreement and the amendment to the articles of incorporation.

      - For a more detailed description of these voting requirements, see "The Annual Meeting--Vote Required" on pages 11 to 12.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      - Your receipt of cash in exchange for your Springs shares will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. See "U.S. Federal Income Tax Consequences" on page 59.

DISSENTERS' RIGHTS

      - If you are a holder of Springs class B common stock, you have the right to dissent from approval of the recapitalization agreement and, subject to compliance with the requirements and procedures of South Carolina law, to receive payment of the "fair value" of your shares of Springs class B common stock. See "Dissenters' Rights" on pages 56 to
         57. A copy of the relevant articles of the South Carolina Business Corporation Act is attached as Appendix D to this document.

      - Because Springs class A common stock is traded on the New York Stock Exchange, under South Carolina law, holders of Springs class A common stock do not have dissenters' rights in connection with the recapitalization.
--------------------------------------------------------------------------------

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

      This document includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our current plans and expectations relating to analyses of value, expectations for anticipated growth in the future and future success under various efforts, and, as such, these forward-looking statements involve uncertainty and risk. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts" or similar expressions in this document or in the documents incorporated in this proxy statement by reference.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. These forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by such forward-looking statements. You are cautioned to consider these statements in light of the following factors:

      - the fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment;

      -  the health of the retail economy in general;

      -  the risk of fluctuating demand for our home furnishings products;

      -  the risk of fluctuating prices of cotton and other raw materials;

      - our ability to continue manufacturing high-quality products at competitive costs and maintain or increase product pricing;

      -  our ability to compete with imports;

      -  our ability to maintain relationships with key customers;

      - competitors not introducing new products that will substantially reduce our market share in our most significant product lines;

      - financing being available on acceptable terms to fund the recapitalization and future growth; and

      -  our ability to obtain necessary regulatory approvals.

      In addition, actual results could differ materially from the forward-looking statements contained in this document as a result of the timing of the completion of the recapitalization or the impact of the recapitalization on operating results, capital resources, profitability, cash requirements and liquidity. Except to the extent required under the federal securities laws, Springs does not intend to make publicly available any update or other revisions to these forward-looking statements to reflect circumstances arising after the date of the preparation of such statements.

--------------------------------------------------------------------------------
                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE PROPOSED RECAPITALIZATION AND RELATED TRANSACTIONS, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE PROPOSED RECAPITALIZATION, YOU SHOULD CAREFULLY READ THIS DOCUMENT IN ITS ENTIRETY, AS WELL AS THE
ADDITIONAL DOCUMENTS TO WHICH WE REFER YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGES 84 TO 85.

RECAPITALIZATION PARTICIPANTS (SEE PAGES 14 TO 16)

Springs Industries, Inc.
205 North White Street
Fort Mill, South Carolina 29715
(803) 546-1500

Springs Industries, Inc. is engaged in the manufacturing, marketing and sale of textile and nontextile home furnishings products. The product line of Springs includes sheets, pillows, pillowcases, bedspreads, comforters, mattress pads, baby bedding and infant apparel, towels, shower curtains, bath and accent rugs, other bath fashion accessories, over-the-counter home-sewing fabrics, drapery hardware, and hard and soft decorative window fashions. We refer to Springs Industries, Inc. as "Springs" throughout this document.

Heartland Springs Investment Company
c/o Heartland Industrial Partners, L.P.
55 Railroad Avenue, 1st Floor
Greenwich, Connecticut 06830
(203) 861-2622

Heartland Springs Investment Company is the entity that will be merged with and into Springs in the recapitalization. It was formed at the direction of Heartland Industrial Partners, L.P., a private equity fund, for the purpose of effectuating the recapitalization. We refer to Heartland Springs Investment Company as "Heartland Springs" throughout this document. Heartland Springs is not expected to have any significant assets or liabilities, or engage in any business activities other than those related to completing the recapitalization, and it will cease to exist after the recapitalization.


HEARTLAND INDUSTRIAL PARTNERS, L.P.

Heartland Industrial Partners, L.P. is a private equity fund established to "invest in, build and grow" industrial companies in sectors with attractive consolidation opportunities. The firm has equity commitments of approximately $1.2 billion and intends to increase its commitments to $2 billion. We refer to Heartland Industrial Partners, L.P. as "Heartland Industrial Partners" throughout this document.

Heartland Industrial Partners currently owns all of the equity of Heartland Springs. At the time of and following the recapitalization, Heartland Industrial Partners will permit certain institutional investors and associated funds under common management with Heartland Industrial Partners to purchase a portion of the equity of Heartland Springs. We refer to Heartland Industrial Partners, together with additional permitted co-investors, as the "Heartland Investors" throughout this document.

THE CLOSE FAMILY

The Close family will be treated differently in the recapitalization from all other Springs shareholders. The members of the Close family consist of (1) certain descendants of Leroy Springs, Springs' founder, including Crandall C.
Bowles, chairman and chief executive officer of Springs, and Leroy S. Close, a director of Springs; (2) certain trusts for the benefit of these Close family members; and (3) two privately owned companies controlled by these members and trusts. We refer to these individuals and entities as the "Close family" throughout this document.

The Close family owns an aggregate of 171,488 shares of Springs class A common stock and 7,149,291 shares of Springs class B common stock, representing approximately 1.6% of the shares of Springs class A common stock, approximately 99.9% of the shares of Springs class B common stock and approximately 41% of all Springs common stock, outstanding as of March 22, 2001. At one vote per share for Springs class A common stock and four votes per share for Springs class B common stock, the Close family holds approximately 73% of the normal voting power in Springs. In voting to approve the recapitalization agreement, with each share of class A and class B common stock entitled to only one vote, the Close family holds approximately 41% of the voting power.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STRUCTURE OF THE RECAPITALIZATION (SEE PAGE 17)

The recapitalization involves the merger of Heartland Springs with and into Springs, with Springs surviving the merger. This recapitalization will have several important effects, including:

      - The current shareholders of Springs, other than the Close family, the Heartland Investors, management shareholders who elect prior to the effective time of the recapitalization not to have shares converted into cash and dissenting shareholders, will receive $46.00 per share in cash for their Springs shares.

      - Each share of Heartland Springs common stock will be converted into one share of Springs class A common stock.

      - The shares of Springs common stock held by the Close family, by the Heartland Investors and by each management shareholder who elects prior to the effective time of the recapitalization not to have shares converted into cash, will not be affected by the recapitalization and will remain outstanding.

      - All holders of options with an exercise price per share of Springs class A common stock below $46.00 will be given an opportunity to choose (1) a cash-out election, in which each such option will be converted at the effective time of the recapitalization to cash equal to the excess of $46.00 over the exercise price, (2) a rollover election, in which each such option (along with each option with an exercise price per share of class A common stock above $46.00) will be retained or (3) a combination of the foregoing.

      - The Close family intends to sell up to $50 million in value of its Springs shares, representing approximately 15% of the Close family's holdings, prior to the recapitalization. Immediately after the recapitalization, approximately 45% of Springs common stock will be owned by the Heartland Investors and approximately 55% of Springs common stock will be owned by the Close family.

      - Shares of Springs class A common stock will no longer be listed on the New York Stock Exchange and price quotations with respect to sales of shares of class A common stock in the public market will no longer be available. The registration of the Springs shares under the Securities Exchange Act of 1934 will be terminated, and Springs will cease filing reports with the Securities and Exchange Commission.

      - After the recapitalization, it is expected that Springs will continue to be managed by its existing management team.

REASONS FOR THE RECAPITALIZATION (SEE PAGES 26 TO 29 AND 37 TO 40)

The Close family and Heartland Industrial Partners believe that it is desirable to return Springs to private ownership at this time to enable Springs and its management to respond more effectively to the complex and rapidly changing conditions in the home furnishings industry and to focus attention on the long-term interests of Springs.

THE ANNUAL MEETING (SEE PAGES 11 TO 13)

The annual meeting of Springs shareholders will be held on           ,  2001, at
          ,  local time, at                     ,  South Carolina. At the annual
meeting, you will be asked to consider and vote upon the following four matters:

      -  A proposal to approve the recapitalization agreement.

      -  A proposal  to  amend  Springs'  articles of   incorporation to exempt
         Springs from the restrictions on business combinations contained in the South Carolina Code.

      - A proposal to elect a board of eleven directors who will continue to serve as directors so long as Springs remains a public company.

      - A resolution ratifying the appointment of Deloitte & Touche as independent public accountants for Springs and its subsidiaries for fiscal year 2001.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RECORD DATE AND VOTE REQUIRED (SEE PAGES 11 TO 12)

RECORD DATE.  Only holders of shares of Springs common stock who were holders at
the close of business on the record  date,            ,  2001,  are  entitled to
notice  of and to vote  at the  annual  meeting.  As of that  date,  there  were
            shares of  Springs  class A common  stock and              shares of
Springs class B common stock issued and outstanding. Each share of class A common stock is entitled to one vote on any matter that may properly come before the annual meeting. Each share of class B common stock is entitled to one vote on the proposal to approve the recapitalization agreement and four votes on any other matter that may properly come before the annual meeting.

VOTE REQUIRED. The recapitalization agreement must be approved by holders of two-thirds of the outstanding shares of Springs common stock and by a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote. The amendment to the articles of incorporation must be approved by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes. The members of the Close family have agreed to vote their Springs shares in favor of the recapitalization agreement and the amendment to the articles of incorporation and have enough votes as a group to assure the approval of the amendment to the articles of incorporation.

You are being asked to vote on a proposal to elect directors as set forth in the accompanying proxy statement. The eleven nominees for directors receiving the highest number of votes will be elected as directors and will continue to serve as directors so long as Springs remains a public company. Shareholders are entitled to cumulate their votes in electing directors.

For the appointment of Deloitte & Touche as independent public accountants to be ratified, the votes cast in favor of ratification must exceed the votes cast opposing the ratification.

If you fail to vote by proxy or in person, fail to instruct your broker how to vote or abstain, it will have the same effect as a vote against the recapitalization agreement and the amendment to the articles of incorporation.


CHANGING YOUR VOTE. You can change your vote at any time before we vote your proxy at the annual meeting in any of three ways. First, you can send a written notice to the Secretary of Springs at the address below stating that you would like to revoke your proxy. Second, you can complete a new, later-dated proxy card and send it to the Secretary of Springs, and the new proxy card will automatically replace any earlier proxy card you returned. Third, you can attend the annual meeting and vote in person. You should send any written notice or new proxy card to the Secretary of Springs at the following address: Springs Industries, Inc., 205 North White Street, Fort Mill, South Carolina 29715,
Attention: Corporate Secretary. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

RECOMMENDATION TO SHAREHOLDERS (SEE PAGES 26 TO 29)

Because one director of Springs and one director and executive officer of Springs are members of the Close family and therefore may have interests in the recapitalization that differ from those of shareholders generally, the Springs board of directors established a special committee consisting of the nine disinterested directors of the board to review and evaluate the proposed recapitalization. None of the members of the special committee are members of the Close family or Springs employees and none will have any ownership interest in Springs following the recapitalization. The special committee believes that the terms of the recapitalization agreement and the amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash and unanimously recommended that the Springs board adopt the recapitalization agreement and the amendment to the articles of incorporation and recommend that the Springs shareholders approve the recapitalization agreement and the amendment to the articles of incorporation.

The Springs board of directors also believes that the terms of the recapitalization agreement and the amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash, and recommends that Springs shareholders vote "FOR" approval of the recapitalization agreement and "FOR" approval of the amendment to the articles of incorporation.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FAIRNESS OPINION (SEE PAGES 30 TO 36)

UBS Warburg LLC, which served as financial advisor to the special committee, has delivered a written opinion, dated April 24, 2001, to the special committee that, as of the date of the opinion and subject to the matters set forth in the opinion, the $46.00 per share cash consideration to be received by Springs shareholders whose shares are being converted into cash in the recapitalization is fair from a financial point of view to such shareholders. A copy of UBS Warburg's opinion, which includes a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken, by UBS Warburg, is attached to this document as Appendix B.

TERMS OF THE RECAPITALIZATION AGREEMENT (SEE PAGES 47 TO 54)

The   recapitalization   agreement  is  the  legal  document  that  governs  the
recapitalization. We have attached the recapitalization agreement as Appendix A to this document, and we encourage you to read it carefully.

CONDITIONS TO THE RECAPITALIZATION. The completion of the recapitalization depends on a number of conditions being met. In addition to customary conditions relating to our compliance with the recapitalization agreement, these conditions include the following:

      - approval of the recapitalization agreement by the holders of two-thirds of the outstanding shares of Springs common stock and by a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote;

      - approval of the amendment to the articles of incorporation by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes;

      - absence of any law or regulation or any judgment, injunction, order or decree of any governmental authority prohibiting or restricting completion of the recapitalization; and

      - financing contemplated by the commitment letter, dated as of April 24, 2001, provided by The Chase Manhattan Bank and JP Morgan having been provided on substantially the terms and conditions identified in such letter or on such other terms and conditions, or involving such other financing sources, as are acceptable to Heartland Springs and are not materially more onerous.

TERMINATION OF THE RECAPITALIZATION AGREEMENT. Springs and Heartland Springs can agree at any time to terminate the recapitalization agreement without completing the recapitalization, even if Springs shareholders have approved it. Also, either Springs or Heartland Springs can terminate the recapitalization agreement, without the consent of the other, in various circumstances, including the following:

      - if the recapitalization has not been completed by October 24, 2001, unless the party seeking to terminate has caused the failure of completion by breaching any provision of the recapitalization agreement;

      - if there is any law or regulation that makes completion of the recapitalization illegal or otherwise prohibited, or any judgment, injunction, order or decree of any governmental authority having competent jurisdiction enjoining Springs or Heartland Springs from completing the recapitalization is entered and such judgment, injunction, order or decree has become final and nonappealable;

      -  if the  recapitalization   agreement and the amendment to the articles
         of incorporation have not been approved by Springs shareholders; and

      - if there has been a material breach of or failure to perform any representation, warranty, covenant or agreement on the part of the other party that would cause the conditions to the recapitalization not to be satisfied and incapable of being satisfied by October 24, 2001.

In addition, Heartland Springs may, without the consent of Springs, terminate the recapitalization agreement if the special committee has withdrawn or modified in a manner adverse to Heartland Springs its recommendation to the Springs board of directors or if the Springs board has withdrawn or modified in a manner adverse to Heartland Springs its recommendation to Springs shareholders to approve the recapitalization agreement and the amendment to the articles of incorporation.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Springs may, without the consent of Heartland Springs, terminate the recapitalization agreement if it has received an acquisition proposal that the Springs board of directors or the special committee determines is more favorable to Springs shareholders (even if the consideration to be received may have less value) and the Springs board or the special committee determines in good faith, after consultation with outside legal counsel, that adopting or recommending such offer is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law.

ACCOUNTING TREATMENT (SEE PAGE 39)

We expect that the merger will be treated as a "recapitalization" for accounting purposes.

FINANCING OF THE RECAPITALIZATION (SEE PAGES 45 TO 46)

It is expected that completion of the  recapitalization  (including  refinancing
the  existing   credit   facility  of  Springs)  will  require  total  funds  of
approximately $1.25 billion, which will be obtained from the following sources:

      -  $225 million in new equity from Heartland Industrial Partners;

      - approximately $290 million in rollover or continuing equity from the Close family and Springs' management;

      - approximately $704 million in debt and receivables financing from The Chase Manhattan Bank under a $700 million committed senior credit facility and a $200 million committed receivables financing; and

      -  the balance in the form of retained debt.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION (SEE PAGES 39 TO 41)

The members of the Close family and certain key members of Springs' management have interests in the recapitalization as employees and/or directors of Springs, and/or as shareholders with a continuing equity interest in Springs, that are different from, or in addition to, yours as a Springs shareholder. When making the determination to adopt and recommend approval of the recapitalization agreement and the amendment to the articles of incorporation to the Springs board of directors, in the case of the special committee, and to the Springs shareholders, in the case of the Springs board, both the special committee and the Springs board were aware of and considered these interests of the Close family and Springs' management.

SHAREHOLDERS AGREEMENT (SEE PAGES 41 TO 43)

The Close family and Heartland Industrial Partners have entered into a shareholders agreement to govern certain of their rights, duties and obligations relating to the recapitalization and their ownership of Springs stock following the recapitalization. In addition, the shareholders agreement provides that until October 24, 2001, the Close family will vote in favor of the recapitalization, and any other matter that would facilitate completion of the recapitalization, and against any alternative transaction.

REGULATORY APPROVALS (SEE PAGE 58)

In order to complete the recapitalization, Springs and Heartland Springs are required to make certain filings with and receive clearance from the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under federal antitrust laws. Filings will also be required under Canadian antitrust law. Although not currently anticipated, there may be other regulatory filings required in other foreign jurisdictions.

SHAREHOLDERS LITIGATION CHALLENGING THE RECAPITALIZATION (SEE PAGES 43 TO 44)

Springs, Springs' directors and Heartland Industrial Partners are named as defendants in several purported class actions brought on behalf of an alleged class consisting of shareholders of Springs other than the defendants and their affiliates. The plaintiffs in these actions allege that the defendants have breached their duties to Springs shareholders in connection with the proposed recapitalization, and that the $44.00 per share price initially proposed by the Close family and Heartland Industrial Partners was inadequate and unfair.

On April 24, 2001, the parties to the cases described above entered into a memorandum of understanding in which the plaintiffs have agreed to settle the lawsuits and dismiss the claims with prejudice, subject to court approval and certain other contingencies.
--------------------------------------------------------------------------------

                       WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have more questions about the recapitalization or would like additional copies of this document, you should contact our solicitation agent:

                    Georgeson Shareholder Communications Inc.
                                 17 State Street
                            New York, New York 10004
                        Telephone Number: (212) 440-9800


      If you would like to request documents,  please do so by           ,  2001
to receive them prior to the annual meeting.

                               THE ANNUAL MEETING

TIME AND PLACE

      The solicitation of the enclosed proxy is made by the board of directors of Springs for use at the annual meeting of shareholders of Springs to be held
on           , 2001, at           ,  local time, at                     ,  South
Carolina, and at any adjournment thereof. You should read this document carefully before voting your shares.

PURPOSE

      At the annual meeting, the shareholders of Springs will be asked to consider and vote upon the following matters:

      - A proposal to approve the recapitalization agreement, dated as of April 24, 2001, between Springs and Heartland Springs, pursuant to which
         Heartland Springs will be merged with and into Springs and each outstanding share of Springs common stock, other than shares held by the Close family, by the Heartland Investors, by each management
         shareholder   who   elects   prior  to  the   effective   time  of  the
         recapitalization not to have shares converted into cash and by dissenting shareholders, will be converted into the right to receive $46.00 in cash.

      - A proposal to amend Springs' articles of incorporation to exempt Springs from the restrictions on business combinations contained in the South Carolina Code.

      - A proposal to elect a board of eleven directors who will continue to serve as directors so long as Springs remains a public company.

      - A resolution ratifying the appointment of Deloitte & Touche LLP as independent public accountants for Springs and its subsidiaries for fiscal year 2001.

      - Such other matters as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

RECORD DATE; OUTSTANDING VOTING SECURITIES

      The close of  business  on            ,  2001 has been fixed as the record
date for determining the holders of Springs common stock entitled to vote at the
2001 annual  meeting.  On the record date,              shares of class A common
stock and            shares of class B common stock were outstanding. Each share of class A common stock is entitled to one vote on any matter that may properly come before the annual meeting. Each share of class B common stock is entitled to one vote on the proposal to approve the recapitalization agreement and four votes on any other matter that may properly come before the annual meeting.

CUMULATIVE VOTING FOR DIRECTORS

      The election of Springs directors is conducted by cumulative voting whereby each shareholder is entitled to cast the number of votes equal to (1) the number of votes to which his shares are entitled multiplied by (2) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

VOTE REQUIRED

      QUORUM. Under South Carolina law and Springs' bylaws, a quorum is required to conduct business at the annual meeting. A quorum is the presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Abstentions, votes withheld from director nominees, and broker non-votes are counted as present for purposes of determining a quorum.

      VOTE REQUIRED. The recapitalization agreement must be approved by holders of two-thirds of the outstanding shares of Springs common stock and a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote. The amendment to the articles of incorporation must be approved by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes. The members of the Close family have agreed to vote their Springs shares in favor of the recapitalization agreement and the amendment to the articles of incorporation and have enough votes as a group to assure the approval of the amendment to the articles of incorporation.

      The eleven nominees for directors receiving the highest number of votes will be elected as directors and will continue to serve as directors so long as Springs remains a public company. For the appointment of Deloitte & Touche as independent public accountants to be ratified, the votes cast in favor of ratification must exceed the votes cast opposing the ratification. If you fail to vote by proxy or in person, fail to instruct your broker how to vote or abstain, it will have the same effect as a vote against the recapitalization agreement and the amendment to the articles of incorporation.

VOTING BY PROXY

      VOTING. To vote, just indicate on the enclosed proxy card how you want to vote, and then date, sign and mail it in the enclosed envelope. Please vote as soon as possible to ensure that your shares are represented at the annual shareholders meeting. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

      If you direct that a proxy be voted in a specific manner or specify a choice with respect to a voting matter, your shares will be voted accordingly. If no such specifications are made, your shares represented by each proxy will be voted FOR the recapitalization agreement, FOR the amendment to the articles of incorporation, FOR the nominees for directors and FOR ratification of the appointment of Deloitte & Touche. If any other matters or business should properly come before the annual meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment.

      If you hold your Springs shares through a broker, your broker will vote your shares with respect to the recapitalization agreement and the amendment to the articles of incorporation only if you provide instructions to your broker on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the recapitalization agreement and the amendment to the articles of incorporation.

      REVOKING YOUR PROXY. You can change your vote at any time before we vote your proxy at the annual meeting in any of three ways. First, you can send a written notice to the Secretary of Springs at the address below stating that you would like to revoke your proxy. Second, you can complete a new, later-dated proxy card and send it to the Secretary of Springs, and the new proxy card will automatically replace any earlier proxy card you returned. Third, you can attend the annual meeting and vote in person. You should send any written notice or new proxy card to the Secretary of Springs at the following address: Springs Industries, Inc., 205 North White Street, Fort Mill, South Carolina 29715,
Attention: Corporate Secretary. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

PROXY SOLICITATION

      Solicitation of proxies other than by mail may be made by telephone, telegraph or personal interview by officers and employees of Springs who will not be additionally compensated. Springs has engaged Georgeson Shareholder Communications Inc. to make arrangements with brokers, nominees, fiduciaries and other custodians for distribution of proxy materials to their principals and to solicit return of proxies from these institutions. Springs will reimburse these institutions for their expenses in accordance with the rules of the New York
Stock Exchange and will pay Georgeson a fee of $           plus reimbursement of
reasonable expenses for its services. The cost of soliciting proxies for the annual meeting will be borne by Springs.

OTHER BUSINESS

      The Springs board of directors is not aware of any other matters or business to be presented to the annual meeting of shareholders.

               INFORMATION ABOUT THE RECAPITALIZATION PARTICIPANTS

SPRINGS INDUSTRIES, INC.

205 North White Street
Fort Mill, South Carolina 29715
(803) 546-1500

      Founded in 1887 with headquarters in Fort Mill, South Carolina, Springs Industries, Inc. supplies leading retailers with a complete line of branded, high quality coordinated home furnishings. Springs also produces and markets bed and bath products for institutional and hospitality customers, home sewing fabrics, and baby bedding and apparel products. Springs' bedding products include branded and private label sheets and pillowcases, comforters and comforter accessories, bedspreads, bed skirts, quilts, duvet covers, pillow shams, decorative and bed pillows and mattress pads. Bath products include towels, bath and accent rugs, shower curtains, ceramic and other bath accessories. Window products include drapery hardware, vertical and horizontal blinds in a range of widths and materials, motorized blinds, pleated and cellular shades, and soft window treatments such as drapes, valances and balloon shades. Through licensing agreements, Springs has licensed to third parties certain of its brand names for use on kitchen and table linen items, decorative napkin rings, flannel and knit sheets, toilet seat covers, blankets and throws, and fabric-covered lampshades.

      Springs' major brands are Wamsutta(R), Springmaid(R), Performance(TM), Regal(R), Graber(R), Bali(R), Nanik(R), Dundee(R), FashionPleat(R), CrystalPleat(R), Maestro(TM), Wabasso(R) and Texmade(R). Some of Springs' major licensed brands are Harry Potter(R), Liz At Home(R), John Deere(R) and Pokemon(R).

      Springs' home furnishings products are sold primarily through its own sales force to retailers. Springs' retail customers include department stores, specialty stores, national chains, mass merchandisers, home improvement stores and catalog operations. Springs also sells bed and bath products through distributors to institutional customers and directly to consumers through approximately 60 company-owned outlet stores, and decorative window products directly to large-scale contractors and to distributor/fabricators. Springs operates facilities in 13 U.S. states and owns marketing and distribution subsidiaries in Canada and Mexico.

      During the last five years, Springs has not been convicted in a criminal proceeding nor been a party to a civil proceeding (except for matters that were dismissed without sanction or settlement) of a judicial or administrative body of competent jurisdiction in which as a result of such proceeding, Springs was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation with respect to such laws.

HEARTLAND

55 Railroad Avenue, 1st Floor
Greenwich, Connecticut 06830
(203) 861-2622

      Heartland Springs Investment Company is a South Carolina corporation organized at the direction of Heartland Industrial Partners, its sole shareholder, for the purpose of facilitating the recapitalization. Immediately prior to the effective time of the recapitalization, the Heartland Investors will invest in Heartland Springs for purposes of consummating the recapitalization. After the Heartland Investors' investments in Heartland Springs, Heartland Industrial Partners will continue to control Heartland Springs.

      Heartland Springs is a non-substantive transitory merger vehicle which will be merged out of existence at the effective time of the recapitalization. Heartland Springs was formed solely to facilitate the recapitalization and has not engaged in any activities other than those relating to the recapitalization agreement and the transactions contemplated by the recapitalization agreement. Accordingly, it does not have and is not expected to have business activities, assets or liabilities, other than those arising under the recapitalization agreement.

      Each of David A. Stockman, Daniel P. Tredwell and W. Gerald McConnell is a director and an executive officer of Heartland Springs. Set forth below is each individual's present principal occupation and employment and a brief description of his principal occupation and business experience.

      DAVID A.  STOCKMAN.  Mr.  Stockman is  a Senior  Managing   Director  and
the founder of Heartland Industrial Partners. Prior to founding Heartland Industrial Partners, Mr. Stockman was a Senior Managing Director of The Blackstone Group L.P., a private investment bank, 345 Park Avenue, New York, New York 10154, and had been with Blackstone since 1988. Mr. Stockman is a director of Collins & Aikman Corporation and Metaldyne Corporation.

      DANIEL P. TREDWELL. Mr. Tredwell is a Senior Managing Director and one of the founders of Heartland Industrial Partners. Mr. Tredwell has more than a decade of leveraged financing experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc., an investment bank, 270 Park Avenue, New York, New York 10017, and had been with Chase Securities since 1985. Mr. Tredwell is a director of Collins & Aikman Corporation and Metaldyne Corporation.

      W. GERALD MCCONNELL. Mr. McConnell is a Senior Managing Director of Heartland Industrial Partners. Prior to joining Heartland Industrial Partners in 2000, Mr. McConnell was a managing director at Deutsche Bank Alex. Brown (formerly Bankers Trust Co.), an investment bank, 130 Liberty Street, New York, New York 10006, from 1997 until 1999. From 1991 until 1999, Mr. McConnell specialized in leveraged finance and financial sponsor coverage at Deutsche Bank Alex. Brown.

      Heartland Industrial Partners, L.P. is a Delaware limited partnership established in 1999. The general partner of Heartland Industrial Partners is Heartland Industrial Associates L.L.C. The management, operation and policy of Heartland Industrial Partners is vested exclusively in Heartland Industrial Associates L.L.C., as general partner. Heartland Industrial Partners is a private equity fund established to "invest in, build and grow" industrial companies in sectors with attractive consolidation opportunities. The firm has equity commitments of approximately $1.2 billion and intends to increase its commitments to $2 billion. It presently has controlling interests in Collins & Aikman Corporation and Metaldyne Corporation.

      Heartland Industrial Associates L.L.C. is a Delaware limited liability company. Heartland Industrial Associates was formed in December 1999 to serve as the general partner of Heartland Industrial Partners and to focus, through its affiliates, on investments in industrial companies. Mr. Stockman is the Managing Member of Heartland Industrial Associates.

      None of Heartland Springs, Heartland Industrial Partners, Heartland Industrial Associates or Messrs. Stockman, Tredwell or McConnell beneficially owns any securities of Springs or has engaged in any transaction involving any securities of Springs, other than as contemplated by the recapitalization agreement. Springs shares held by the Close family not exceeding $50 million in value may be sold by members of the Close family to Heartland Industrial Partners prior to the effective time of the recapitalization. During the last five years, none of Heartland Springs, Heartland Industrial Partners, Heartland Industrial Associates or Messrs. Stockman, Tredwell or McConnell has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor been a party to a civil proceeding (except for matters that were dismissed without sanction or settlement) of a judicial or administrative body of competent jurisdiction in which as a result of such proceeding, such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation with respect to such laws. Messrs. Stockman, Tredwell and McConnell are citizens of the United States.

THE CLOSE FAMILY

      The Close family is participating in the recapitalization and will be treated differently from all other Springs shareholders. The members of the Close family consist of (1) certain descendants of Leroy Springs, the Springs' founder, including Crandall C. Bowles, chairman and chief executive officer of Springs, Leroy S. Close, a director of Springs, and Derick S. Close, president-Creative Products Group of Springs; (2) certain trusts for the benefit of these Close family members; and (3) two privately owned companies controlled by these members and trusts. The Close family owns an aggregate of 171,488 shares of Springs class A common stock and 7,149,291 shares of Springs class B common stock, representing approximately 1.6% of the shares of Springs class A common stock, approximately 99.9% of the shares of Springs class B common stock and approximately 41% of all Springs common stock, outstanding as of March 22, 2001. At one vote per share for Springs class A stock and four votes per share for Springs class B common stock, the Close family holds approximately 73% of the normal voting power in Springs. In voting to approve the recapitalization agreement, with each share of class A and class B common stock entitled to only one vote, the Close family holds approximately 41% of the voting power. The Springs shares held by the Close family will not be converted in the recapitalization. Following the recapitalization, approximately 55% of Springs common stock will be owned by the Close family.

      Mrs. Bowles has served as Springs' chief executive officer since January 1998 and will continue in this position with the surviving corporation. Mrs. Bowles has served as chairman of the board of Springs since April 1998. From January 1997 to January 1998, Mrs. Bowles served as president and chief operating officer of Springs. From April 1992 to January 1997, she served as executive vice president of Springs. Mrs. Bowles has been a director of Springs since 1978 and will continue in this position with the surviving corporation. She is also a director of Deere & Company.

      Mr. Leroy S. Close has served as a director of Springs since 1991 and will continue in this position with the surviving corporation. Mr. Leroy S. Close has served as the chairman of Sandlapper Fabrics, Inc., a printer and converter of textile fabrics, since January 2001, when the position of chairman was first created, and served as president and chief executive officer of Sandlapper Fabrics from 1986 until January 2001. Mr. Leroy S. Close was a vice president of Springs' former apparel fabrics division from 1983 to 1986. Mr. Leroy S. Close is a brother of Mrs. Bowles and Mr. Derick S. Close.

      During the last five years, none of Mrs. Bowles, Mr. Leroy S. Close or Mr. Derick S. Close has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor been a party to a civil proceeding (except for matters that were dismissed without sanction or settlement) of a judicial or administrative body of competent jurisdiction in which as a result of such proceeding, such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation with respect to such laws. Mrs. Bowles, Mr. Leroy S. Close and Mr. Derick S. Close are citizens of the United States.

                                 SPECIAL FACTORS

STRUCTURE OF THE RECAPITALIZATION

      The recapitalization involves the merger of Heartland Springs with and into Springs, with Springs surviving the merger and continuing its businesses. This recapitalization will have several important effects, including:

      - The current shareholders of Springs, other than the Close family, the Heartland Investors, management shareholders who elect prior to the effective time of the recapitalization not to have shares converted into cash and dissenting shareholders, will receive $46.00 per share in cash for their Springs shares and will no longer have any financial interest in and will not be shareholders of Springs.

      - Each share of Heartland Springs common stock will be converted into one share of Springs class A common stock.

      - The shares of Springs common stock held by the Close family, by the Heartland Investors and by each management shareholder who elects prior to the effective time of the recapitalization not to have shares converted into cash, will not be affected by the recapitalization and will remain outstanding.

      - All holders of options with an exercise price per share of class common stock below $46.00 will be given an opportunity to choose (1) a cash-out election, in which each such option will be converted at the effective time of the recapitalization to cash equal to the excess of $46.00 over the exercise price, (2) a rollover election, in which each such option (along with each option with an exercise price per share of class A common stock above $46.00) will be retained or (3) a combination of the foregoing.

      - The Close family intends to sell up to $50 million in value of its Springs shares, representing approximately 15% of the Close family's holdings, prior to the recapitalization. Immediately after the recapitalization, approximately 45% of Springs common stock will be owned by the Heartland Investors and approximately 55% of Springs common stock will be owned by the Close family.

      - Shares of Springs class A common stock will no longer be listed on the New York Stock Exchange and price quotations with respect to sales of shares of Springs class A common stock in the public market will no longer be available. The registration of the Springs shares under the Securities Exchange Act of 1934 will be terminated, and Springs will cease filing reports with the Securities and Exchange Commission.

      - After the recapitalization, it is expected that Springs will continue to be managed by its existing management team.

BACKGROUND OF THE RECAPITALIZATION

      Springs' board of directors and management review, on a continuing basis, Springs' strategic focus in light of conditions in the home furnishings industry and the long-term interests of Springs. The Springs board and management have explored various strategic alternatives, including transactions with potential partners, to enhance growth and attain a more competitive position in the face of low-cost imported products and the trend toward industry consolidation.

      On July 13, 2000, the Springs board, at a regularly scheduled meeting, held a general discussion regarding various strategic alternatives for Springs, including remaining an independent company, effecting a business combination with another company and pursuing other transactions. The Springs board directed management to explore the strategic alternatives available to Springs. Soon thereafter, Springs retained Robert P. Lee of Credit Research & Trading LLC, an investment bank, to assist in reviewing a broad range of strategic alternatives.

      On August 9, 2000, representatives of Heartland Industrial Partners, including David Stockman, met with members of Springs' management and expressed an interest in a possible transaction between Springs and Heartland Industrial Partners. In connection with this expression of interest, Heartland Industrial Partners made a presentation to members of Springs' management regarding Heartland Industrial Partners and the types of transactions which it targets.

      On August 17, 2000, Springs and Heartland Industrial Partners entered into a confidentiality and standstill agreement to facilitate Springs' ability to make available to Heartland Industrial Partners information regarding Springs and to encourage further discussions regarding a possible transaction between the parties.

      On September 6, 2000, members of Springs' management and representatives of Heartland Industrial Partners held further discussions at Springs' corporate headquarters in South Carolina. At this meeting, Springs' management provided information to Heartland Industrial Partners regarding Springs.

      On September 20, 2000, members of Springs' management and representatives of Heartland Industrial Partners met at Heartland Industrial Partners' corporate headquarters in Connecticut to hold further discussions regarding Springs and the home furnishings industry in general. At this meeting, the parties outlined a process for Heartland Industrial Partners to conduct a due diligence review of Springs.

      On October 5-6, 2000, the Springs board met for a two-day retreat. At this meeting, Mr. Lee reviewed with the board strategic alternatives for a potential transaction involving Springs, including a possible transaction with Heartland Industrial Partners. The Springs board authorized management and Mr. Lee to continue contacting and pursuing potential partners regarding the possibility of a transaction involving Springs.

      On October 23, 2000, members of Springs' management met again with representatives of Heartland Industrial Partners at Heartland Industrial Partners' headquarters. The parties held further discussions regarding Springs' various businesses and Heartland Industrial Partners' due diligence on Springs.

      Between November 6 and December 8, 2000, Springs' management conducted five due diligence sessions for Heartland Industrial Partners.

      Between November 1, 2000, and January 21, 2001, Springs' management and representatives of Credit Research & Trading also held discussions with five potential partners other than Heartland Industrial Partners. Springs entered into confidentiality and standstill agreements with each of these five potential partners.

      On November 3, 2000, representatives of Credit Research & Trading met with two of these potential partners. On November 21, 2000, Springs' management and representatives of Credit Research & Trading held further discussions with these two parties regarding a possible transaction. These two parties ultimately declined to pursue an investment in Springs.

     On November 16, 2000, representatives of Credit Research & Trading met with another one of the five other potential partners. This party declined to pursue an investment in Springs, and no subsequent discussions were held.

      On December 12, 2000, representatives of Credit Research & Trading met with another one of the five other potential partners. On December 21, 2000, Springs' management and representatives of Credit Research & Trading held subsequent discussions with this party. This party declined to pursue an investment in Springs.

      On December 15, 2000, Springs' board met for its regularly scheduled meeting. At this meeting, Springs' chairman and chief executive officer, Crandall C. Bowles, and Mr. Lee updated the board as to the status of discussions regarding strategic alternatives with various potential partners, including Heartland Industrial Partners.

      Beginning in January 2001, Credit Research & Trading advised the Close family on the Close family's possible involvement in a potential transaction with Springs, including the possibility of partnering with Heartland Industrial Partners.

      On January 9, 2001, Springs' management held discussions with another one of the five other potential partners regarding a possible transaction. Springs' management conducted further due diligence with this party between January 9 and January 21, 2001. Ultimately, discussions with this party were terminated when it expressed interest in Springs at a lower valuation than that expressed by Heartland Industrial Partners and only if significantly greater financial leverage than that favored by Heartland Industrial Partners were employed to enhance its expected returns.

      On  February   8,  2001,   members  of   Springs'   management   met  with
representatives of Heartland Industrial Partners at Heartland Industrial Partners' headquarters to discuss further financial details regarding a potential transaction.

      On February 14, 2001, members of Springs' management met with representatives of The Chase Manhattan Bank and JP Morgan and representatives of Heartland Industrial Partners to discuss the debt financing of a potential transaction.

      On February 15, 2001, the Close family held a family meeting to discuss the possibility of submitting a proposal with Heartland Industrial Partners to acquire all of the outstanding shares of common stock of Springs not owned by the members of the Close family. At the meeting, Mr. Stockman made a presentation on behalf of Heartland Industrial Partners and Mr. Lee responded to questions posed by members of the Close family.

      On February 19, 2001, the Close family authorized the joint proposal with Heartland Industrial Partners. Thereafter, the Close family and Heartland Industrial Partners entered into a participation agreement in connection with the submission of the joint proposal to the Springs board.

      On February 20, 2001, the Close family and Heartland Industrial Partners submitted a written proposal to the Springs board to acquire all of the outstanding shares of common stock of Springs not owned by the members of the Close family for $44.00 per share in cash. The proposal of the Close family and Heartland Industrial Partners was contained in a letter to the Springs board, the text of which is set forth below.

                                                      February 20, 2001


Board of Directors
Springs Industries, Inc.
205 North White Street
Fort Mill, South Carolina 29715


Ladies and Gentlemen:

      Members  of  the  Close  family  (the  "Family   Shareholders")   who  own
approximately 41% of the common stock of Springs Industries, Inc. (the "Company") and Heartland Industrial Partners, L.P. ("Heartland") are pleased to submit a proposal to acquire all the outstanding common stock of the Company not owned by the Family Shareholders in a recapitalization for $44.00 per share in cash (the "Transaction").

      The  total  funds  necessary  to  consummate  the  Transaction  (including refinancing the Company's existing credit facility) are expected to be approximately $1,195 million. These funds would be provided by $225 million in new equity from Heartland Industrial Partners and committed debt financing from The Chase Manhattan Bank ("Chase"). Copies of the commitment letters received by Heartland from Chase are attached hereto as Exhibit A and a copy of the equity commitment letter of Heartland is attached hereto as Exhibit B.

      We anticipate that the Transaction would close within 90 days of signing a definitive recapitalization agreement. We will provide you and your legal and financial advisors shortly a draft recapitalization agreement and are prepared to expeditiously negotiate a definitive agreement. Obviously, neither the Company on the one hand nor Heartland and the Family Shareholders on the other will have any legal obligation relating to the Transaction until mutually satisfactory definitive agreements have been executed by all parties.

      The Family Shareholders have confirmed to and agreed with Heartland that they are not sellers of their equity in the Company, other than approximately one million shares which may be sold prior to the Transaction, and therefore would not support any alternative transaction.

     We welcome the opportunity to discuss with you all aspects of this proposal and are prepared to commence negotiations with respect to the Transaction immediately. If you have any questions regarding, or wish to discuss, this proposal, please contact for the Family Shareholders Crandall C. Bowles at (803) 547-3795 and for Heartland David Stockman or Dan Tredwell at (203) 861-2622.


                                    Sincerely,



                                    /s/ Crandall Bowles
                                    ------------------------------------
                                    Crandall C. Bowles
                                    On behalf of the Family Shareholders


                                    HEARTLAND INDUSTRIAL PARTNERS,
                                    L.P.

                                    By: HEARTLAND INDUSTRIAL
                                        ASSOCIATES, L.L.C.,
                                        its General Partner

                                    By: /s/ David A. Stockman
                                        ---------------------------------
                                        Name: David A. Stockman
                                        Title:   Senior Managing Director

      On February 20, 2001, Springs issued a press release confirming receipt of this letter and announcing that the Springs board would consider the proposal at its regularly scheduled meeting on February 22, 2001.

      On February 22, 2001, the Springs board met for its regularly scheduled meeting. After attending to the regular business of Springs, the Springs board discussed the going private proposal. The Springs board determined that in order to ensure that the interests of the pubic shareholders of Springs were appropriately represented, it would create a special committee of the disinterested directors of the board to consider the proposal. The Springs board decided that the special committee would consist of all nine members of the Springs board who were independent of the Close family and Heartland Industrial Partners, namely John F. Akers, John L. Clendenin, Charles W. Coker, William G. Kelley, John H. McCarthur, Aldo Papone, Robin Smith, Sherwood H. Smith, Jr., and Stewart Turley. Because of their participation in the proposed recapitalization, Mrs. Bowles and Mr. Close were not included on such committee. The Springs board mandate to the special committee was to consider, evaluate and negotiate the proposed recapitalization with the Close family and Heartland Industrial Partners on behalf of the public shareholders, and to make a recommendation to the Springs board as to whether to approve or reject the proposal as it might ultimately be revised. The Springs board also authorized the special committee to retain, at Springs' expense, independent financial and legal advisors.

      Following the February 22, 2001 Springs board meeting, the special committee held its initial meeting in which it selected Mr. Coker to be the chairman of the special committee and retained Sullivan & Cromwell as its independent legal counsel. Representatives of Sullivan & Cromwell reviewed the responsibilities and legal duties of the special committee. The special committee discussed the criteria that it would use to evaluate investment banking firms to advise it with respect to the proposed recapitalization and decided to interview several investment banks before retaining a financial advisor. After reviewing the relationship between Heartland Industrial Partners and a number of prominent investment banking firms, the special committee concluded, with the advice of Sullivan & Cromwell, that a number of those firms would have conflicts of interest if they were to act as financial advisor to the special committee. The special committee then met with two firms which were active in engagements of this type and for which interviews had been arranged for later in the day. Both interviews involved discussions with representatives of each investment bank regarding that firm's experience in transactions of this type, its expertise in the home furnishings and similar industries, the methodologies that the firm would use, if it were retained, to determine the value of Springs and the fees proposed to be charged. After reviewing written presentations and oral proposals from the two investment banks and full consideration, the special committee retained UBS Warburg LLC as its financial advisor in connection with its consideration of the Close family and Heartland Industrial Partners proposal. In addition, the special committee retained South Carolina legal counsel.

      On February 22, 2001, Springs issued a press release announcing that it had formed the special committee and that the special committee had retained financial and legal advisors.

      Between February 23, 2001 and March 19, 2001, eight purported class action lawsuits were filed against Springs and all of Springs' directors (including the members of the special committee), three of which were filed in the United States District Court for the District of South Carolina, four of which were filed in state courts in South Carolina, and one of which was filed in state court in New York. Heartland Industrial Partners was also named a defendant in three of these lawsuits. Each lawsuit alleged that the initial $44.00 offer by the Close family and Heartland Industrial Partners for Springs' publicly held shares of common stock was unfair, and that the members of the Springs board were not capable of negotiating a fair transaction with the Close family and Heartland Industrial Partners without breaching their fiduciary duties to Springs and the plaintiffs. For relief in the lawsuits the plaintiffs sought, among other things, an injunction against consummation of the proposed recapitalization, or, in the alternative, rescission or damages.

      On March 9, 2001, the special committee met by telephone conference with representatives of Sullivan & Cromwell and UBS Warburg. The purpose of the meeting was to discuss with the special committee's financial and legal advisors a possible negotiation strategy and with its legal advisors its legal duties. Representatives of Sullivan & Cromwell reviewed the status of the litigation and the responsibilities and legal duties of the special committee. UBS Warburg reported that it had begun its financial due diligence investigation of Springs and the financing arrangements of the Close family and Heartland Industrial Partners for the proposed recapitalization for the purpose of developing its valuation analysis for the special committee. UBS Warburg reported that senior management of Springs had made themselves readily available for discussions with representatives of UBS Warburg regarding all aspects of Springs' business and financial condition and that Springs was promptly satisfying UBS Warburg's requests for business reports, plans and projections, accounting information and other relevant documents of Springs. UBS Warburg discussed with the special committee its schedule and plan for its continuing financial due diligence and reported that it expected to provide its preliminary views on valuation to the special committee at the special committee meeting scheduled for March 19, 2001. The special committee agreed that it would not be in a position to pursue a particular strategy until UBS Warburg made its presentation on March 19, 2001 and directed UBS Warburg to continue its research and analysis of Springs.

      During the period of March 9 through March 19, 2001, representatives of UBS Warburg continued their financial due diligence of Springs and had further discussions with senior managers of Springs. UBS Warburg also reviewed the financing commitments obtained by the Close family and Heartland Industrial Partners and had discussions with several partners and other representatives of Heartland Industrial Partners.

      On March 19, 2001, the special committee met in person and by telephone conference with representatives of Sullivan & Cromwell and UBS Warburg. The purpose of the meeting was to review the preliminary views of UBS Warburg regarding valuation and to discuss possible negotiation strategy with the special committee's financial and legal advisors. Representatives of UBS Warburg presented an overview of the proposed recapitalization, including the structure and proposed debt and equity financing by the Close family and Heartland
Industrial Partners, a financial overview of Springs, and UBS Warburg's preliminary valuation analyses. UBS Warburg explained that its preliminary valuation analyses were based upon projections provided to UBS Warburg by the management of Springs. Springs' management had provided UBS Warburg with two sets of projections - Scenario 1 (Lower Risk) and Scenario 2 (Higher Risk). (See "Certain Financial Projections" on pages 24 to 25 below.) Scenario 2 had been presented to the Springs board on February 22, 2001, but there had been insufficient time at that meeting for a full discussion of the assumptions underlying those projections. Representatives of UBS Warburg reviewed both sets of projections with the special committee and both the special committee and its financial advisors pointed out that the two sets of projections produced quite disparate valuations of Springs. The special committee discussed the broad range of valuations based upon the two sets of projections and determined that before it could establish a view on valuation and a negotiating strategy, and authorize its financial advisor to open negotiations on its behalf with the Close family and Heartland Industrial Partners and their representatives with respect to valuation, it ought to meet with the management of Springs regarding its business plan and projections for the next five years and the assumptions underlying them.

     At the March 19, 2001 meeting, representatives of Sullivan & Cromwell also discussed the structure of the recapitalization as proposed by the buyout group in the draft recapitalization agreement provided to the special committee. The special committee's legal counsel summarized the draft recapitalization agreement for the special committee and highlighted what it believed to be the primary outstanding issues. Sullivan & Cromwell noted that the draft recapitalization agreement did not provide for any break-up fee to be paid to the Close family or Heartland Industrial Partners in the event an agreement was signed but the recapitalization was not consummated, which was a positive element in their proposal from the point of view of the public shareholders. The special committee discussed the issues raised by its legal counsel and authorized its legal counsel to open negotiations, on behalf of the special committee, with the Close family and Heartland Industrial Partners' counsel with respect to the draft recapitalization agreement.

      On  March  23,   2001,   two   members  of  the  special   committee   and
representatives of Sullivan & Cromwell and UBS Warburg met in person with members of the senior management of Springs, including Mrs. Bowles and Jeffrey Atkins, Chief Financial Officer of Springs, to discuss management's business plan and financial projections for the next five years. All of the other members of the special committee participated by telephone conference. Mrs. Bowles and Mr. Atkins discussed their expectations for the various areas of Springs' business and what management believed was necessary to achieve the goals provided for in its projections. Mr. Atkins highlighted the differences between the two sets of projections that Springs provided to UBS Warburg. The special committee engaged in a question and answer session with members of management regarding the business plan and projections. Following such discussion and outside the presence of the management of Springs, the special committee discussed the projections and the preliminary valuation analyses presented by UBS Warburg at the March 19, 2001 meeting of the special committee. Several members of the special committee pointed out that based upon their meeting with members of Springs' senior management that morning, in which the members of senior management expressed their view that the projections set forth in Scenario 2 were less likely to be achieved that those in Scenario 1, and based upon the fact that Springs' historical financial results of operations and general economic and industry trends were much more consistent with the assumptions underlying Scenario 1 than Scenario 2, the projections contained in Scenario 1 were more appropriate projections for analyzing the value of Springs than the Scenario 2 projections. The special committee as a whole agreed and UBS Warburg concurred in this assessment.

      The special committee then discussed the valuation analyses prepared by UBS Warburg using the Scenario 1 projections. The special committee believed that a potential recapitalization with the Close family and Heartland Industrial Partners might potentially be in the best interests of the public shareholders of Springs, however, at a price higher than $44.00 per share. The special committee then concluded that a higher price per share should be sought from the Close family and Heartland Industrial Partners and authorized its financial advisors to open negotiations, on behalf of the special committee, with the Close family, Heartland Industrial Partners and their advisors.

      On March 29, 2001, representatives of UBS Warburg met with representatives of Credit Research & Trading, the financial advisor to the buyout group, to report the special committee's position. The special committee's financial advisor informed the representatives of Credit Research & Trading that a price of $44.00 per share was not acceptable to the special committee, but a price around $50.00 would be.

      Representatives of UBS Warburg and Credit Research & Trading met again on April 2, 2001 to continue negotiations on price. At such meeting, they reviewed several valuation analyses and discussed the special committee's views on the valuation of Springs. On April 4, 2001, representatives of Credit Research & Trading stated that the Close family and Heartland Industrial Partners would be prepared to increase their offer to $45.00 per share.

      On April 2, 2001, Springs notified the New York Stock Exchange that it was postponing its annual meeting of shareholders.

      On April 5, 2001, the special committee met by telephone conference with its financial and legal advisors to discuss the status of the ongoing negotiations with the Close family and Heartland Industrial Partners. Representatives of UBS Warburg informed the special committee that they had met with representatives of Credit Research & Trading and that the buyout group had indicated its willingness to increase its offer to $45.00 per share. The special committee's financial advisor also reviewed the current trading markets for the shares of Springs and its
                                      -22-
most comparable competitors. The members of the special committee discussed further their respective views on the appropriate per share price for a recapitalization involving Springs. The special committee remained of the opinion that a price of $45.00 per share did not adequately value Springs. The special committee directed UBS Warburg to continue to negotiate a higher price with the buyout group and its advisors.

      On April 6, 2001, representatives of UBS Warburg met with representatives of Credit Research & Trading to discuss the special committee's belief that the buyout group had yet to value Springs adequately. After continued discussion of valuation methods and analyses, and after additional consultation with the Close family and Heartland Industrial Partners, representatives of Credit Research & Trading indicated that the Close family and Heartland Industrial Partners would be prepared to raise their offer to $45.50 per share.

      The special committee then met by telephone conference again with its financial and legal advisors on April 9, 2001 to discuss the $45.50 per share offer. Although the special committee was encouraged that the Close family and Heartland Industrial Partners were moving closer to the price range that the special committee believed would be fair to Springs' public shareholders, it still believed that they should seek a higher price. The special committee then unanimously agreed to instruct its financial advisor to engage in another round of negotiations with the buyout group regarding price.

      Later on April 9, 2001, representatives of UBS Warburg relayed the special committee's position regarding the $45.50 per share offer to representatives of Credit Research & Trading. Representatives of Credit Research & Trading then discussed the special committee's position with the Close family and Heartland Industrial Partners, and UBS Warburg and Credit Research & Trading discussed further the parties' respective views on the appropriate per share price for a recapitalization. During these discussions, representatives of UBS Warburg, on behalf of the special committee, negotiated a higher offer of $46.00 per share which Credit Research & Trading stated would be the buyout group's best and final offer.

      On April 10, 2001, subsequent to these discussions, the special committee met by telephone conference to discuss the offer of $46.00 per share. Two members of the special committee were not present at this meeting. Representatives of Sullivan & Cromwell reviewed the special committee's legal duties, legal issues in connection with the draft recapitalization agreement and the status of the shareholder litigation related to the buyout group's proposal. Each member of the special committee present expressed his belief that $46.00 per share would be fair to Springs' public shareholders. The members of the special committee present, constituting a quorum for the conduct of business, unanimously:

      - determined that the proposed recapitalization at $46.00 per share was advisable, fair to and in the best interests of the holders of Springs common stock whose shares are being converted into cash in the recapitalization; and

      - recommended that the Springs board adopt a definitive recapitalization agreement substantially in its current form reflecting the proposed recapitalization at a price of $46.00 per share and recommend approval of the recapitalization agreement by Springs shareholders, subject in each case to the plaintiffs in the shareholder litigation agreeing to settle that litigation based upon the $46.00 per share price.

      Between April 10 and 24, 2001, the special committee, representatives of Sullivan & Cromwell, the Close family, representatives of Wachtell, Lipton, Rosen & Katz, special counsel to the Close family, Heartland Industrial Partners, and representatives of Cahill Gordon & Reindel, special counsel to Heartland Industrial Partners and Heartland Springs, negotiated the remaining open terms of the draft recapitalization agreement and the related shareholder agreement between the Close family and Heartland Industrial Partners, to which Springs was made a third-party beneficiary with respect to certain provisions.

      On April 24, 2001, the parties to the shareholder litigation agreed in principle on a settlement of the litigation, and executed a memorandum of understanding to reflect the terms of the settlement. The settlement is based on the increase of the offer price from $44.00 per share to $46.00 per share and the buyout group's agreement to condition the recapitalization on the recapitalization agreement being approved by a majority of the votes cast at the annual meeting not held by the Close family and certain participating members of management and Heartland Industrial Partners and its affiliates. The parties also agreed to enter into a formal settlement agreement, cooperate in public disclosures related to the settlement, and use their respective best efforts to gain approval of the settlement from the South Carolina state court. Without any admission of fault by any defendant, the memorandum of understanding provides for a dismissal of all claims with prejudice and a release in favor of all defendants of any and all claims that have been or could have been asserted by the plaintiffs or any members of the purported class of public shareholders of Springs. The settlement is subject to, among other things, completion of confirmatory discovery by the plaintiffs, execution of a settlement agreement, final approval of the settlement by the South Carolina court, and completion of the recapitalization.

      On  April  24,  2001 the  entire  Springs  board  (including  the  special committee), except for one member, met by telephone conference with representatives of UBS Warburg and Sullivan & Cromwell. Members of Springs senior management were present by invitation. Representatives of Sullivan & Cromwell reviewed the special committee's legal duties in connection with the recapitalization and informed the special committee that an agreement to settle the shareholder litigation related to the buyout group's proposal had been reached with plaintiffs' counsel. Sullivan & Cromwell also reviewed the final changes in the terms of the recapitalization agreement and representatives of UBS Warburg presented their financial analyses of the Close family's and Heartland Industrial Partners' $46.00 per share proposal.

      Representatives of UBS Warburg then delivered an oral opinion to the special committee (which was subsequently confirmed in a written opinion to the special committee) that as of April 24, 2001 and, on the basis of and subject to the matters discussed with the special committee, the $46.00 per share cash consideration to be received by the holders of Springs common stock whose shares are being converted into cash in the recapitalization was fair from a financial point of view to such holders.

      The Springs board then considered the proposed recapitalization. Having received the recommendation of the special committee, the Springs board determined that the proposed recapitalization was advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash in the recapitalization. The members of the Springs board present, with Mrs. Bowles and Mr. Close abstaining, constituting a quorum for the conduct of business, unanimously voted to adopt the recapitalization agreement and the amendment to Springs' articles of incorporation to exempt Springs from the restrictions on business combinations contained in the South Carolina Code and recommend that the Springs shareholders approve the recapitalization agreement and the amendment to the articles of incorporation.

      Later in the day on April 24, 2001, the recapitalization agreement was signed. On April 25, 2001, Springs and the Close family and Heartland Industrial Partners issued a joint press release announcing the execution of the recapitalization agreement.

CERTAIN FINANCIAL PROJECTIONS

      Springs does not as a matter of course make public projections as to its future performance or earnings. However, in connection with the discussions concerning the proposed recapitalization, Springs and its financial advisors furnished to Heartland Industrial Partners certain information which was not publicly available, including certain projected financial data for the fiscal years 2001 through 2005. These projections ("Scenario 2") included, among other things, forecasts of Springs' net sales, earnings before interests and taxes (referred to in this document as "EBIT") and capital spending, respectively (in millions): $2,322.7, $151.5 and $110.0 in 2001; $2,477.2, $180.4 and $123.0 in
2002; $2,637.7,  $223.9 and $114.0 in 2003; $2,766.3, $236.8 and $125.0 in 2004;
and $2,902.4, $250.1 and $110.0 in 2005. Springs also furnished to Heartland Industrial Partners an alternative set of projections indicating lower profitability based upon more conservative assumptions. These alternative projections ("Scenario 1") included, among other things, the following forecasts of Springs' net sales, EBIT and capital spending, respectively (in millions):
$2,264.8,  $138.6  and  $110.0 in 2001;  $2,320.7,  $145.3  and  $123.0 in 2002;
$2,388.0,  $155.6 and $114.0 in 2003;  $2,446.6,  $158.8 and $125.0 in 2004; and
$2,512.7, $165.1 and $110.0 in 2005.

      Heartland Industrial Partners and the Close family have informed Springs that they believe that, with Heartland Industrial Partners' participation in the governance of Springs following the recapitalization, the results described in Scenario 2 should be adopted as the primary projections and the basis for company budgets and management incentive compensation. Scenario 2 projections were also provided to ratings agencies in connection with the seeking of a rating on financing related to the recapitalization. Under the assumption that the recapitalization does not occur and Springs continues as a public company in essentially its current form, the special committee concluded, as described in greater detail below, that the projections set forth in Scenario 1 were more likely to be achieved than those set forth in Scenario 2.

      IMPORTANT INFORMATION ABOUT THE PROJECTIONS. The projections referred to above were not prepared with a view to public disclosure, and are included in this document only because such information was made available to Heartland Industrial Partners. The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, or generally accepted accounting principles. Neither the independent auditors of Springs, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections. The projections were not prepared with the approval of the Springs board of directors or the special committee. The projections are included in this document to give Springs' shareholders access to information that was not publicly available and that Springs provided to Heartland Industrial Partners.

      The projections are forward-looking statements that are subject to certain risks and uncertainties and should be read with caution. See "Cautionary Statement Concerning Forward-Looking Information" on page 4. The projections are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and recent developments. While presented with numeric specificity, the projections reflect numerous assumptions made by Springs' management with respect to industry performance, general business, economic, market and financial conditions and other matters, including assumed interest rates and effective tax rates consistent with historical levels for Springs, all of which are difficult to predict, many of which are beyond
Springs' control and none of which were subject to approval by Heartland Industrial Partners. In addition, the projections do not take into account any of the transactions contemplated by the recapitalization agreement. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections.

      For these reasons, the inclusion of the projections in this document should not be regarded as an indication that Springs, any recipient of the projections, or their respective affiliates or representatives, considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. None of such persons assumes any responsibility for the reasonableness, completeness, accuracy or reliability of such projections. No party nor any of their respective affiliates or representatives has made, or makes, any representation to any person regarding the information contained in the projections. Except to the extent required under the federal securities laws, Springs does not intend to make publicly available any update or other revisions to the projections to reflect circumstances existing after the date of the preparation of the projections or the occurrence of future events even in the event that any or all of the assumptions are shown to be in error.

SPECIAL COMMITTEE

      Because two of the directors of Springs are members of the Close family, the Springs board of directors appointed a special committee of the nine disinterested directors of the board to evaluate the proposed recapitalization. The members of the special committee are John F. Akers, John L. Clendenin, Charles W. Coker, William G. Kelley, John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr. and Stewart Turley.

      No member of the special committee is a member of the Close family or an employee of Springs, nor does any member of the special committee have interests in the recapitalization inconsistent with the interests of Springs shareholders generally. The Springs shares held by the members of the special committee will be cashed out in the same manner as those held by the Springs shareholders whose shares are being converted into cash, and the deferred stock credits held by members of the special committee will be deemed reinvested, as of the effective date of the recapitalization, in other investment vehicles under the Springs deferred compensation plan for outside directors at a rate of $46.00 per share. The members of the special committee will receive separate compensation for their services on the committee. In addition, members of the special committee will be entitled to certain indemnification rights and to directors' and officers' liability insurance that will be continued by Springs following the recapitalization as described below under "Interests of Certain Persons in the Recapitalization" for the current and former officers and directors of Springs. The Springs board and the special committee believe that the foregoing arrangements do not affect the special committee's independence or impartiality.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE SPRINGS BOARD; SPRINGS' PURPOSE AND REASONS FOR THE RECAPITALIZATION

     The special committee believes that the recapitalization agreement and the amendment to the articles of incorporation are advisable, fair to and in the best interests of the holders of Springs common stock whose shares are being converted into cash in the recapitalization. The special committee unanimously recommended that the Springs board of directors adopt the recapitalization agreement and the amendment to the articles of incorporation and that the Springs board recommend approval by Springs shareholders of the recapitalization agreement and the amendment to the articles of incorporation. In reaching these conclusions, the special committee considered the following positive factors:

     - the belief that the $46.00 per share cash consideration is attractive in light of Springs' historical and current financial performance, results of operations, prospects, business strategy, and competitive position in its industry, and in light of general economic, stock market, and industry conditions;

     - the special committee's belief, based on among other things, the detailed financial and valuation advice provided to the special committee by its financial advisors during the period from March 19 to April 24, 2001, that the $46.00 per share cash consideration:

          - represented an attractive multiple of historical revenue, earnings before interest, taxes, depreciation and amortization, free cash flow, and earnings before interest and taxes, and of historical and projected net income;

          - represented an attractive multiple of historical revenue, earnings before interest, taxes, depreciation and amortization, free cash flow, and earnings before interest and taxes, and of historical and projected net income, as compared to implied multiples based on financial and market statistics for a range of companies in the textile and non-textile home furnishings business in the United States;

          - represented an attractive multiple of historical revenue, earnings before interest, taxes, depreciation and amortization, free cash flow, earnings before interest and taxes, and net income, as compared to implied multiples from recent acquisitions in the textile and non-textile home furnishings business in the United States;

          - was within the range of implied valuations derived from a discounted cash flow analyses based on the Scenario 1 projections provided to UBS Warburg by Springs; and

          - compared favorably to the implied equity value reference range for Springs based on a present value of hypothetical future stock price analysis using the Scenario 1 projections;

     - the opinion of UBS Warburg, the financial advisor to the special committee, described in detail under "--Opinion of UBS Warburg LLC" on pages 30 to 36, that, as of April 24, 2001 and on the basis of and subject to the matters reviewed with the special committee, the $46.00 per share cash consideration to be received by the holders of Springs common stock whose shares are being converted into cash in the recapitalization was fair from a financial point of view to such holders. The special committee adopted the analyses and conclusions of the financial advisor;

     - the historical market prices of Springs common stock and recent trading activity, including the substantial equity premiums implied by the $46.00 per share cash consideration of 27.4% and 42.4%, respectively, over Springs' stock prices one day and one month prior to the initial announcement of the Close family's and Heartland Industrial Partners' proposal on February 20, 2001;

     - the fact that shares of Springs common stock closed at a range from a low of $22.63 to a high of $48.81 during the 52 weeks prior to February 16, 2001, and that given the historical market price of Springs common stock and a 52-week average trading price of $33.70, the recapitalization consideration offered a substantial premium to shareholders.

     - that the increase in the market price of Springs common stock following the initial Close family and Heartland Industrial Partners proposal probably largely reflected anticipation of a possible acquisition by the Close family and Heartland Industrial Partners, rather than a higher intrinsic value for Springs common stock;

     - the belief that based on a comparison of the risks and benefits of the recapitalization against the risks and benefits of the other strategic alternatives available to Springs, including continuing as an independent entity, that the recapitalization was more favorable to the public shareholders because Springs would continue to experience significant competitive and margin pressures within the textile and non-textile home furnishings business;

     - the special committee's arm's-length negotiations with the Close family and Heartland Industrial Partners, which resulted in an increase in the cash consideration from $44.00 to $46.00 per share, and the judgment of the special committee that, based upon the negotiations that had transpired, a price higher than $46.00 per share in all likelihood could not be obtained;

     - given the Close family's ownership of approximately 73% of the voting power of Springs in any transaction with a disinterested party and ownership of approximately 41% of the voting power of Springs in the proposed recapitalization, the fact that, as a practical matter, no alternative transaction could be effected without the support of the Close family, and the Close family's publicly stated intention that they would oppose any such alternative transaction;

     - the fact that in light of the public announcement of the Close family and Heartland Industrial Partners proposal on February 20, 2001, no third parties contacted the Springs board, the special committee or the special committee's financial or legal advisors concerning an alternative transaction;

     - the fact that there are no unusual requirements or conditions to the recapitalization, that the consideration to be paid in the recapitalization is all cash, and that the Close family and Heartland Industrial Partners have arranged financing for the recapitalization such that absent material changes in market conditions or in Springs' condition, they have the financial resources to complete the recapitalization expeditiously;

     - the requirement that in addition to the affirmative vote of the holders of at least two-thirds of the outstanding shares of Springs common stock as required by South Carolina law, it is a condition to the recapitalization that the recapitalization agreement be approved by the affirmative vote of the holders of a majority of the votes cast at the annual meeting not held by the Close family and certain participating members of management and Heartland Industrial Partners and its affiliates; and

     - the composition of the membership of the special committee, and its empowerment by Springs to retain legal and financial advisors selected by it.

     The special committee also considered the following adverse factors associated with the recapitalization:

     - that UBS Warburg's analyses based on some of the projections provided to UBS Warburg by Springs' management had produced implied per share valuations substantially in excess of $46.00 per share;

     - that because the Close family desired to retain its approximate 41% economic equity interest and its approximate 73% voting interest in Springs and had publicly stated its intention to oppose any alternative transaction with a third party, public shareholders were not afforded an opportunity to participate in any control premium that might have been generated by the sale of the entire company to a third party;

     - that the proposed recapitalization will be a taxable transaction for Springs shareholders whose shares are being converted into cash in the recapitalization; and

     - that the public shareholders of Springs would have no ongoing equity participation in the surviving corporation following the recapitalization, meaning that the public shareholders would cease to participate in Springs' future earnings or growth, if any, or to benefit from increases, if any, in the value of their common stock in Springs.

     The special committee believed that the ranges of implied per share valuations generated by the valuation methodologies used by UBS Warburg based on management's Scenario 1 projections were more reflective of the fair value of Springs than the ranges of implied per share valuations generated by UBS Warburg using management's Scenario 2 projections because these valuation methodologies were based upon projections that were more consistent with Springs' historical financial results of operations, management's historic ability to meet its budgets, and growth expectations in light of the state of the United States economy generally, and the textile and non-textile home furnishings industry specifically. For this reason the special committee did not attribute importance to valuation analyses based upon management's Scenario 2 projections.

     The special committee also considered the advantages and disadvantages of the only apparently available alternative to the acquisition of the public shareholder interest in Springs by the Close family and Heartland Industrial Partners, which was Springs continuing as a publicly held company with the Close family maintaining its approximate 41% economic equity interest and its approximate 73% voting interest in Springs.

     In the view of the special committee, the principal advantage of Springs continuing as a publicly traded company was that it would allow public shareholders to continue to participate in any growth in the value of Springs equity. The disadvantages of Springs continuing as a publicly traded company that were considered by the special committee included the exposure to the risks and uncertainties attendant to continuing as a publicly traded company in light of the state of the United States economy generally, and the competitive and market pressures on the textile and non-textile home furnishings industry specifically. The special committee concluded that under all of the relevant circumstances and in light of the proposed $46.00 per share price in cash, the disadvantages of Springs continuing as a publicly traded company significantly outweighed the advantages, and accordingly that alternative was rejected.

     In view of the large number of factors considered by the special committee in connection with the evaluation of the recapitalization and the complexity of these matters, the special committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the special committee may have given different weight to the various factors. The special committee held extensive discussions with, and relied on the experience and expertise of, UBS Warburg with respect to the quantitative and qualitative analysis of the financial terms of the recapitalization. The special committee conducted a discussion of, among other things, the factors described above, including asking questions of Springs' management and the special committee's financial and legal advisors, and reached the conclusion that the recapitalization was advisable, fair to and in the best interests of the shareholders of Springs whose shares are being converted into cash in the recapitalization.

     The Springs board consists of eleven directors, nine of whom served on the special committee. At the April 24, 2001 meeting of the Springs board, the special committee, with its legal and financial advisors participating, reported to the other members of the Springs board on its review of the recapitalization agreement, the amendment to the articles of incorporation and the related financing commitments and the factors taken into account by the special committee in reaching its determination that the proposed recapitalization is advisable, fair to and in the best interests of Springs shareholders whose shares are being converted into cash.

     The Springs board, with Mrs. Bowles and Mr. Close abstaining and Mr. Akers not present at such meeting, unanimously determined that the recapitalization agreement and the amendment to the articles of incorporation are advisable, fair to and in the best interests of the shareholders of Springs whose shares are being converted into cash in the recapitalization and unanimously voted to adopt the recapitalization agreement and the amendment to the articles of incorporation and recommend that the Springs shareholders approve the recapitalization agreement and the amendment to the articles of incorporation. The Springs board, with Mrs. Bowles and Mr. Close abstaining and Mr. Akers not present at such meeting, considered the following factors in deciding to recommend that shareholders vote "FOR" the approval of the recapitalization agreement and the amendment to the articles of incorporation:

     -    the recommendation of the special committee;

     - the factors referred to above as having been taken into account by the special committee; and

     - the fact that the recapitalization consideration and the terms of the recapitalization agreement were the result of arm's-length negotiations between the special committee and the Close family and Heartland Industrial Partners and their respective advisors.

     In view of the variety of factors considered by the Springs board, the Springs board did not find it practicable to, and it did not, quantify or otherwise attempt to assign specific or relative weights to the factors considered in making its determination. In considering the factors described above, individual members of the Springs board may have given different weight to different factors.

SPRINGS' POSITION REGARDING THE FAIRNESS OF THE RECAPITALIZATION

     The Springs board of directors, including the members of the special committee, believes that the recapitalization is procedurally fair because, among other things:

     - The $46.00 per share cash consideration and the other terms and conditions of the recapitalization agreement resulted from active arm's-length bargaining between the special committee and its representatives, on the one hand, and the Close family and Heartland Industrial Partners and their representatives, on the other hand.

     - The special committee consisted of the nine non-employee, disinterested directors of the board appointed by the Springs board to represent solely the interests of Springs shareholders whose shares are being converted into cash in the recapitalization.

     - No member of the special committee is a member of the Close family or a Springs employee. No member of the special committee will have any ownership interest in Springs after the recapitalization.

     - The special committee retained and was advised by its own independent financial advisor, UBS Warburg, to assist it in evaluating the recapitalization and provide it with financial advice.

     - The special committee retained and was advised by its own independent legal counsel, Sullivan & Cromwell.

     -    The  special   committee   engaged  in  extensive   negotiations   and
          deliberations in evaluating the recapitalization, the recapitalization consideration and the recapitalization agreement.

     - Because they are members of the Close family, Crandall Close Bowles and Leroy S. Close, both of whom are Springs directors, abstained from the vote of the Springs board regarding the adoption of the recapitalization agreement.

     - Even though the special committee consisted of directors of Springs and was therefore not completely unaffiliated with Springs, committees of independent directors are a commonly used mechanism that is recognized under applicable law to ensure fairness in transactions of this type.

     - In addition to the affirmative vote of the holders of at least two-thirds of the outstanding shares of Springs common stock as required by South Carolina law, it is a condition to the recapitalization that the recapitalization agreement be approved by the affirmative vote of the holders of a majority of the votes cast at the annual meeting not held by the Close family and certain participating members of management and Heartland Industrial Partners and its affiliates.

     It follows from each of the foregoing factors that neither the members of the special committee nor the special committee's advisors, who are the parties that negotiated the terms and conditions of the recapitalization agreement with Heartland Springs, had an ownership interest in the recapitalization that could present them with actual or potential conflicts of interest. In view of the foregoing, the Springs board believes that sufficient procedural safeguards existed to ensure the fairness of the proposed recapitalization and to permit the special committee to effectively represent the interests of Springs shareholders whose shares are being converted into cash in the recapitalization and therefore that additional unaffiliated representatives to act on behalf of those shareholders were not necessary.

OPINION OF UBS WARBURG LLC

     Under the terms of an engagement letter dated March 13, 2001, the special committee retained UBS Warburg LLC to provide financial advisory services and a financial fairness opinion to the special committee in connection with the recapitalization. At the meeting of the special committee held on April 24, 2001, UBS Warburg delivered its oral opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the $46.00 per share cash recapitalization consideration to be received by Springs shareholders whose shares are being converted into cash in the proposed recapitalization is fair from a financial point of view to such shareholders. The opinion was confirmed by delivery of a written opinion dated April 24, 2001.

     The following summary of the UBS Warburg opinion is qualified in its entirety by reference to the full text of the opinion. The full text of the opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken, by UBS Warburg and is attached as Appendix B to this document and incorporated in this document by reference. We encourage you to read carefully the UBS Warburg opinion in its entirety.

     UBS Warburg's opinion:

     -    is directed to the special committee;

     - relates only to the fairness from a financial point of view of the $46.00 per share cash recapitalization consideration to be received by Springs shareholders whose shares are being converted into cash in the proposed recapitalization;

     - does not address Springs' underlying business decision to effect the recapitalization;

     - does not constitute a recommendation to any shareholder about how to vote with respect to the recapitalization agreement or any other matter; and

     - is necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to UBS Warburg as of, the date of the opinion.

     In arriving at its opinion, UBS Warburg, among other things:

     - reviewed selected publicly available business and historical financial information relating to Springs;

     - reviewed the reported prices and trading activity for the Class A common stock;

     - reviewed selected internal financial information and other data relating to the business and financial prospects of Springs, including estimates and financial forecasts prepared by the management of Springs, which were provided to UBS Warburg by Springs and not publicly available;

     - conducted discussions with members of the senior management of Springs;

     - reviewed publicly available financial and stock market data with respect to selected other companies in lines of business UBS Warburg believed to be generally comparable to those of Springs;

     - compared the financial terms of the recapitalization with the publicly available financial terms of selected other transactions which UBS Warburg believed to be generally relevant;

     -    reviewed drafts of the recapitalization agreement; and

     - conducted such other financial studies, analyses and investigations and considered such other information as UBS Warburg deemed necessary or appropriate.

     In connection with its review,  with the special committee's  consent,  UBS
Warburg:

     - assumed that the final executed form of the recapitalization agreement did not differ in any material respect from the drafts that UBS Warburg examined, and that Springs and Heartland Springs will comply with all material terms of the recapitalization agreement;

     - did not assume any responsibility for independent verification of any of the information referred to above and relied on it as being complete and accurate in all material respects;

     - did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Springs, nor was UBS Warburg furnished with any such evaluation or appraisal; and

     - assumed that the five-year financial forecast entitled "Scenario 1 (Lower Risk)" provided to UBS Warburg by Springs' management had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Springs' management as to the future performance of Springs.

     UBS Warburg was not asked to, and did not, at the special committee's direction, offer any opinion as to the material terms of the recapitalization agreement or the form of the transactions contemplated by the recapitalization agreement. In addition, in connection with its engagement by the special committee, UBS Warburg was not authorized to and did not solicit indications of interest from any third party with respect to a business combination with Springs.

     In connection with UBS Warburg's review, Springs' management provided UBS Warburg with two sets of five-year financial forecasts for Springs, with one set entitled "Scenario 2 (Higher Risk)" and the other set entitled "Scenario 1 (Lower Risk)". In preparing the financial and comparative analyses in connection with the rendering of its opinion, UBS Warburg was instructed by the special committee to disregard and not take into consideration the five-year financial forecast for Springs entitled "Scenario 2 (Higher Risk)" because, based on general economic and industry trends, Springs' past experience and the view of Springs' management as to the likelihood of achievement, the special committee did not believe, with UBS Warburg's concurrence, that the financial forecast entitled "Scenario 2 (Higher Risk)" was likely to be achieved.

     The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not susceptible to partial analysis or summary descriptions. In arriving at its opinion, UBS Warburg made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, UBS Warburg believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

     In performing its analyses, UBS Warburg made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Springs. No company, transaction or business used in those analyses as a comparison is identical to Springs or its businesses or the recapitalization, nor is an evaluation of the results entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the operating results, public trading or other values of the companies or transactions being analyzed.

     The estimates contained in the analyses performed by UBS Warburg and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of securities do not purport to be appraisals or to reflect the prices at which a business might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

     The following is a summary of the material financial analyses used by UBS Warburg in connection with the rendering of its opinion. The financial analyses summarized below include information presented in tabular format. In order to understand the financial analyses fully, the tables must be read together with the text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

     HISTORICAL STOCK PERFORMANCE. UBS Warburg reviewed historical trading prices for the Class A common stock. This stock price performance review indicated that, for the latest twelve months ended February 16, 2001, the low and high closing prices for the Class A common stock were $22.63 and $48.81, respectively. UBS Warburg also reviewed the closing price of the Class A common stock on February 16, 2001 and average closing prices and the low and high closing prices over periods prior to February 16, 2001 as set forth in the following table:

            ---------------------------------------
             SELECTED STATISTICS        CLOSING
                                          PRICE
            ---------------------------------------
             February 16, 2001           $36.10
             30 Day Average              $35.05
             90 Day Average              $31.21
             52 Week Average             $33.70
             52 Week High                $48.81
             52 Week Low                 $22.63
             3 Year Average              $38.53
             3 Year High                 $60.75
             3 Year Low                  $22.63
            ---------------------------------------

     SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. UBS Warburg compared selected financial information, ratios and public market multiples for Springs to the corresponding data for the following six publicly-traded home furnishings companies:

     -    Burlington Industries, Inc.
     -    Crown Crafts, Inc.
     -    Dan River, Inc.
     -    Galey & Lord, Inc.
     -    Mohawk Industries, Inc.
     -    WestPoint Stevens, Inc.

     UBS Warburg chose the selected companies because they were publicly-traded companies that, for purposes of the analysis, UBS Warburg considered reasonably similar to Springs in that these companies operate in the home furnishings industry. The selected public companies may significantly differ from Springs based on, among other things, the size of the companies, the geographic coverage of the companies' operations and the particular segments of the home furnishings industry in which the companies focus.

     UBS Warburg reviewed, among other information, the comparable companies' multiples of total enterprise value, referred to as TEV, which consists of the market value of the particular company's equity plus the market value (when available) of the particular company's total debt (and certain unfunded liabilities), minus cash, cash equivalents and marketable securities to:

     -    latest twelve months, referred to as LTM, revenue;

     - LTM earnings before interest, taxes, depreciation and amortization, referred to as EBITDA;

     - LTM free cash flow, referred to as FCF, which equals LTM EBITDA minus LTM capital expenditures; and

     -    LTM earnings before interest and taxes, referred to as EBIT.

     UBS Warburg also reviewed, among other information, the comparable companies' price/earnings multiples, referred to as P/E, for the calendar year ending December 31, 2000 and projected P/E multiples, based on I/B/E/S International Inc., referred to as IBES, consensus earnings estimates for the calendar year ending December 31, 2001.

     The Springs comparable companies analysis resulted in the following ranges of multiples as of April 23, 2001:

            --------------------------------------------------------------
                                                       SPRINGS IMPLIED
              MULTIPLE ANALYSIS      MULTIPLE RANGE       MULTIPLE @
                                                         $46.00/SHARE
            --------------------------------------------------------------
               TEV / LTM Revenue     0.32x to 1.01x           0.57x
               TEV / LTM EBITDA       4.3x to 7.9x             5.2x
               TEV / LTM FCF          6.7x to 7.8x             7.9x
               TEV / LTM EBIT         7.2x to 8.4x             9.4x
               2000 P/E               4.2x to 10.1x           12.8x
               2001E P/E -- IBES      2.3x to 16.9x           11.7x
            --------------------------------------------------------------

     Actual LTM data for Springs and the selected companies were based on the respective companies' Forms 10-K and 10-Q as well as certain internal financial reports for Springs.

     PREMIUMS PAID ANALYSIS. UBS Warburg reviewed selected purchase price per share premiums paid in cash acquisitions of publicly-traded domestic companies in non-financial industries announced, pending or completed, excluding withdrawn transactions and certain transactions that in UBS Warburg's judgment were non-representative, from January 1, 1999 through April 23, 2001, with deal sizes between $500.0 million and $2.0 billion, except for minority close-out transactions. This analysis indicated mean and median and high and low premiums to the target's closing stock prices on dates prior to the announcement as set forth in the following table.

                                              PREMIUM TO STOCK PRICE (%)
-------------------------------------  -----------------------------------------
                                         ONE DAY       ONE WEEK     ONE MONTH
                           NUMBER OF     PRIOR TO      PRIOR TO      PRIOR TO
                             DEALS     ANNOUNCEMENT  ANNOUNCEMENT  ANNOUNCEMENT
--------------------------------------------------------------------------------
     DEALS ANNOUNCED IN
                   2001

                Control          32
                -------
            Mean/Median                35.7/30.6      43.3/41.5      51.8/50.0
               High/Low                92.7/ 2.7      96.3/ 4.0     111.1/(0.3)

     Minority Close-out          13
     ------------------
            Mean/Median                39.0/42.5      48.8/44.3      37.4/41.1
               High/Low                85.5/ 3.9     108.2/ 3.9      75.4/ 5.3

DEALS ANNOUNCED IN 2000

                Control          39
                -------
            Mean/Median                34.7/30.2      43.5/40.7      53.0/50.6
               High/Low               116.8/(5.3)    121.0/ 4.0     130.3/(0.3)

     Minority Close-out          19
     ------------------
            Mean/Median                29.4/22.4      37.0/37.6      36.4/31.9
               High/Low                85.5/(4.5)    108.2/ 0.0      98.8/ 1.2

DEALS ANNOUNCED IN 1999

                Control          65
                -------
            Mean/Median                30.1/27.3      37.0/34.8      44.5/41.9
               High/Low                95.3/(7.9)    115.4/(11.4)   120.3/(2.1)

     Minority Close-out          18
     ------------------
            Mean/Median                34.7/30.5      35.9/43.4      48.6/48.6
               High/Low                83.6/5.5       63.3/(1.5)    107.4/ 7.3
--------------------------------------------------------------------------------
Implied Premium of Proposed                27.4            26.8           42.4
Recapitalization of Springs @
                 $46.00/share
--------------------------------------------------------------------------------

     SELECTED COMPARABLE TRANSACTION ANALYSIS. UBS Warburg reviewed publicly available financial information relating to the following selected transactions in the home furnishings industry since February 1995:

     Acquiror                               Target
     ------------                           -------
     Berkshire Hathaway, Inc.               Shaw Industries, Inc.
     Investor Group                         Conso International Corp.
     CGW Southeast Partners IV, L.P.        Johnston Industries, Inc.
     Dan River, Inc.                        The Bibb Company
     Pillowtex Corp.                        Fieldcrest Cannon, Inc.
     Springs Industries, Inc.               Dundee Mills, Inc.

     UBS Warburg chose the selected transactions because they were business combinations that, for the purposes of the analysis, UBS Warburg considered to be reasonably similar to the recapitalization in that these transactions involved companies in the home furnishings industry. The selected transactions may differ significantly from the recapitalization based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated.

     UBS Warburg reviewed, among other things, the TEVs implied in the relevant transactions as a multiple of LTM revenue, LTM EBITDA, LTM FCF and LTM EBIT and the equity market value, referred to as EMV, implied in the relevant transactions as a multiple of LTM net income.

     The analysis indicated the following implied multiples for the selected transactions and for the recapitalization:

             -------------------------------------------------------
                                                         SPRINGS
             MULTIPLE ANALYSIS      MULTIPLE RANGE       IMPLIED
                                                       MULTIPLE @
                                                      $46.00/SHARE
             -------------------------------------------------------
             TEV / LTM Revenue      0.53x to 1.10x        0.57x
             TEV / LTM EBITDA        5.9x to 18.4x         5.2x
             TEV / LTM FCF           7.2x to 47.3x         7.9x
             TEV / LTM EBIT          7.9x to 40.7x         9.4x
             EMV / LTM Net Income   11.5x to 23.9x        12.8x

     All multiples for the selected transactions were based on publicly available information at the time of the announcement of the particular transaction. LTM data for Springs was based on its applicable Forms 10-K and 10-Q.

     DISCOUNTED CASH FLOW ANALYSIS. UBS Warburg performed a discounted cash flow analysis, using the Scenario 1 financial forecast prepared by management of Springs, in order to derive an implied equity value reference range for Springs. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period covered by the Scenario 1 financial forecast and then added a terminal value based upon ranges of EBITDA, FCF and EBIT multiples and a growth perpetuity based on unleveraged after-tax free cash flow from 4.5x to 5.5x, 6.5x to 7.5x, 6.5x to 7.5x, and 0.5% to 2.5%, respectively. The unleveraged after-tax cash flows and terminal values were discounted using a range of discount rates (8.75% to 11.75%) that UBS Warburg deemed appropriate, based on Springs' weighted average cost of capital. The valuation ranges implied by this analysis are summarized in the following table:

                 TERMINAL VALUE      TERMINAL VALUE    IMPLIED PER SHARE
                   BASED UPON        MULTIPLE RANGE    VALUE RANGE ($)
             ------------------------------------------------------------
             EBITDA                  4.5x to 5.5x      38.61 to 56.12
             EBIT                    6.5x to 7.5x      28.13 to 39.80
             FCF                     6.5x to 7.5x      34.39 to 47.58
             Perpetuity Growth       0.5% to 2.5%      23.92 to 56.75
             ------------------------------------------------------------

     PRESENT VALUE OF HYPOTHETICAL FUTURE STOCK PRICE ANALYSIS. UBS Warburg performed a present value of hypothetical future stock price analysis using the Scenario 1 financial forecast prepared by management of Springs, in order to derive an implied equity value reference range for Springs. The future stock price range was determined by applying a P/E multiple range of 7.0x-9.0x. This hypothetical future stock price and the forecasted constant per share dividend stream generated over the five-year period (2001-2005) were then discounted at a levered cost of equity of 11.75%. The valuation range indicated by this analysis is summarized in the following table:

  FUTURE STOCK PRICE P/E MULTIPLE RANGE        IMPLIED PER SHARE VALUE RANGE ($)
  -----------------------------------------------------------------------------
              7.0x to 9.0x                        $23.30 to $34.23
  -----------------------------------------------------------------------------

     FEE ARRANGEMENT. Pursuant to the engagement letter dated March 13, 2001 among UBS Warburg, Springs and the special committee, UBS Warburg earned a fee of $2,000,000 payable by Springs for rendering its financial fairness opinion, independent of the result of the opinion. Springs also agreed to reimburse UBS Warburg for its expenses incurred in performing its services. UBS Warburg will not be entitled to any additional fees or compensation with respect to the recapitalization. In addition, Springs has agreed to indemnify UBS Warburg and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling UBS Warburg or any of its affiliates against certain liabilities and expenses related to or arising out of UBS Warburg's engagement and any related transactions.

     The special committee selected UBS Warburg based on its experience, expertise and reputation. UBS Warburg is an internationally recognized investment banking firm that regularly engages in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Prior to this engagement, UBS Warburg had not provided investment banking and other financial services to Springs. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade or have traded securities of Springs for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

THE CLOSE FAMILY'S POSITION REGARDING THE FAIRNESS OF THE RECAPITALIZATION

     The rules of the Securities and Exchange Commission require the members of the Close family to express their belief as to the fairness of the recapitalization to Springs shareholders whose shares are being converted into cash.

     The members of the Close family believe that the recapitalization is substantively and procedurally fair to Springs shareholders whose shares are being converted into cash exclusively on the basis of their observations that:

     - Before deciding to propose the recapitalization in conjunction with Heartland Industrial Partners, Springs held discussions with five other potential investors in an effort to structure a transaction that would provide the highest possible price to the public and at the same time allow the Close family to continue its ownership of Springs and maintain the moderately leveraged capital structure that the Close family believes is necessary to enable Springs to operate successfully in the future. Most of the private equity funds that were contacted were unwilling to pursue a significant investment in Springs. Aside from Heartland Industrial Partners, only one other contacted investor was willing to participate in a transaction involving Springs, but only if significantly higher financial leverage were used to effect such transaction at a price significantly below the $46.00 per share cash consideration being offered in the recapitalization.

     - Following the offer by the Close family and Heartland Industrial Partners, Springs has not received any other proposals from potential investors or acquirors.

     - The $46.00 per share cash consideration being offered in the recapitalization represents an approximately 47.4% premium over the average per share closing price for the 90 days prior to February 16, 2001, the last full business day prior to the announcement of the proposed recapitalization, an approximately 31.2% premium over the average per share closing price for the 30 days prior to February 16, 2001, and an approximately 27.4% premium over the per share closing price of $36.10 of Springs common stock on February 16, 2001.

     - A special committee of independent directors was established. The special committee retained its own financial and legal advisors and conducted a vigorous process of evaluation and negotiation.

     - The special committee unanimously recommended to the Springs board of directors that the recapitalization agreement and proposed amendment to the articles of incorporation be adopted by the Springs board and that the Springs board recommend approval of the recapitalization agreement and proposed amendment to the articles of incorporation by the Springs shareholders. Both the special committee and the Springs board determined that the recapitalization agreement and the proposed amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs' shareholders whose shares are being converted into cash.

     - UBS Warburg LLC, the financial advisor to the special committee, delivered its opinion dated April 24, 2001 to the special committee as to the fairness, from a financial point of view, of the $46.00 per share cash recapitalization consideration to be received by Springs shareholders whose shares are being converted into cash in the proposed recapitalization.

     - The recapitalization agreement requires approval by holders of two-thirds of the outstanding shares of Springs common stock and a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote.

     This belief, however, should not be construed as a recommendation to any shareholder as to how you should vote on the recapitalization. The members of the Close family did not consider any factors, other than as stated above, regarding the fairness of the recapitalization to Springs' shareholders whose shares are being converted into cash, as they believe the factors they considered provided a reasonable basis to form their belief. Specifically, the members of the Close family did not independently consider with respect to such fairness:

     -    net book value or liquidation value of Springs; or

     - purchase prices paid by Springs or by the Close family for past purchases of Springs common stock.

THE CLOSE FAMILY'S PURPOSE AND REASONS FOR THE RECAPITALIZATION

     The Close family believes that it is desirable to return Springs to private ownership at this time to enable Springs and its management to respond more effectively to the complex and rapidly changing conditions in the home furnishings industry and to focus attention on the long-term interests of Springs. The Close family believes that Springs will be a stronger and more competitive company in the years ahead as a result of the recapitalization. The Close family has chosen to engage in the recapitalization because it believes Springs is a leader in its industry, with strengths that the Close family believes will provide a foundation to further enhance growth and its industry position.

     The Close family believes that as a private company, Springs will have greater operating flexibility to focus on enhancing value by emphasizing growth (both internally and through acquisitions) and operating cash flow without the constraint of the public market's emphasis on near-term earnings. The Close family believes that the public markets tend to focus on short-term results, while the owners of private companies are less sensitive to quarter-to-quarter results and are able to focus more on long-term strategies. The Close family believes that the new ownership structure will support Springs' strategy of focusing on key customers, product breadth, building Springs' brands, cost reductions through purchasing and manufacturing efficiencies, and increased sourcing.

     The Close family views Heartland Industrial Partners as an excellent partner for the recapitalization. Heartland Industrial Partners has the financial and industry expertise to provide Springs with advice in critical areas, including advice on general developments in the textile and nontextile home furnishings industry, on market developments concerning the purchase of other home furnishings manufacturers, on designing financing structures, on relationships with lenders, bankers and lessors, on structuring and timing public and private offerings of debt and equity securities, on asset dispositions, divestitures and acquisitions, on operational improvements, on quality and supply chain management, on information systems and on sourcing. The Close family believes that Heartland Industrial Partners' support, interest and expertise in these critical areas will be a valuable resource to Springs, its associates and customers.

     While the Close family believes that there will be significant opportunities associated with the recapitalization of Springs, there are also substantial risks that such opportunities may not be realized. Such risks include risks associated with holding equity of privately held companies as opposed to public companies (such as a lack of liquidity in the investment), risks associated with the level of debt of Springs following the recapitalization (which is being increased and will require that a significant portion of the cash generated by Springs in the future be used to pay for principal and interest, decreasing the cash available to operate its businesses) and risks associated with the operations of these businesses (which operate in very competitive environments).

     Furthermore, while the other Springs shareholders will receive a significant premium in cash over the pre-announcement market price of their Springs shares, the value of the Close family's ongoing investment remains at risk and may decrease, or be lost in the future, especially in light of the risks discussed above. However, the Close family regards the recapitalization as an attractive investment opportunity because they believe that the substantial increase in the debt-to-equity ratio of Springs after the recapitalization, although importing greater investment risks, will create the potential for increased investment returns.

     The recapitalization of Springs has been structured as a merger with Springs continuing as the surviving corporation and the Close family retaining an interest in Springs in order to (1) bind all shareholders, subject to dissenters' rights, (2) preserve the corporate identity of Springs and its existing contractual arrangements with third parties and (3) effect a recapitalization of Springs for accounting purposes.

     The Close family presently intends that the businesses of Springs will be conducted substantially as they have been conducted historically. The Close family is continuing to evaluate Springs' business, assets, practices, operations, properties, corporate structure, capitalization and personnel and will implement changes as they deem appropriate. The Close family has no present intention to dispose of its equity investment in Springs, other than the up to $50 million in value of its Springs shares that it intends to sell prior to the recapitalization, or to cause Springs to engage in a significant business combination. Springs intends to pursue potential acquisitions it considers appropriate at any time they become available.

HEARTLAND'S POSITION REGARDING THE FAIRNESS OF THE RECAPITALIZATION

     The rules of the Securities and Exchange Commission require the Heartland Investors and Heartland Springs to express their belief as to the fairness of the recapitalization to Springs shareholders whose shares are being converted into cash.

     The Heartland Investors and Heartland Springs believe that the recapitalization is substantively and procedurally fair to Springs shareholders whose shares are being converted into cash exclusively on the basis of their observations that:

     - Following the offer by the Close family and Heartland Industrial Partners, Springs has not received any other proposals from potential investors or acquirors.

     - The $46.00 per share cash consideration being offered in the recapitalization represents an approximately 47.4% premium over the average per share closing price for the 90 days prior to February 16, 2001, the last full business day prior to the announcement of the proposed recapitalization, an approximately 31.2% premium over the average per share closing price for the 30 days prior to February 16, 2001, and an approximately 27.4% premium over the per share closing price of $36.10 of Springs common stock on February 16, 2001.

     - A special committee of independent directors was established. The special committee retained its own financial and legal advisors and conducted a vigorous process of evaluation and negotiation.

     - The special committee unanimously recommended to the Springs board of directors that the recapitalization agreement and proposed amendment to the articles of incorporation be adopted by the Springs board and that the Springs board recommend approval of the recapitalization agreement and proposed amendment to the articles of incorporation by the Springs shareholders. Both the special committee and the Springs board determined that the recapitalization agreement and the proposed amendment to the articles of incorporation are advisable, fair to and in the best interests of Springs' shareholders whose shares are being converted into cash.

     - UBS Warburg LLC, the financial advisor to the special committee, delivered its opinion dated April 24, 2001 to the special committee as to the fairness, from a financial point of view, of the $46.00 per share cash recapitalization consideration to be received by Springs shareholders whose shares are being converted into cash in the proposed recapitalization.

     - The recapitalization agreement requires approval by holders of two-thirds of the outstanding shares of Springs common stock and a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote.

     This belief, however, should not be construed as a recommendation to any shareholder as to how you should vote on the recapitalization. The Heartland Investors and Heartland Springs did not consider any factors, other than as stated above, regarding the fairness of the recapitalization to Springs' shareholders whose shares are being converted into cash, as they believe the factors they considered provided a reasonable basis to form their belief. Specifically, the Heartland Investors and Heartland Springs did not independently consider with respect to such fairness:

     -    net book value or liquidation value of Springs; or

     - purchase prices paid by Springs or by the Close family for past purchases of Springs common stock.

HEARTLAND'S PURPOSE AND REASONS FOR THE RECAPITALIZATION

     Heartland Industrial Partners has targeted the home furnishings sector as ideal for its buy, build and grow investment strategy in sectors that are attractive for consolidation and long-term growth. Heartland Industrial Partners' investment in Springs and partnership with the Close family is in furtherance of this investment strategy.

     Heartland Industrial Partners believes that as a private company, Springs will have greater operating flexibility to focus on enhancing value by emphasizing growth (both internally and through acquisitions) and operating cash flow without the constraint of the public market's emphasis on near-term earnings. Heartland Industrial Partners believes that the public markets tend to focus on short-term results, while the owners of private companies are less sensitive to quarter-to-quarter results and are able to focus more on long-term strategies. Heartland Industrial Partners believes that the new ownership structure will support Springs' strategy of focusing on key customers, product breadth, building Springs' brands, cost reductions through purchasing and manufacturing efficiencies, and increased sourcing.

     While Heartland Industrial Partners believes that there will be significant opportunities associated with the recapitalization of Springs, there are also substantial risks that such opportunities may not be realized. Such risks include risks associated with holding equity of privately held companies as opposed to public companies (such as a lack of liquidity in the investment), risks associated with the level of debt of Springs following the recapitalization (which is being increased and will require that a significant portion of the cash generated by Springs in the future be used to pay for principal and interest, decreasing the cash available to operate its businesses) and risks associated with the operations of these businesses (which operate in very competitive environments).

     Furthermore, while Springs shareholders will receive a significant premium in cash over the pre-announcement market price of their Springs shares, the value of Heartland Industrial Partners' investment will remain at risk and may decrease, or be lost in the future, especially in light of the risks discussed above. However, Heartland Industrial Partners regards the recapitalization as an attractive investment opportunity because they believe that the substantial increase in the debt-to-equity ratio of Springs after the recapitalization, although importing greater investment risks, will create the potential for increased investment returns.

ACCOUNTING TREATMENT

     We expect that the merger will be treated as a "recapitalization" under generally accepted accounting principles. Accordingly, no adjustment of assets or liabilities will occur.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

   THE CLOSE FAMILY

     The members of the Close family have interests in the recapitalization as employees and/or directors of Springs, and/or as shareholders with a continuing equity interest in Springs, that are different from, or in addition to, yours as a Springs shareholder. In particular, the members of the Close family will not receive $46.00 per share in cash for all of their Springs shares, and will instead remain majority shareholders of Springs. The Close family intends to sell up to $50 million in value of its Springs shares, representing approximately 15% of the Close family's holdings, prior to the recapitalization. When making the determination to adopt and recommend approval of the recapitalization agreement and the amendment to the articles of incorporation to the Springs board of directors, in the case of the special committee, and to the Springs shareholders, in the case of the Springs board, both the special committee and the Springs board were aware of the interests of the Close family and considered these interests, effects and terms together with the other factors described under "Special Factors-Recommendation of the Special Committee and the Springs Board; Springs' Purpose and Reasons for the Recapitalization" and "-Springs' Position Regarding the Fairness of the Recapitalization" on pages 26 to 30.

   TREATMENT OF CONTINUING SHARES AND OPTIONS

     Certain key members of Springs' management will be designated as "management shareholders," and have interests in the recapitalization that are different from, or in addition to, yours as a Springs shareholder. All holders of options with an exercise price per share of class A common stock below $46.00 will be given an opportunity to choose (1) a cash-out election, in which each such option will be deemed to be fully vested and will be converted at the effective time of the recapitalization to cash equal to the excess of $46.00 over the exercise price, (2) a rollover election, in which each such option, including each option with an exercise price per share of class A common stock above $46.00, will be retained or (3) a combination of the foregoing. Management shareholders will be guaranteed certain enhancements to options with respect to which they make a rollover election. Specifically, all such rolled-over options will vest, and management shareholders will receive an appreciation right with respect to each rolled-over option allowing them to exercise the option for a cash payment equal to the difference between the fair market value of a Springs share and the exercise price of the option. Holders of options other than management shareholders will receive such an appreciation right only with respect to options that have exercise prices per class A share greater than $46.00, and will not benefit from any accelerated vesting of rolled-over options nor from an appreciation right which would allow the exercise of an option without the payment of cash in the case of any rolled-over options with an exercise price of less than $46.00 per share. All restrictions will lapse on outstanding restricted stock held by employees or directors at the time of the recapitalization.

     All currently outstanding performance units under the 1991 Incentive Stock Plan and the 1999 Incentive Stock Plan were granted with respect to the 1999-2001 performance cycle, which was originally scheduled to end on December 29, 2001. If the recapitalization occurs, this cycle will instead end effective as of 10 days before the effective time of the recapitalization. Under the performance unit agreements relating to these awards, half of each performance unit award that is actually earned is to be distributed in cash as soon as practicable following the end of the cycle and the other half two years after the conclusion of the performance cycle in Springs shares. If the
recapitalization   occurs,   it  is  currently   anticipated   that   management
shareholders will still receive Springs shares at that time, but other performance unit holders will instead receive cash for each Springs share that they would have received. In addition, all deferred stock awards and deferred unit stock awards held by employees or directors that currently are required to be distributed in Springs shares or in cash amounts tracking the value of Springs shares will be deemed reinvested, as of the effective date of the recapitalization, in other investment vehicles under the Springs deferred compensation plan and the Springs deferred compensation plan for outside directors at a rate of $46.00 per share.

     In December 2000, Springs had planned to make its annual grants of options to its senior management, and had prepared a schedule indicating the size of each employee's grant. However, because of the uncertainties surrounding its review of strategic alternatives, Springs decided not to grant the options at that time. Springs plans in connection with the recapitalization to pay cash or to grant restricted stock to each employee who would have received an option in December in lieu of the options that would have been granted at that time. Individuals who are management shareholders will receive restricted stock, while other individuals will receive cash, which in each case will vest and be paid out at the end of 2001 and 2002.

   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Springs has agreed that, for a period of six years after the effective time of the recapitalization, it will indemnify and hold harmless the present and former officers and directors of Springs and each of its subsidiaries in respect of acts or omissions occurring at or prior to the effective time to the fullest extent permitted by applicable law or provided under the Springs' articles of incorporation and bylaws. The surviving corporation has also agreed that, for a period of six years after the effective time of the recapitalization, it will provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the effective time to each present and former officer and director of Springs and each of its subsidiaries covered as of April 24, 2001 by Springs' officers' and directors' liability insurance policy with terms, conditions and coverage amounts no less favorable than those of such policy in effect on such date. However, the surviving corporation is not obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 200% of the annual premiums paid as of such date by Springs for such insurance. If premiums with respect to such insurance exceed 200% of the annual premiums paid as of such date by Springs for such insurance, the surviving corporation will be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 200% of the annual premiums paid by Springs as of such date.

   OTHER INTERESTS

     Some of the members of Springs' board of directors and management have other interests in the recapitalization different from, or in addition to, yours as a Springs shareholder that are described below under "-Shareholders Agreement."

SHAREHOLDERS AGREEMENT

     After the recapitalization, the Close family and the Heartland Investors will own almost all of the equity of Springs. Accordingly, the Close family and Heartland Industrial Partners have entered into a shareholders agreement creating various rights and obligations among them, including as follows:

   COVENANTS OF FAMILY SHAREHOLDERS

     Under the shareholders agreement, the Close family has agreed that until the effective time of the recapitalization, it would not offer or transfer any shares of Springs common stock. However, the Close family is allowed to sell up to 1,086,956 shares of common stock, and to transfer common stock by intra-family gift, will or pursuant to the laws of descent and distribution, or to the intra-family beneficiary of a trust. In addition, the Close family has agreed that until October 24, 2001, it will vote in favor of the recapitalization, and any other matter that would facilitate completion of the recapitalization, and against any alternative transaction.

   BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

     The shareholders agreement provides for the composition of the Springs board of directors following the effective time of the recapitalization. The Springs board will initially consist of six directors, three nominated by the Close family and three nominated by the Heartland Investors. Thereafter, the number of directors that the Close family is entitled to nominate is subject to reduction if the Close family disposes of shares of Springs common stock in excess of certain limitations. Similarly, the number of directors that the Heartland Investors are entitled to nominate is subject to reduction if the Heartland Investors dispose of shares of Springs common stock in excess of certain limitations.

     Immediately following the effective time of the recapitalization, the chief executive officer of Springs will be Crandall Close Bowles. If Crandall Close Bowles ceases to serve as chief executive officer of Springs, a new chief executive officer will be appointed who is acceptable to both the Close family and the Heartland Investors and the Springs board will be enlarged to include the new chief executive officer as a seventh director.

     All actions of the Springs board will require the affirmative vote of at least a majority of the directors. However, certain specified significant actions, such as the issuance of equity securities, significant purchases or sales of assets and incurrence of debt above certain limits, require the affirmative vote of at least two directors nominated by the Close family and two directors nominated by the Heartland Investors. In the event that the six directors are evenly divided with respect to a proposed action and so long as Mrs. Bowles is the chief executive officer, the proposed action would be presented to a special approval committee consisting of Mrs. Bowles, one other director chosen by the Close family and one director chosen by the Heartland Investors. The proposed action would be deemed approved by the Springs board if it is approved by at least two of the directors serving on the special approval committee.

   CHARITABLE CONTRIBUTIONS

     In continuation of Springs' historical practice of supporting charitable causes, Springs will establish a charitable contribution committee consisting of all of the directors chosen by the Close family. This charitable contribution committee has the authority to direct charitable contributions to be made by Springs of up to $3 million per year.

   DIVIDEND POLICY

     The yearly cash dividend on Springs common stock will be $1.20 per share and will continue to be paid on a quarterly basis, subject to such dividend being in compliance with Springs' debt instruments and the existence of legally available funds to pay such dividend.

   RESTRICTIONS ON TRANSFER

     Under the shareholders agreement, neither the members of the Close family nor the Heartland Investors may transfer their shares of Springs common stock after the effective time of the recapitalization, except to certain permitted transferees, through the exercise of their registration rights, through the exercise of their rights to pursue a transaction that allows for the realization of the value of their investment in Springs or through certain transfers under Rule 144 of the Securities Act of 1933, as amended.

   REGISTRATION RIGHTS

     At any time after the earlier of the third anniversary of the effective time of the recapitalization and 180 days after an initial public offering of Springs common stock, each of the Close family and the Heartland Investors will be entitled to demand that Springs register their shares under the Securities Act of 1933, as amended, on no more than three separate occasions. If Springs proposes to register shares of Springs common stock for sale for cash, the Close family and the Heartland Investors will be entitled to have their shares of Springs common stock sold as part of the same registration process.

   REALIZATION PROCESS

     After the fifth anniversary of the effective time of the recapitalization and assuming that certain other conditions are met, both the members Close family and the Heartland Investors have the right to initiate a transaction that allows for the realization of the value of their investment in Springs by means of a purchase by the Close family or the Heartland Investors of the other's equity in Springs, a recapitalization of Springs or the sale of Springs to a third party. If either the Close family or the Heartland Investors arranges a sale of all of the shares of Springs common stock held by the Close family and Heartland Investors to a third party for cash, the other group will have the right to purchase all (but not less than all) of the shares of Springs common stock held by the group arranging the sale. If the other group does not elect to exercise this right of first refusal, the group arranging the sale will have the right to compel the other group to sell all (but not less than all) of its shares of Springs common stock in the arranged sale.

   PREEMPTIVE RIGHTS

     So long as an initial public offering of Springs has not occurred following the effective time of the recapitalization and so long as they have the right to nominate Springs directors, the members of the Close family and the Heartland Investors have preemptive rights with respect to Springs common stock and securities convertible into Springs common stock. However, Heartland Industrial Partners is entitled, to the exclusion of the Close family, to preemptive rights on the first issuances of such common stock and securities for which Springs receives aggregate gross proceeds of $108.6 million less an amount equal to the value of any Springs common stock that the Close family transfers prior to the effective time of the recapitalization.

   ADDITIONAL HEARTLAND INVESTMENT

     Until the third anniversary of the effective time of the recapitalization, Heartland Industrial Partners is obligated, under certain conditions, to purchase additional shares of Springs common stock to fund certain acquisitions and capital expenditure programs.

   FEES AND OTHER PAYMENTS

     Immediately after the effective time of the recapitalization, Springs will pay Heartland Industrial Associates L.L.C. a fee related to obtaining financing, meeting with rating agencies and other recapitalization-related advisory assistance equal to 1% of the total enterprise value of Springs calculated as of the effective time. At or immediately following the effective time of the recapitalization, Springs will reimburse the Close family and the Heartland Investors for all out-of-pocket expenses incurred at or prior to the effective time of the recapitalization by the Close family and the Heartland Investors, respectively, with respect to the recapitalization and the related financing.

     In addition, following the effective time of the recapitalization, Springs will pay a fee of $4 million per year, plus reasonable out-of-pocket expenses, to an entity related to Heartland Industrial Partners for various consulting services provided by Heartland Industrial Partners.

   TERMINATION

     The shareholders agreement will terminate (1) upon either the Close family or the Heartland Investors ceasing to own at least 3% of the shares of Springs common stock outstanding, calculated on a fully diluted basis, following the effective time of the recapitalization (with registration rights surviving), (2) at any time by written agreement among the Close family, the Heartland Investors and Springs and (3) upon the termination of the recapitalization agreement in accordance with its terms. If the shareholders agreement terminates upon the termination of the recapitalization agreement, the Close family's agreement to vote in favor of the recapitalization, to refrain from soliciting alternative proposals and to refrain from voting in favor of any alternative proposals will continue in effect until October 24, 2001.

CERTAIN EFFECTS OF THE RECAPITALIZATION

     Immediately after the recapitalization, approximately 45% of Springs common stock will be owned by the Heartland Investors and approximately 55% of Springs common stock will owned by the Close family. The Springs shareholders whose shares are being converted into cash in the recapitalization will no longer have any financial interest in, and will not be shareholders of, Springs. As a result, such shareholders will not have the opportunity to participate in the future earnings, profits and growth of Springs.

     The shareholders agreement provides that the initial board of directors of the surviving corporation will consist of six members: Crandall Close Bowles, Leroy S. Close and Robert P. Lee, designated by the Close family, and David A. Stockman, Cynthia L. Hess and Gerald McConnell, designated by the Heartland Investors. The management of Springs immediately prior to the effective time of the recapitalization will be the management of the surviving corporation immediately after the recapitalization.

     Following the recapitalization, Springs intends to delist the shares of Springs class A common stock from the New York Stock Exchange, and the registration of the Springs shares under the Securities Exchange Act of 1934 will be terminated. It is anticipated that there will be no active trading market for Springs shares unless and until Springs determines at a future date to conduct an initial public offering of its shares.

PLANS FOR SPRINGS AFTER THE RECAPITALIZATION

     The Close family and Heartland Industrial Partners are continuing to evaluate Springs' business, assets, practices, operations, properties, corporate structure, capitalization and personnel and implement changes as they deem appropriate. However, neither the Close family nor Heartland Industrial Partners has any present intention to dispose of its equity investment in Springs, other than the Close family's intention to sell up to $50 million in value of its Springs shares prior to the recapitalization, or to cause Springs to engage in a significant business combination following the recapitalization. Springs intends to pursue potential acquisitions it considers appropriate at any time they become available.

SHAREHOLDERS LITIGATION CHALLENGING THE RECAPITALIZATION

     Springs and its directors are named as defendants in several purported class actions brought on behalf of an alleged class consisting of shareholders of Springs other than the defendants and their affiliates. Such purported class actions have been filed in South Carolina state court, York County; South Carolina state court, Beaufort County; federal court for the District of South Carolina; and New York state court, New York County. The complaints in the state court actions, which are substantially similar, allege that the defendants have breached their duties to the public shareholders of Springs in connection with the proposed recapitalization, and that the $44.00 per share price initially proposed by the Close family and Heartland Industrial Partners was inadequate and unfair. In particular, the complaints allege that the proposed recapitalization involves a conflict of interest in that the Close family shareholders allegedly control the Springs board of directors. As relief, the complaints seek, among other things, an injunction blocking consummation of the recapitalization, or if it is consummated, rescinding the recapitalization; damages for an unspecified amount; an accounting; and attorneys' fees in an unspecified amount. Defendants believe the allegations of the complaints are without merit.

     On April 24, 2001, the parties to the cases described above entered into a memorandum of understanding. Under the terms of the memorandum of understanding, the plaintiffs have agreed to settle the lawsuits and dismiss the claims with prejudice, subject to court approval and certain other contingencies. Subject to confirmatory discovery by the plaintiffs, the terms of the settlement agreement will be based on the memorandum of understanding.

CONDUCT OF THE BUSINESS OF SPRINGS IF THE RECAPITALIZATION IS NOT CONSUMMATED

     If the recapitalization is not consummated, the Springs board of directors expects to seek to retain Springs' current management, although there can be no assurance it will be successful in doing so. There are no plans in such circumstances to operate Springs' business in a manner substantially different than presently operated.

                       FINANCING FOR THE RECAPITALIZATION

     It is estimated that the total amount of funds required to effect the recapitalization, to repay the portion of Springs' existing debt being refinanced as a result of the consummation of the recapitalization and to pay all related fees and expenses will be approximately $1.25 billion. The
completion  of  the   recapitalization   is  conditioned  on  Springs  obtaining
sufficient debt and receivables financing from The Chase Manhattan Bank and a syndicate of other banks to finance the recapitalization and related transactions. J.P. Morgan Securities Inc. will act as sole advisor, lead arranger and sole book runner, and will manage the syndication of the credit facilities. Heartland Springs has committed to use its reasonable best efforts to have The Chase Manhattan Bank and J.P. Morgan Securities Inc. provide the committed debt and receivables financing to Springs and have Heartland Industrial Partners provide the committed equity financing to Heartland Springs. However, if the debt financing cannot be secured for any reason and alternative sources of financing are not available, the recapitalization will not be consummated. The following table summarizes the estimated sources of and uses for funds in connection with the recapitalization:

SOURCES                                    USES
-------                                    ----
                            ($ IN MILLIONS)

Revolving Facility Loans......   $ 38.4    Merger consideration....  $  562.6
Term Loans....................    500.0    Equity Rollover.........     290.9
Receivables Facility Proceeds.    165.0    Repaid Indebtedness.....     316.7
Industrial Revenue Bonds......     28.6    Industrial Revenue
                                             Bonds................       28.6
Equity Rollover...............    290.9    Transaction Costs......       49.1
Cash Equity Contribution......    225.0
                               --------                              --------
TOTAL......................... $1,247.9    TOTAL..................   $1,247.9


     - The Close family intends to sell up to $50 million in value of its Springs shares, representing approximately 15% of the Close family's holdings, prior to the recapitalization. Some or all of these shares may be sold by members of the Close family to the Heartland Investors prior to the effective time of the recapitalization in lieu of a cash equity contribution from the Heartland Investors for such amount. In such event, the Springs shares held by the Heartland Investors will not be cashed out in the recapitalization but will instead be treated as additional equity rollover and the cash equity contribution will be reduced by an amount equal to such direct share purchase.

     - Revolving facility loans and receivables balances amounts may vary depending on working capital and receivables levels at the closing date.

     EQUITY COMMITMENT. Heartland Industrial Partners has delivered a commitment letter for an equity investment in Heartland Springs of $225.0 million. Heartland Industrial Partners' commitment is subject only to the satisfaction of the conditions for Heartland Springs' benefit in the recapitalization agreement.

     SENIOR DEBT AND RECEIVABLES FINANCING. On April 24, 2001 Heartland Springs received an executed commitment letter from The Chase Manhattan Bank and JP Morgan, in which The Chase Manhattan Bank agreed to provide credit facilities to Springs consisting of a $200.0 million tranche A senior secured term loan facility, a $300.0 million tranche B senior secured term loan facility, a $200.0 million senior secured revolving credit facility and a $200.0 million receivables purchase facility. These funds (other than revolving credit amounts in excess of approximately $40.0 million) will be available to finance the recapitalization, including to repay the portion of Springs' existing debt required to be repaid in the recapitalization and to pay related fees and expenses. The full amount of the term loan facilities must be drawn in a single drawing on the closing date.

     - The tranche A loan and the revolving facility will each mature five and a half years after the closing of the recapitalization. The tranche B loan will mature seven years after the closing of the recapitalization. The receivables purchase facility will mature 364 days after the recapitalization and may be extended for additional 364-day periods by mutual agreement.

     - Loans under the tranche A, tranche B and revolving facilities will bear interest at the alternate base rate or at adjusted LIBOR plus, in each case, an applicable margin. Amounts outstanding under the receivables facility will bear interest at the base rate or at adjusted LIBOR plus, in each case, an applicable margin, or at the commercial paper rate.

     - Loans under the senior credit facilities will be guaranteed by each U.S. subsidiary of Springs and secured by all assets (other than real property and certain assets to be identified) of Springs and its U.S. subsidiaries.

     The commitments are subject to customary conditions, including the negotiation, execution and delivery of definitive documentation. Springs expects that the final terms of these facilities will be materially consistent with the terms set forth in the commitment letter filed as exhibit (b)(1) to the Rule 13e-3 Transaction Statement on Schedule 13E-3, which is incorporated by reference in this proxy statement. Springs does not have any plans or arrangements to refinance or repay the credit facilities to be entered into in connection with the recapitalization, other than to make payments to the lenders at maturity and otherwise, in accordance with the credit facilities' terms.

                              THE RECAPITALIZATION

     The following is a brief summary of the material provisions of the recapitalization agreement, which may not contain all of the information that you would consider to be important. The summary is qualified in its entirety by reference to the recapitalization agreement, a copy of which is attached as Appendix A to this document.

STRUCTURE AND EFFECTIVE TIME

     The recapitalization agreement provides for the merger of Heartland Springs with and into Springs, with Springs continuing as the surviving corporation following the recapitalization. The closing of the recapitalization will occur no later than the second business day immediately following the date upon which all conditions to the recapitalization (other than the filing of the articles of amendment giving effect to the amendment to the articles of incorporation) have been satisfied or waived, or at such other time as the parties to the recapitalization agreement agree. The parties will file the articles of amendment giving effect to the amendment to the articles of incorporation promptly after the satisfaction or waiver of all conditions in the recapitalization agreement and, immediately thereafter, file the articles of merger. The recapitalization will become effective at the time the articles of merger are duly filed with the South Carolina Secretary of State or at such later time as the parties to the recapitalization agreement agree. We cannot assure you when, or if, all the conditions of the recapitalization will be satisfied or waived. See "--Conditions to the Recapitalization" on pages 52 to
53. We expect, however, to complete the recapitalization in          2001.

RECAPITALIZATION CONSIDERATION

     The recapitalization agreement provides that each share of Springs common stock outstanding immediately prior to the completion of the recapitalization, other than shares held by the Close family, by the Heartland Investors, by each management shareholder who elects prior to the effective time of the recapitalization not to have shares converted into cash and by dissenting shareholders, will be converted upon the completion of the recapitalization into the right to receive $46.00 in cash from Springs, without interest. Each such converted share will no longer be outstanding and will automatically be canceled and retired. In addition, each share of Heartland Springs common stock will be converted into one share of Springs class A common stock. The Springs shares held by the Close family, by the Heartland Investors and by each management shareholder who elects prior to the effective time of the recapitalization not to have shares converted into cash, will not be affected by the recapitalization and will remain outstanding. No payment will be made for Springs shares owned by Springs or any of Springs' subsidiaries.

PAYMENT PROCEDURES

     Heartland Springs will appoint an exchange agent that will pay the recapitalization cash consideration in exchange for certificates representing Springs shares. The surviving corporation will serve in the capacity of exchange agent with respect to the Heartland Springs shares to be converted into shares of Springs class A common stock. At or prior to the effective time of the recapitalization, Heartland Springs will deposit sufficient cash with the exchange agent in order to permit the payment of the recapitalization cash consideration and any dividends or distributions payable with respect to shares of Springs common stock. Promptly following the effective time of the recapitalization agreement, the exchange agent will send Springs shareholders a letter of transmittal and instructions for effecting the surrender of stock certificates to the exchange agent. Upon the due surrender of stock certificates, the exchange agent will pay the holder of the certificates the appropriate recapitalization cash consideration, minus any withholding taxes required by law.

TREATMENT OF MANAGEMENT INCENTIVE PLANS

     Some management shareholders have been given the option to have their Springs shares not converted in the recapitalization. In addition, all holders of options with an exercise price per share of class A common stock below $46.00 will be given an opportunity to choose (1) a cash-out election, in which each such option will be converted at the effective time of the recapitalization to cash equal to the excess of $46.00 over the exercise price, (2) a rollover election, in which each such option (along with each option with an exercise price per share of class A common stock above $46.00) will be retained or (3) a combination of the foregoing.

     Immediately prior to the effective time of the recapitalization, the restrictions on each share of class A common stock not held by a member of the Close family that is subject to a restricted stock award as to which the restrictions have not lapsed will lapse and be treated as unrestricted shares of class A common stock as of the effective time. With respect to all outstanding performance award agreements, the performance cycle shall be deemed to have terminated 10 business days prior to the effective time and any cash amounts payable at the conclusion of the cycle will be paid as soon as practicable thereafter.

     Springs will take all steps reasonably necessary or appropriate so that, as of the effective time of the recapitalization, all other outstanding equity-based awards held by current and former employees and directors, including all deferred stock awards, stock credits and other stock equivalents, are converted into cash-based awards and paid on a deferred basis.

ARTICLES OF INCORPORATION; BYLAWS

     Springs' articles of incorporation as in effect immediately after giving effect to the amendment to the articles of incorporation will be the articles of incorporation of the surviving corporation. The Springs bylaws in effect immediately prior to the effective time of the recapitalization will be the bylaws of the surviving corporation.

DIRECTORS AND OFFICERS

     The recapitalization agreement provides that the directors of Heartland Springs immediately prior to the effective time of the recapitalization will be the initial directors of the surviving corporation. The officers of Springs immediately prior to the effective time of the recapitalization will continue as the initial officers of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

     The recapitalization agreement contains representations and warranties made by Springs to Heartland Springs, including representations and warranties relating to:

     - due organization, good standing and corporate power, and other corporate matters;

     - authorization, execution, delivery, performance and enforceability of the recapitalization agreement;

     - the adoption of the recapitalization agreement and the amendment to the articles of incorporation by the Springs board of directors;

     - receipt of a fairness opinion from the financial advisor to the special committee;

     -    non-applicability of takeover laws;

     -    authorization of governmental entities;

     -    finders' fees with respect to the recapitalization;

     - non-contravention of the recapitalization agreement with Springs' articles of incorporation and bylaws and applicable law;

     -    required consents, licenses, permits and approvals;

     -    capital structure;

     -    subsidiaries and equity investments;

     - proper filing of all required Securities and Exchange Commission reports and financial statements and the accuracy of information used in their preparation;

     -    conduct of business since December 30, 2000;

     -    absence of undisclosed liabilities;

     -    compliance with applicable law;

     -    litigation;

     -    tax matters;

     -    employee benefit matters; and

     -    environmental matters;

     The recapitalization agreement also contains representations and warranties made by Heartland Springs to Springs, including representations and warranties relating to:

     - due organization, good standing and corporate power, and other corporate matters;

     - authorization, execution, delivery, performance and enforceability of the recapitalization agreement;

     -    authorization of governmental entities;

     - non-contravention of the recapitalization agreement with Heartland Springs' articles of incorporation and bylaws and applicable law;

     -    required consents, licenses, permits and approvals;

     -    capital structure;

     -    finders' fees with respect to the recapitalization;

     -    availability of financing to effect the recapitalization;

     -    solvency of the surviving corporation; and

     -    litigation

CONDUCT OF THE BUSINESS OF SPRINGS PRIOR TO THE RECAPITALIZATION

     Until  the  effective  time  of  the  recapitalization,   Springs  and  its
subsidiaries are subject to certain restrictions on their conduct and operations. Springs has agreed, and has agreed to cause its subsidiaries, to conduct their business in the ordinary course of business, consistent with past practice. In addition, Springs has agreed that, except as provided under the recapitalization agreement or with the prior written consent of Heartland Springs, Springs will not and will cause its subsidiaries not to:

     - amend their respective articles of incorporation, bylaws or equivalent organizational documents;

     - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of shares of its capital stock; and

     - except for issuances upon exercise of presently outstanding benefit plan awards or in the ordinary course of business consistent with past practice, authorize, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of its subsidiaries.

ACCESS TO INFORMATION

     Until the effective time of the recapitalization, Springs will, and will cause its subsidiaries and each of their authorized representatives to, provide Heartland Springs and its authorized representatives and representatives of its financing sources with reasonable access to the offices and other facilities and to the books and records of Springs and its subsidiaries. In addition, Springs will cause its authorized representatives and subsidiaries to furnish Heartland Springs and its authorized representatives and representatives of its financing sources with such financial and operating data and such other information with respect to the business and operations of Springs and its subsidiaries as Heartland Springs and representatives of its financing sources may from time to time reasonably request.

PROHIBITION AGAINST SOLICITATION OF COMPETING TRANSACTIONS

     The recapitalization agreement provides that Springs will not, directly or indirectly through any officer, subsidiary, affiliate, director, employee, shareholder, representative, agent or other person:

     - seek, initiate, solicit or encourage any person to make an acquisition proposal;

     - engage in discussions or negotiations concerning an acquisition proposal with any person;

     - disclose any non-public information relating to Springs or give access to the properties, employees, books or records of Springs or any of its subsidiaries to any person in connection with any acquisition proposal; or

     - adopt or recommend or agree to adopt or recommend any acquisition proposal.

However, none of the above will prevent the Springs board of directors from

     - furnishing information to any person that has made an unsolicited acquisition proposal, or

     -    entering  into  or   participating   in  discussions  or  negotiations
          concerning an unsolicited acquisition proposal,

so long as the Springs board or the special committee has concluded in good faith, after receiving and considering the advice of outside counsel, that failing to furnish such information or participate in such discussions or negotiations would be reasonably likely to cause the Springs board or the special committee to be in breach of its respective fiduciary responsibilities to Springs shareholders under applicable law. Prior to furnishing any such information or participating in such discussions or negotiations, Springs and the party making the offer must agree to a confidentiality agreement on terms that are, in the aggregate, no less favorable to Springs that those of the confidentiality agreement between Springs and Heartland Springs (other than with respect to the standstill provision). In addition, Heartland Springs must be given concurrent or advance written notice of the furnishing of any such information or such discussions or negotiations, unless the Springs board or the special committee has concluded in good faith, after receiving and considering the advice of outside counsel, that doing so would be reasonably likely to cause it to be in breach of its respective fiduciary responsibilities to the Springs shareholders under applicable law.

     The Springs board of directors or the special committee may fail to make, withdraw or modify in a manner adverse to Heartland Springs its recommendation to Springs shareholders to approve the recapitalization agreement and the amendment to the articles of incorporation if it determines in good faith, after consultation with outside legal counsel, that such action is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law. The Springs board or the special committee may also take and disclose to Springs shareholders a position contemplated by Rule 14e-2 under the Securities Exchange Act of 1934.

      Springs will notify Heartland Springs in writing no later than the end of the next business day after receipt of the receipt of any acquisition proposal, the terms and conditions of such acquisition proposal and the identity of the person making it, and any change to or modification of such acquisition proposal.

STATE TAKEOVER LAWS; REPORTS

      Springs will, upon the request of Heartland Springs, use its reasonable best efforts to assist in any challenge by Heartland Springs to the validity or applicability to the recapitalization of any state takeover law. In addition, until the effective time of the recapitalization, Springs will provide Heartland Springs with monthly financial statements, broken out by operating unit.

DIRECTOR AND OFFICER LIABILITY

      The surviving corporation has agreed that, for a period of six years after the effective time of the recapitalization, it will indemnify and hold harmless the present and former officers and directors of Springs and each of its subsidiaries in respect of acts or omissions occurring at or prior to the effective time to the fullest extent permitted by applicable law or provided under Springs' articles of incorporation and bylaws. The surviving corporation has also agreed that, for a period of six years after the effective time of the recapitalization, it will provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the effective time to each present and former officer and director of Springs and each of its subsidiaries covered as of April 24, 2001 by Springs' officers' and directors' liability insurance policy with terms, conditions and coverage amounts no less favorable than those of such policy in effect on such date. However, the surviving corporation is not obligated to make annual premium payments for such insurance to the extent such annual premium exceed 200% of the annual premiums paid as of such date by Springs for such insurance. If premiums with respect to such insurance exceed 200% of the annual premiums paid as of such date by Springs for such insurance, the surviving corporation will be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 200% of the annual premiums paid by Springs as of such date.

FINANCING ARRANGEMENTS

      Heartland Springs has agreed to use its reasonable best efforts to have The Chase Manhattan Bank and JP Morgan (a division of Chase Securities, Inc.) provide the financing to Springs in accordance with the terms of the commitment letter, dated as of April 24, 2001, to provide financing to Springs or a subsidiary of Springs. Heartland Springs has also agreed to use its reasonable best efforts to have Heartland Industrial Partners provide funds to Heartland Springs in accordance with the terms of the equity commitment letter, dated as of April 24, 2001, pursuant to which Heartland Industrial Partners has committed to make available to Heartland Springs funds for the purpose of consummating the recapitalization.

EMPLOYEE BENEFIT PLANS

      During the period from the effective time of the recapitalization through the first anniversary of the effective time, employees of Springs and its subsidiaries will participate in employee benefit plans which are substantially comparable, in the aggregate, to those provided to these employees immediately prior to the effective time.

REASONABLE BEST EFFORTS TO CONSUMMATE THE RECAPITALIZATION

      In connection with the recapitalization agreement, Springs and Heartland Springs have agreed to use reasonable best efforts to take and do all things necessary, proper or advisable under applicable laws and regulations, including antitrust laws, to consummate the recapitalization and to cooperate with The Chase Manhattan Bank and JP Morgan and other lenders in order for Heartland Springs to obtain its contemplated debt financing.

SHAREHOLDERS MEETINGS; PROXY MATERIAL

      Springs agreed to call a meeting of its shareholders for the purpose of voting on the approval of the recapitalization agreement and the amendment to the articles of incorporation. Subject to their fiduciary duties, the special committee agreed to recommend that the Springs board of directors recommend approval of the recapitalization agreement and the amendment to the articles of incorporation by the Springs shareholders, and the Springs board agreed to recommend approval of the recapitalization agreement and the amendment to the articles of incorporation by the Springs shareholders. In connection with the shareholders meeting, Springs also agreed to prepare and file with the Securities and Exchange Commission and mail to Springs shareholders a proxy statement in connection with the recapitalization agreement and the amendment to the articles of incorporation, and to prepare and file a statement on Schedule 13E-3.

CONDITIONS TO THE RECAPITALIZATION

      The  obligations  of  Springs  and  Heartland   Springs  to  complete  the
recapitalization are subject to the satisfaction or waiver of the following conditions at or prior to the effective time of the recapitalization:

      (1) the approval of the recapitalization agreement by holders of two-thirds of the outstanding shares of Springs common stock and a majority of votes cast by shareholders whose shares are being converted into cash, in each case with each share of class A and class B common stock entitled to one vote;

      (2) the approval of the amendment to the articles of incorporation by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes;

      (3) the absence of any law or regulation that makes completion of the recapitalization illegal or otherwise prohibited and the absence of any judgment, injunction, order or decree of any governmental authority enjoining Springs or Heartland Springs from completing the recapitalization; and

      (4) the expiration or earlier termination of the applicable antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the satisfaction of the requirements of the Canadian Competition Act and the making or obtaining of all necessary notices, reports, consents, registrations, approvals, permits and authorizations with or from governmental authorities.

      In addition, the obligations of Heartland Springs to complete the recapitalization are subject to the satisfaction or waiver of the following further conditions:

      (1) Springs having performed all of its obligations under the recapitalization agreement in all material respects;

      (2) the representations and warranties of Springs contained in the recapitalization agreement being true and correct in all material respects as of the effective date of the recapitalization (except to the extent that such representations and warranties speak as of an earlier date);

      (3) no arbitrator or governmental authority having issued any judgment, injunction, order or decree, and there being no law or regulation, restraining or prohibiting the effective operation of any material portion of the business of the surviving corporation and its subsidiaries after the effective time of the recapitalization agreement;

      (4) the financing contemplated by the commitment letter, dated as of April 24, 2001, provided by The Chase Manhattan Bank and JP Morgan having been provided on substantially the terms and conditions identified in such letter or on such other terms and conditions, or involving such other financing sources, as are acceptable to Heartland Springs and are not materially more onerous;

      (5) each member of the Close family having performed in all material respects all of its obligations required to be performed by it under the shareholders agreement at or prior to the effective time of the recapitalization, and the representations and warranties of each member of the Close family contained in the shareholders agreement being true and correct in all material respects as if made at the effective time of the recapitalization; and

      (6) Springs having executed and delivered a services agreement to be entered into with The Heartland Industrial Group LLC, governing an arrangement in which following the effective time of the recapitalization, Springs will pay an annual fee of $4 million per year, plus reasonable out-of-pocket expenses, to The Heartland Industrial Group LLC for various consulting services provided by Heartland Industrial Partners.

      In addition, the obligation of Springs to complete the recapitalization is subject to the satisfaction or waiver of the following additional conditions:

      (1) Heartland Springs having performed all of its obligations under the recapitalization agreement in all material respects; and

      (2) the representations and warranties of Heartland Springs contained in the recapitalization agreement being true and correct in all material respects as of the effective date of the recapitalization (except to the extent that such representations and warranties speak as of an earlier date).

TERMINATION

      The recapitalization agreement may be terminated and the recapitalization may be abandoned at any time prior to the effective time of the recapitalization (regardless of any approval of the recapitalization agreement by Springs shareholders):

      (1)      by mutual written consent of Springs and Heartland Springs;

      (2) by either Springs or Heartland Springs, if the recapitalization has not been completed by October 24, 2001, unless the party seeking to terminate has caused the failure of completion by breaching of any provision of the recapitalization agreement;

      (3) by either Springs or Heartland Springs, if there is any law or regulation that makes completion of the recapitalization illegal or otherwise prohibited or any judgment, injunction, order or decree of any governmental authority having competent jurisdiction enjoining Springs or Heartland Springs from completing the recapitalization is entered and such judgment, injunction, order or decree has become final and nonappealable;

      (4) by either Springs or Heartland Springs, if the recapitalization agreement and the amendment to the articles of incorporation have not been approved by the Springs shareholders;

      (5) by either Springs or Heartland Springs, if there has been a material breach of or failure to perform any representation, warranty, covenant or agreement on the part of the other party that would cause the conditions to the recapitalization not to be satisfied and incapable of being satisfied by October 24, 2001;

      (6) by Heartland Springs, if the special committee has withdrawn or modified in a manner adverse to Heartland Springs its recommendation to the Springs board of directors or if the Springs board has withdrawn or modified in a manner adverse to Heartland Springs its recommendation to Springs shareholders to approve the recapitalization agreement and the amendment to the articles of incorporation; and

      (7) by Springs, if Springs has received an acquisition proposal that the Springs board of directors or the special committee determines is more favorable to Springs shareholders (even if the consideration to be received may have less value) and the Springs board or the special committee determines in good faith, after consultation with outside legal counsel, that adopting or recommending such offer is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law.

EXPENSES

      The recapitalization agreement provides that in general, all costs and expenses incurred in connection with the recapitalization agreement will be paid by the party incurring such cost or expense. Springs will promptly upon request reimburse Heartland Springs, Heartland Industrial Partners and the Close family for their reasonable and documented out-of-pocket expenses, including for legal counsel and investment advisors and for the reasonable and documented out-of-pocket expenses incurred by The Chase Manhattan Bank and JP Morgan (including for legal counsel), if:

      (1) this recapitalization agreement is terminated by Heartland Springs due to Springs' breach or failure to perform a representation, warranty, covenant or agreement of the recapitalization agreement, or the special committee has withdrawn or modified in a manner adverse to Heartland Springs its recommendation to the Springs board of directors, or the Springs board has withdrawn or modified in a manner adverse to Heartland Springs its recommendation to Springs shareholders to approve the recapitalization agreement and the amendment to the articles of incorporation;

      (2) this recapitalization agreement is terminated by Springs after Springs has received an acquisition proposal that the Springs board of directors or the special committee determines is more favorable to Springs shareholders (even if the consideration to be received may have less value) and the Springs board or the special committee determines in good faith, after consultation with outside legal counsel, that adopting or recommending such offer is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law; or

      (3) a third party has made, proposed, communicated or disclosed an acquisition proposal in a manner which is or otherwise becomes public prior to the termination of the recapitalization agreement and the recapitalization agreement is terminated by either Springs or Heartland Springs if the recapitalization has not been completed on or before October 24, 2001 or if the recapitalization agreement and the amendment to the articles of incorporation have not been approved by the Springs shareholders.

AMENDMENT AND WAIVER

      Any provision of the recapitalization agreement may be amended or waived prior to the effective time of the recapitalization if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the recapitalization agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, after the approval of the recapitalization agreement by Springs shareholders and without their further approval, no amendment or waiver may reduce the amount or change the kind of consideration to be received in exchange for shares held by Springs shareholders whose share are to be converted into cash.

ESTIMATED FEES AND EXPENSES OF THE RECAPITALIZATION

      Estimated fees and expenses incurred or to be incurred by Springs in connection with the recapitalization, including expenses of Heartland Industrial Partners and the Close family that Springs will reimburse upon completion of the recapitalization, are approximately as follows:

      Financial advisory and arrangement fees...................  $ 20.0 million
      Financing fees and expenses...............................    23.9 million
      Legal, accounting and printing fees and expenses..........     4.5 million
      Proxy solicitation and exchange agent fees and expenses...     0.1 million
      Securities and Exchange Commission filing fee.............     0.1 million
      Miscellaneous and other expenses..........................     0.5 million
--------------------------------------------------------------------------------
         Total..................................................  $ 49.1 million

           PROPOSED AMENDMENT TO SPRINGS' ARTICLES OF INCORPORATION

      Under South Carolina law, any business combination of a South Carolina corporation with an interested shareholder of the South Carolina corporation or with an entity affiliated or associated with an interested shareholder of the South Carolina corporation is subject to certain restrictions. One of these restrictions is that such a business combination is not permitted for a period of two years following the interested shareholder's share acquisition date, unless the business combination is approved by a majority of disinterested members of the board of directors of the South Carolina corporation before the interested shareholders' share acquisition date.

      On February 19, 2001, the Close family and Heartland Industrial Partners entered into a participation agreement pursuant to which the Close family agreed to vote in favor of the recapitalization. If this participation agreement is viewed under South Carolina law as providing Heartland Springs with beneficial ownership over the shares of the Close family, then Heartland Industrial Partners might be deemed an interested shareholder of Springs under South
Carolina law as of a share acquisition date of February 19, 2001. Since Heartland Industrial Partners controls Heartland Springs, Heartland Industrial Partners is both an affiliate and an associate of Heartland Springs. Accordingly, a business combination of Springs with Heartland Springs may be subject to South Carolina's restrictions on business combinations.

      Since the Heartland Industrial Partners' share acquisition date may have already occurred, the business combination could not be pre-approved by a majority of disinterested Springs directors. As a result, if South Carolina's restrictions on business combinations is applicable to the recapitalization, the business combination would not be permitted until February 19, 2003.

      However, South Carolina law allows a corporation to amend its articles of incorporation to provide that South Carolina's restrictions on business combinations do not apply to the corporation. Therefore, we propose amending Springs' articles of incorporation to exempt Springs from South Carolina's restrictions on business combinations.

      The Springs board of directors and the special committee believe that the amendment to the articles of incorporation is advisable, fair to and in the best interests of Springs shareholders, and the Springs board recommends that Springs shareholders vote "FOR" approval of the amendment to the articles of incorporation. The recapitalization will not occur unless shareholders approve the proposed amendment to the articles of incorporation.

      The amendment to the articles of incorporation must be approved by holders of two-thirds of the outstanding shares of Springs common stock, with each share of class A common stock entitled to one vote and each share of class B common stock entitled to four votes. The members of the Close family have agreed to vote their Springs shares in favor of the amendment to the articles of incorporation and have enough votes as a group to assure its approval.

      We have attached the form of amendment to the articles of incorporation as Appendix C to this document, and we encourage you to read it carefully.

                               DISSENTERS' RIGHTS

      In the event that the recapitalization  agreement is approved,  holders of
Springs class B common stock on            ,  2001, who did not vote in favor of
the recapitalization agreement, will have the right to dissent from the recapitalization and to demand "fair value" for their Springs class B shares in accordance with Sections 33-13-101 through 33-13-310 of the South Carolina Business Corporation Act, the text of which is reproduced in full as Appendix D to this document. The brief summary below regarding these dissenters' rights is qualified in its entirety by reference to these sections of the South Carolina Business Corporation Act.

      Springs is a South Carolina corporation, and is organized under and governed by the South Carolina Business Corporation Act of 1988, as amended. The South Carolina Business Corporation Act governs the rights of dissent of the stockholders of Springs. Pursuant to Sections 33-13-101 through 33-13-310 of the South Carolina Business Corporation Act, each holder of Springs class B common stock is entitled to dissent from, and obtain payment of the fair value of, his shares in the event a merger transaction upon which he is entitled to vote occurs. The holders of Springs class B shares have dissenters' rights with respect to the proposed recapitalization. A Springs shareholder who wishes to assert his dissenters' rights: (1) must give Springs, before the vote on the recapitalization is taken, written notice of his intent to demand payment for his shares if the proposed recapitalization is effectuated and (2) must not vote his shares in favor of the proposed recapitalization. A vote in favor of the proposed recapitalization cast by the holder of a proxy solicited by Springs does not disqualify a stockholder from demanding payment for his shares under the South Carolina Business Corporation Act.

      A vote against the proposed recapitalization will not, by itself, be deemed to satisfy the notice requirements under South Carolina law with respect to dissenters' rights. Springs shareholders must give written notice regarding their intent to assert their dissenters' rights to Secretary, Springs Industries, Inc., 205 North White Street, Fort Mill, South Carolina 29715.

      If the recapitalization agreement is approved at the annual meeting, Springs will deliver a written dissenters' notice to all Springs shareholders who satisfied the above-described notification requirements. The dissenters' notice must be sent no later than ten (10) days after the annual meeting and must, in addition to other items, provide the following:

     (1) State where the payment demand must be sent and where certificates for shares must be deposited.

     (2) Inform holders of uncertificated shares of the extent to which transfer of such shares will be restricted after the payment demand is received.

     (3) Supply a form for demanding payment that includes certain specific information.

     (4) Set a date by which Springs must receive the payment demand, which date may not be fewer than thirty (30) days, nor more than sixty (60) days, after the date the dissenters' notice is delivered, and set a date by which certificates must be deposited, which may not be earlier than twenty (20) days after the demand date.

     (5) Be accompanied by a copy of Sections 33-13-101 through 33-13-310 of the South Carolina Business Corporation Act.

      Following the receipt of the dissenters' notice, the dissenter must timely demand payment and timely deposit his shares as set forth in the dissenters' notice.

      A SPRINGS SHAREHOLDER WHO DOES NOT SATISFY THE ABOVE REQUIREMENTS IS NOT ENTITLED TO PAYMENT FOR HIS SHARES PURSUANT TO HIS DISSENTERS' RIGHTS.

      A Springs shareholder who demands payment and otherwise complies with the terms of the dissenters' notice will retain all other rights as a Springs shareholder, until such rights are cancelled or modified by the completion of the recapitalization. A Springs shareholder who does not comply with the requirement that he demand payment and deposit his share certificates where required, each by the date set forth on the dissenters' notice, is not entitled to payment for his shares as a dissenter.

      Except as otherwise provided by law, as soon as the proposed recapitalization is completed, or upon receipt of a payment demand, Springs shall pay each dissenting Springs shareholder who complied with the law, the amount Springs estimates to be the fair value of his shares, plus accrued interest. The payment must be accompanied by certain information, including certain financial information, a statement of Spring's estimate of the fair value of his shares and method of calculation, and a statement informing the dissenter of his right to demand additional payment. Springs may withhold immediate payment from a dissenting shareholder, if such dissenting shareholder was not the beneficial owner of the shares on the date set forth in the dissenters' notice.

      A dissenter may reject Spring's offer of fair value and demand in writing payment of his estimated fair value and interest due, if within thirty (30) days after Springs makes payment: (1) the dissenter believes the amount paid is less than the fair value of his shares or that interest due is incorrectly calculated or (2) Springs fails to make payment within sixty (60) days after the date for demanding payment. If a demand for payment remains unsettled after a demand for additional payment, within sixty (60) days of the dissenter's payment demand, Springs shall commence a proceeding and petition the court to determine the fair value of the dissenter's shares and accrued interest. If Springs does not commence the proceedings within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      In an appraisal proceeding, the court shall determine all costs of the proceeding. The costs shall be assessed against Springs, unless the court finds that the dissenter acted arbitrarily, vexatiously or not in good faith in demanding payment. The court also may assess fees and expenses of counsel and experts for the respective parties.

      THE FOREGOING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW WITH RESPECT TO DISSENTERS' RIGHTS, BUT IT IS INTENDED MERELY TO APPRISE SPRINGS SHAREHOLDERS THAT SUCH RIGHTS EXIST. ANY SPRINGS SHAREHOLDER WHO INTENDS TO EXERCISE RIGHTS TO DISSENT SHOULD CAREFULLY READ SECTIONS 33-13-101 THROUGH 33-13-310 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT OF 1988, AS AMENDED, ATTACHED TO THIS DOCUMENT AS APPENDIX D AND INCORPORATED INTO THIS DOCUMENT BY REFERENCE. FAILURE TO COMPLY CAREFULLY WITH THE STATUTORY PROCEDURES IN THE SOUTH CAROLINA BUSINESS CORPORATION ACT MAY RESULT IN THE FORFEITURE OF DISSENTERS' RIGHTS.

                              REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the premerger notification rules issued by the Federal Trade Commission, Springs and Heartland Springs were required to file notifications with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice in connection with the recapitalization, and the proposed recapitalization could not be completed until after the applicable waiting period expired or was earlier terminated by the U.S. federal antitrust regulatory authorities. Springs and Heartland Springs filed their Premerger Notification and Report Forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act with the Federal
Trade  Commission  and the Antitrust  Division on          ,  2001.  Springs and
Heartland  Springs  expect  that the  applicable  waiting  period will expire on
         , 2001, although the waiting period could be extended if the Federal Trade Commission or the Antitrust Division requests additional information or documentary material. If such a request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the thirtieth day after substantial compliance by the parties with such request. Even after the waiting period expires or has been terminated, the Federal Trade Commission or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the recapitalization or compel a divestiture of the shares.

      The proposed recapitalization may be a "notifiable transaction" for the purposes of Part IX of the Competition Act (Canada). As such, the proposed recapitalization may not be completed before the expiration or earlier termination of the applicable waiting period after notice of the proposed recapitalization, together with certain prescribed information, has been provided to the Commissioner of Competition. The waiting period is either 14 or 42 days from the time complete notification is provided to the Commissioner, depending on whether a short form or long form filing has been made. Alternatively, a party to a proposed merger may apply to the Commissioner for an Advanced Ruling Certificate, which may be issued by the Commissioner if he is satisfied that there are not sufficient grounds on which to apply in respect of the transaction to the competition Tribunal for an order under the merger provisions of the Act. The merger provisions of the Competition Act (Canada) permit the Commissioner to apply to the Competition Tribunal to seek relief in respect of a merger transaction which prevents or lessens, or would be likely to
prevent or lessen,  competition  substantially.  On           ,  2001, Heartland
Springs applied to the Commissioner for an Advanced Ruling Certificate in respect of the proposed recapitalization.

      As of the date of this document, the Commissioner had not completed his review of the parties' Advanced Ruling Certificate application. Based on the information available to the parties as of the date of this document, Springs and Heartland Springs do not believe that the proposed recapitalization will give rise to substantive competition law issues in Canada.

      Although not currently anticipated, Springs and Heartland Springs may need to obtain the approval or clearance of certain other foreign antitrust authorities. The parties anticipate, but cannot guarantee, that they would be able to obtain any requisite approvals and clearances.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes the material U.S. federal income tax considerations of the recapitalization to holders of Springs common stock. This discussion is based current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published positions of the Internal Revenue Service, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed below. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Springs common stock in light of such holder's particular circumstances or who is subject to special provisions of such law, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, or foreign estates or trusts as to the United States, persons who will own, actually or constructively, stock of Springs after the recapitalization, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation. In addition, the discussion does not address any aspect of U.S. state, local or foreign taxes. Accordingly, we urge you to consult with your own tax advisor to determine the particular tax consequences of the recapitalization to you.

      Your receipt of the recapitalization cash consideration will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable U.S. state, local or foreign income or other tax laws. Your gain or loss for U.S. federal income tax purposes will be equal to the difference between the amount of cash received in the recapitalization and the aggregate tax basis in your shares of Springs common stock converted into cash in the recapitalization. Gain or loss will be calculated separately for each block of Springs common stock converted into cash in the recapitalization.

      If shares of Springs common stock are held by you as capital assets, gain or loss recognized with respect to such shares will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the shares exceeds one year. Certain noncorporate stockholders will be eligible for a maximum U.S. federal income tax rate of 20% on long-term capital gain. In addition, the deductibility of capital losses is subject to limitations for both individuals and corporations.

      You may be subject to backup withholding at the rate of 31% with respect to the recapitalization cash consideration received by you, unless you (1) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact or (2) provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. To prevent the possibility of backup withholding on payments made pursuant to the recapitalization, you must provide the exchange agent with your correct taxpayer identification number by completing a Form W-9 or substitute Form W-9. If you do not provide Springs with your correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service as well as backup withholding. Any amount withheld under these rules is not additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

      The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the specific tax consequences of the recapitalization to you, including the application and effect of U.S. federal, state, local, and other tax laws and the possible effect of changes in such tax laws.

               SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      Our selected historical consolidated financial information for the five fiscal years 2000, 1999, 1998, 1997 and 1996 set forth below has been derived from our audited consolidated financial statements. The financial data should be read in conjunction with the financial statements and related notes that have been filed with the Securities and Exchange Commission. See "Incorporation of Certain Documents by Reference" on page 84.




                                                   2000         1999         1998         1997(D)      1996
---------------------------------------------------------------------------------------------------------------------

SUMMARY OF OPERATIONS: (in millions)

  Net sales..................................... $2,275.1     $2,220.4     $2,180.5     $2,226.1     $2,221.0
  Income from continuing operations.............     67.1         69.0         37.3         69.0         88.4(j)
  Net income....................................     67.1(a)      69.0(b)      37.3(c)      69.0(e)      84.9(f)
  Class A cash dividends declared...............      4.2         14.1         14.9         16.9         16.7
  Class B cash dividends declared...............      8.6          8.6          8.7          8.8          9.0
---------------------------------------------------------------------------------------------------------------------

PER SHARE OF COMMON STOCK:

  Income from continuing operations-diluted..... $    3.70    $    3.80    $    1.97    $    3.34    $    4.29(j)
  Net income-diluted............................      3.70(a)      3.80(b)      1.97(c)      3.34(e)      4.12(f)
  Class A cash dividends declared...............      1.32         1.32         1.32         1.32         1.32
  Class B cash dividends declared...............      1.20         1.20         1.20         1.20         1.20
  Shareholders' equity..........................     45.72        43.28        40.62        40.69        38.75
  Class A stock price range:....................
   High.........................................     48.81        43.63        61.00        54.75        50.50
   Low..........................................     22.63        27.06        31.75        41.00        38.38
---------------------------------------------------------------------------------------------------------------------

STATISTICAL DATA:

  Net income to net sales.......................      3.0%(a)      3.1%(b)      1.7%(c)      3.1%(e)      3.8%(f)
  Net income to average shareholders' equity....      8.4%(a)      9.2%(b)      5.0%(c)      8.6%(e)     11.1%(f)
  Operating return on assets employed(g)........      8.6%         9.1%         5.8%         8.6%         8.8%
  Inventory turnover(h).........................      3.7          4.2          4.1          4.6          4.8
  Accounts receivable turnover(i)...............      7.1          6.9          6.6          6.4          6.4
  Net sales divided by average assets...........      1.4          1.5          1.5          1.6          1.5
  Current ratio.................................      3.1          2.7          3.5          3.3          3.1
  Capital expenditures (in millions)............ $   93.3     $  166.8     $  115.0     $   99.3     $   75.1
  Depreciation (in millions).................... $   98.0     $   90.5     $   81.9     $   78.8     $   80.8
  Approximate number of shareholders............    2,459        2,548        2,636        2,856        3,000
  Average number of associates..................   18,200       18,300       18,000       20,100       21,700
---------------------------------------------------------------------------------------------------------------------

SELECTED BALANCE SHEET DATA: (in millions)

  Net working capital.......................... $   565.4     $  523.0     $ 555.8      $  546.4     $  537.4
  Net property.................................     617.9        625.6       549.7         541.2        534.6
  Total assets.................................   1,584.1      1,575.0     1,425.5       1,409.3      1,398.5
  Long-term debt...............................     283.3        283.5       268.0         164.3        177.6
  Shareholders' equity.........................     819.8        774.9       724.1         804.6        780.8
---------------------------------------------------------------------------------------------------------------------

   See Notes to Selected Historical Consolidated Financial Data on page 61.

NOTES:

(a) Net of restructuring and realignment expenses of $3.3 million. Without this unusual item, net income would have been $70.4 million, or $3.88 per diluted share, net income to sales would have been 3.1%, and return on average shareholders' equity would have been 8.8%.

(b) Net of year 2000 expenses of $0.6 million. Without this unusual item, net income would have been $69.6 million, or $3.83 per diluted share, net income to sales would have been 3.1 percent, and the return on average shareholders' equity would have been 9.3 percent.

(c) Net of restructuring and realignment expenses of $12.3 million, year 2000 expenses of $4.4 million, gains of $8.6 million on Springs' sale of its UltraSuede business and its Rock Hill, South Carolina facility, losses of $1.7 million on Springs' sale of its Industrial Products and Springfield businesses, and an impairment charge of $3.0 million recorded in connection with Springs' decision to close a terry manufacturing facility. Without these unusual items, net income would have been $50.1 million, or $2.64 per diluted share, net income to net sales would have been 2.3 percent, and the return on average shareholders' equity would have been 6.7 percent.

(d) Fiscal year 1997 includes 53 weeks, whereas all other years include 52 weeks.

(e) Net of restructuring and realignment expenses of $6.9 million, a $4.1 million gain on the sale of an investment, and year 2000 expenses of $1.7 million. Without these unusual items, net income would have been $73.5 million, or $3.56 per diluted share, net income to net sales would have been 3.3 percent, and the return on average shareholders' equity would have been 9.2 percent.

(f) Net of restructuring and realignment expenses of $21.0 million, a gain of $50.1 million on the sale of Clark-Schwebel, Inc., an extraordinary loss, net of an income tax benefit of $2.2 million, of $3.6 million, and other write-offs. Without these unusual items, net income would have been $64.6 million, or $3.13 per diluted share, net income to net sales would have been 2.9 percent, and the return on average shareholders' equity would have been 8.5 percent.

(g) Pretax income before interest expense divided by average of month-end total assets used in operations. For 2000, pretax income was net of restructuring and realignment expenses. Without this unusual item, operating return on assets employed would have been 8.9 percent. For 1999, pretax income was net of year 2000 expenses. Without this unusual item, operating return on assets employed would have been 9.2 percent. For 1998, pretax income was net of restructuring and realignment expenses, year 2000 expenses, gains on Springs' sales of its UltraSuede business and its Rock Hill, South Carolina facility, losses on Springs' sales of its Industrial Products and Springfield businesses, and an impairment charge in connection with Springs' decision to close a terry manufacturing facility. Without these unusual items, operating return on assets employed would have been 7.2 percent. For 1997, pretax income was net of realignment expenses, a gain on the sale of an investment, and year 2000 expenses. Without these unusual items, operating return on assets employed would have been 9.2 percent. For 1996, pretax income was net of restructuring and realignment expenses, a gain on the sale of Clark-Schwebel, Inc. and other write-offs. Without these unusual items, operating return on assets employed would have been 8.3 percent.

(h)   Cost of goods sold divided by average of month-end inventories.

(i)   Net sales divided by average of month-end receivables.

(j) Differs from net income by an extraordinary loss of $3.6 million due to an early extinguishment of debt, net of an income tax benefit of $2.2 million, or $0.17 per diluted share.

NOTE: Selected Historical Consolidated Financial Data includes the following since their respective dates of acquisition: American Fiber Industries, LLC, January 1999; and Regal Rugs, Inc., January 1999. Selected Financial Data also includes the following until their respective dates of disposition:
Clark-Schwebel, Inc., April 1996; Springs' UltraSuede business, August 1998; Springs' Industrial Products business, December 1998; Springs' Springfield business, December 1998; and Springs' UltraFabrics business, March 1999.

         COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

      Springs class A common stock is traded on the New York Stock Exchange under the symbol "SMI." The following table sets forth the high and low sale prices on the New York Stock Exchange and dividend information for shares of Springs class A common stock for the periods indicated:


                                            HIGH        LOW       CASH DIVIDENDS
                                            ----        ---       --------------
                                                                     PER SHARE
                                                                     ---------
1999
    First Quarter.......................     $42.50       $27.06         $0.33
    Second Quarter......................      43.63        27.81          0.33
    Third Quarter.......................      43.31        33.69          0.33
    Fourth Quarter......................      43.44        32.94          0.33
2000
    First Quarter.......................     $39.94       $34.00         $0.33
    Second Quarter......................      48.81        32.00          0.33
    Third Quarter.......................      34.06        27.13          0.33
    Fourth Quarter......................      32.44        22.63          0.33
2001
    First Quarter.......................     $45.45       $29.81         $0.33
    Second Quarter (through    , 2001)..


      There is no established public trading market for Springs class B common stock. The following table sets forth dividend information for shares of Springs class B common stock for the periods indicated:

                                          CASH DIVIDENDS
                                          --------------
                                            PER SHARE
                                            ---------
1999
    First Quarter.......................      $0.30
    Second Quarter......................       0.30
    Third Quarter.......................       0.30
    Fourth Quarter......................       0.30
2000
    First Quarter.......................      $0.30
    Second Quarter......................       0.30
    Third Quarter.......................       0.30
    Fourth Quarter......................       0.30
2001
    First Quarter.......................      $0.30
    Second Quarter (through    , 2001)..


      The following table sets forth the high and low sale prices and the closing price on the New York Stock Exchange for shares of Springs class A common stock on April 24, 2001, the last full trading day before the public announcement of the execution of the recapitalization agreement, and on
          , 2001, the most recent date for which quotations were available prior to the printing of this document. Shareholders are urged to obtain a current market quotation for the shares.

        DATE                HIGH                 LOW               CLOSE
        ----                ----                 ---               -----
    April 24, 2001         $43.84              $43.52              $43.69
            , 2001

                 DIRECTORS AND EXECUTIVE OFFICERS OF SPRINGS

      The following persons are the directors and executive officers of Springs as of the date of this document. During the last five years, none of these persons nor Springs has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor been a party to a civil proceeding (except for matters that were dismissed without sanction or settlement) of a judicial or administrative body of competent jurisdiction in which as a result of such proceeding, such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation with respect to such laws. Unless otherwise specified, each of the directors and executive officers of Springs is a citizen of the United States and has his or her principal business address and telephone at 205 North White Street, Fort Mill, South Carolina 29715, (803) 546-1500.



NAME AND ADDRESS AND CITIZENSHIP, IF APPLICABLE    PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
-----------------------------------------------    -------------------------------------------

JOHN F. AKERS                                      See  "Election  of  Directors-Directors and Nominees"
290 Harbor Drive
Stamford, Connecticut 06902-7441

JEFFREY A. ATKINS                                  Executive Vice President and Chief  Financial  Officer  (August 1999 to present).
                                                   Chief  Executive  Officer,  Pete's Brewing Co., a brewer,  514 High Street,  Palo
                                                   Alto, California 94301 (May 1997 to August 1998). Chief Financial Officer, Pete's
                                                   Brewing Co. (December 1996 to August 1998). Vice President--Corporate  Planning &
                                                   Strategy,  Quaker Oats Co., a food and beverage manufacturer,  Quaker Tower, P.O.
                                                   Box 049001, Chicago, Illinois 60604-9001 (March 1995 to December 1996).

CRANDALL C. BOWLES                                 See "Election of Directors--Directors and Nominees"

JOHN L. CLENDENIN                                  See "Election of Directors--Directors and Nominees"
P.O. Box 210818
West Palm Beach, Florida 33411

LEROY S. CLOSE                                     See "Election of Directors--Directors and Nominees"
Sandlapper Fabrics
60 Shelter Rock Road
Danbury, Connecticut 06810

CHARLES W. COKER                                   See "Election of Directors--Directors and Nominees"
Sonoco Product Company
One North 2nd Street
Hartsville, South Carolina 29550

GRACIE P. COLEMAN                                  Senior  Vice  President--Human   Resources  (February  1999  to  present).   Vice
                                                   President--Marketing  and  Corporate  Support for  Government  Solutions,  Lucent
                                                   Technologies, a communications systems manufacturer,  600 Mountain Avenue, Murray
                                                   Hill, New Jersey 07974 (1997 to February  1999).  Human Resources Vice President,
                                                   Lucent  Technologies  (1996 to 1997).  Human Resources Vice  President--Strategic
                                                   Partners Network Systems,  AT&T, a  telecommunications  company, 32 Avenue of the
                                                   Americas,  New York, New York  10013-2412  (1995 to 1996).


JOHN R. COWART                                     Senior Vice  President  & Chief  Purchasing  Officer  (August  1999 to  present).
                                                   Director of Sourcing--Europe,  General Electric, an industrial corporation,  3135
                                                   Easton Turnpike, Fairfield, Connecticut 06431-0001 (October 1997 to August 1999).
                                                   Director of Sourcing--Asia,  General Electric (May 1996 to October 1997). General
                                                   Manager--Sourced Products, General Electric (September 1994 to May 1996).

C. POWERS DORSETT                                  Senior Vice President--General  Counsel and Secretary (February 1996 to present).
                                                   Vice President--General Counsel and Secretary (February 1990 to January 1996).

WILLIAM K. EASLEY                                  Senior   Vice   President   (February   1996  to   present).   President--Textile
                                                   Manufacturing (May 1995 to present).

RAY GREER                                          Senior Vice President and Chief  Information  Officer  (October 1999 to present).
                                                   Vice   President--Information   Technology,   Philips  Electronics  China  Group,
                                                   Koninklijke  Philips Electronics N.V., an electronics  company,  Rembrandt Tower,
                                                   Amstelplein 1, 1096 Ha Amsterdam, The Netherlands (1998 to October 1999). General
                                                   Manager--Information  Technology,  Philips  Electronics China Group  (1996-1998).
                                                   Principal,  IBM Corporation,  an information technology company, Armonk, New York
                                                   10504 (1992-1996).

SAMUEL J. ILARDO                                   Vice  President and  Treasurer  (April 1998 to present).  Treasurer  (May 1995 to
                                                   April 1998).

STEPHEN P. KELBLEY                                 Executive Vice President (September 1991 to present). President--Home Furnishings
                                                   Operating Group (February 1998 to present).  President--Diversified Home Products
                                                   Group (January 1997 to February 1998). President--Diversified Products Group (May
                                                   1995 to January 1997).

WILLIAM G. KELLEY                                  See "Election of Directors--Directors and Nominees"
P.O. Box 10548
Naples, Florida 34101-0548

JOHN H. MCARTHUR                                   See "Election of Directors--Directors and Nominees"
Graduate School of Business Administration
Harvard University
Fowler 31, Soldiers Field
Boston, Massachusetts 02163

CHARLES M. METZLER                                 Vice  President--Controller  (February  1996  to  present).   Controller--Springs
                                                   Canada, Inc. (September 1992 to January 1996).

THOMAS P. O'CONNOR                                 Executive Vice President (August 1992 to present). President--Sales and Marketing
                                                   Group  (February  1998 to present).  President--Bed  Fashions  Group (May 1995 to
                                                   February  1998).

ALDO PAPONE                                        See "Election of Directors--Directors and Nominees"
American Express
American Express Tower, World Financial Center
200 Vessey Street, 50th Floor
New York, New York 10285-5007A

ROBIN B. SMITH                                     See "Election of Directors--Directors and Nominees"
Publishers Clearing House
382 Channel Drive
Port Washington, New York 11050

SHERWOOD H. SMITH, JR.                             See "Election of Directors--Directors and Nominees"
Carolina Power & Light Company
P.O. Box 1551
410 South Wilmington Street
Raleigh, North Carolina 27602

STEWART TURLEY                                     See "Election of Directors--Directors and Nominees"
Eckerd Corporation
Suite 201
1465 South Forth Harrison Avenue
Clearwater, Florida 33756

ELIZABETH M. TURNER                                Vice  President--Public  Affairs  (March  1999 to  present).  Director  of Public
                                                   Relations  (September  1997 to February  1999);  Director--Corporate  Affairs for
                                                   Coca-Cola Bottling Company Consolidated,  a beverage distributor,  4100 Coca-Cola
                                                   Plaza,  Charlotte,   North  Carolina  28211  (September  1996  to  August  1997).
                                                   Manager--Corporate  Affairs for Coca-Cola Bottling Company Consolidated  (October
                                                   1990 to August 1996).

                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

      Pursuant to Springs' bylaws, the Springs board of directors has established the number of directors of Springs to be eleven as of the date of the annual meeting. Each of the nominees named below was elected as a director of Springs at last year's annual meeting. Each person has been nominated for election as a director to hold office until the earlier of the completion of the recapitalization, the next annual meeting of shareholders or the election of a successor.

      Shares represented by the enclosed proxy will be voted FOR the election of the nominees unless authority is withheld for all or any of the nominees. Although the Springs board does not contemplate that any of the eleven nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Springs board may recommend, or the Springs board may reduce the size of the board.

      The election of Springs directors is conducted by cumulative voting whereby each shareholder is entitled to cast the number of votes equal to (1) the number of votes to which his shares are entitled multiplied by (2) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

      The following information is submitted respecting the nominees for election:

[PHOTO]
JOHN F. AKERS, AGE 66, RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF INTERNATIONAL BUSINESS MACHINES CORPORATION. Mr. Akers served as chairman and chief executive officer of IBM from 1986 until his retirement in May 1993. A director of Springs since December 1993, Mr. Akers is also a director of Hallmark Cards, Inc., Lehman Brothers Holdings, Inc. (New York), The New York Times Company, PepsiCo., Inc., and W. R. Grace & Co.

[PHOTO]
CRANDALL CLOSE BOWLES, AGE 53, CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER OF SPRINGS. Mrs. Bowles served as executive vice president of Springs from April 1992 until January 1997, when she became president and chief operating officer. She served in these positions until January 1, 1998, when she became chief executive officer. She was elected to the additional position of chairman of the board in April 1998. A director of Springs since 1978, Mrs. Bowles is also a director of Deere & Company.

[PHOTO]
JOHN L. CLENDENIN, AGE 66, CHAIRMAN EMERITUS OF BELLSOUTH CORPORATION. Mr. Clendenin served as chairman and chief executive officer of BellSouth, a communications services company, 1155 Peachtree Street, N.E., Room 15G03, Atlanta, Georgia 30309-3610, from 1984 until December 1996 and as chairman through December 1997. A director of Springs since 1990, Mr. Clendenin is also a director of Coca-Cola Enterprises Inc., Equifax Inc., Home Depot Inc., The Kroger Company, National Service Industries, Inc., Nabisco Group Holdings and Nabisco Holdings, Inc., Powerwave Technologies Inc. and Wachovia Corporation.

[PHOTO]
LEROY S. CLOSE, AGE 50, CHAIRMAN OF SANDLAPPER FABRICS, INC., A PRINTER AND CONVERTER OF TEXTILE FABRICS, SINCE JANUARY 2001, WHEN THE POSITION OF CHAIRMAN WAS FIRST CREATED. Mr. Close served as president and chief executive officer of Sandlapper Fabrics from 1986 until January 2001. A director of Springs since 1991, Mr. Close was a vice president of Springs' former Apparel Fabrics Division from 1983 to 1986. Mr. Close is a brother of Mrs. Bowles.

[PHOTO]
CHARLES W. COKER, AGE 67, CHAIRMAN OF SONOCO PRODUCTS COMPANY SINCE 1990. A director of Springs since 1977, Mr. Coker served as chief executive officer of Sonoco, a packaging company, from 1976 to 1998. Mr. Coker is also a director of Bank of America Corporation, Carolina Power & Light Company and Sara Lee Corporation.

[PHOTO]
WILLIAM G. KELLEY, AGE 55, FORMER CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT OF CONSOLIDATED STORES CORPORATION, A SPECIALTY RETAIL COMPANY, FROM 1990 UNTIL 2000. Mr. Kelley is a consumer products/retailing consultant and became a director of Springs in February 2000. The address of Consolidated Stores Corporation is 300 Phillipi Road, P.O. Box 28512, Columbus, Ohio 43228.

[PHOTO]
JOHN H. MCARTHUR, AGE 66, DEAN OF THE FACULTY, HARVARD UNIVERSITY GRADUATE SCHOOL OF BUSINESS ADMINISTRATION, FROM 1980 UNTIL HIS RETIREMENT IN 1995. Mr. McArthur presently serves as senior advisor to the president of the World Bank, a provider of development assistance, 1818 H Street, N.W., Washington, D.C. 20433. A director of Springs since 1989, Mr. McArthur is also a director of AES Corporation, BCE Inc., Cabot Corporation, Columbia/HCA Healthcare Corporation, Glaxo Wellcome plc, KOC Holdings, A.S., and Rohm and Haas Company.

[PHOTO]
ALDO PAPONE, AGE 68, SENIOR ADVISOR, AMERICAN EXPRESS COMPANY, 1991 TO PRESENT. A director of Springs since April 1993, Mr. Papone served as chairman and chief executive officer from 1989 to 1990, and as president and chief operating officer from 1985 to 1989, of American Express Travel Related Services Company, Inc. Mr. Papone served as a director of American Express Company from 1990 to 1998. Mr. Papone is also a director of Hyperion Solutions Corporation.

[PHOTO]
ROBIN B. SMITH, AGE 61, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF PUBLISHERS CLEARING HOUSE. Ms. Smith served as president of Publishers Clearing House, a subscription agency, from 1981 to August 1996, when she was elected chairman, and has served as its chief executive officer since 1988. Ms. Smith has served as a director of Springs since 1993 and is also a director of BellSouth Corporation, Kmart Corporation, Texaco, Inc., and two clusters of mutual funds administered by Prudential Investments Mutual Fund Management LLC.

[PHOTO]
SHERWOOD H. SMITH, JR., AGE 66, CHAIRMAN EMERITUS OF CP&L. Mr. Smith served as chief executive officer of Carolina Power & Light, a predecessor of Progress
Energy Company, a public utility holding company, from September 1979 until October 1996, as chairman from 1980 to 1999, and as president from 1976 to 1992. A director of Springs since 1991, Mr. Smith is also a director of Wachovia Corporation and Nortel Networks Corp., and a trustee of Northwestern Mutual Life Insurance Company.

[PHOTO]
STEWART TURLEY, AGE 66, RETIRED CHAIRMAN OF ECKERD CORPORATION. Mr. Turley served as chief executive officer of Eckerd Corporation, a drugstore chain, from 1974 to February 1996, as its chairman from 1975 until February 1997, and as its president from 1974 to 1993. A director of Springs since 1984, Mr. Turley is also a director of MarineMax, Inc., Sprint Corp., and Watermark Communities, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS

      During 2000, the Springs' board of directors held five meetings. Springs' ten non-employee directors serve as the committee members of all committees with the exception of the audit committee which is composed of Messrs. Akers, Clendenin, and Smith and Ms. Smith. All directors attended at least 75% of the total number of meetings of the Springs board and committees of the board on which they serve during 2000. Except for the audit committee, the committees do not meet on a regular basis but only as circumstances require. The audit committee, which is responsible for review of the integrity of Springs' financial reporting, review of its internal controls and recommendation of independent auditors, met three times during 2000. The management compensation and organization committee met five times. This committee approves the annual compensation of the chief executive officer and has responsibility for approval of compensation arrangements for key executives, approval of executive compensation plans, evaluation of the chief executive officer's performance, and ensuring management continuity and succession, including recommending a successor to the chief executive officer in the event of a vacancy. The committee on directors and corporate governance, which is responsible for making recommendations to the Springs board with respect to the governance of Springs and the board, directors' compensation, nomination of candidates for director and evaluation of the board's performance, met one time. This committee will consider any recommendations made in writing by shareholders regarding possible candidates for the Springs board. Such recommendations should be directed to the Secretary of Springs. The finance committee, which is responsible for review of Springs' financial policies and planning, review of methods of financing and recommendations with respect to acquisitions and divestitures, and which has certain fiduciary responsibilities under benefit plans, did not meet in 2000.

                 DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of compensation for the chief executive officer and each of the four other most highly compensated executive officers of Springs.

                                          SUMMARY COMPENSATION TABLE
                                     ANNUAL COMPENSATION (1)                LONG-TERM COMPENSATION
                                  ----------------------------            --------------------------
                                                                           AWARDS
                                                           OTHER       -------------      LONG-TERM    ALL
           PRINCIPAL                                       ANNUAL   RESTRICTED  OPTIONS/  INCENTIVE   OTHER
NAME       POSITION     YEAR       SALARY         BONUS     COMP      STOCK      SARs      PAYOUTS    COMP(2)
---------  -----------  ---------  -------------  -------  -------  ----------  --------  ----------  -------

Bowles,    Chairman and 2000      $637,504     $       0     0          0           0         0      $79,482
C.C.       Chief        1999       569,170       418,340     0          0           0         0       52,289
           Executive    1998       540,000       137,700     0          0           0         0       53,572
           Officer

Atkins,    Executive    2000      $333,136       $20,988     0          0           0         0      $30,585
J.A. (3)   Vice         1999       128,429        67,426   36,158(4)    0      35,000         0        3,356
           President    1998             0             0     0          0           0         0            0
           and CFO

Dorsett,   Senior       2000      $269,720       $15,293     0          0           0         0      $28,962
C.P.       Vice         1999       256,936       121,402     0          0      10,000         0       51,919
           President--  1998       244,728        45,000     0          0       9,000         0       21,525
           General
           Counsel &
           Secretary

Kelbley,   Executive    2000      $366,672       $23,101     0          0           0         0      $40,619
S.P.       Vice         1999       338,672       177,803     0          0      15,000         0       79,174
           President    1998       328,008        73,500     0          0      20,000         0       32,355

O'Connor,  Executive    2000      $366,672       $30,000     0          0           0         0      $40,617
T.P.       Vice         1999       325,136       177,803     0          0      15,000         0       78,909
           President    1998       296,679        70,000     0          0      20,000         0       28,672
----------------------


(1) Includes amounts earned in fiscal year, regardless of whether deferred.

(2) Includes the following:

    (a) Springs' contributions to the Springs of Achievement Partnership Plan, which is a tax qualified profit sharing and savings plan in which a majority of Springs' associates participate. Amounts credited for 2000 are as follows:

                                             PROFIT SHARING
                              SAVINGS FUND   RETIREMENT FUND
                              ------------   ---------------
         Mrs. Bowles.......      $3,400          $8,758
         Mr. Atkins........       3,400           8,758
         Mr. Dorsett.......       3,400           8,758
         Mr. Kelbley.......       3,400           8,758
         Mr. O'Connor......       3,400           8,758

    (b) For 1999, credits to a contingent compensation plan. In this plan, amounts credited to the participant's account are contingent upon continued employment with Springs and through 2000 vested at a rate of 10 percent per year until termination of employment. A participant's entire account, however, is fully vested upon retirement on or after age 65, death, or total disability. Beginning in January 2001, the unvested portion of each participant's account will vest in full over three years. The account balance through 2000 has been adjusted each year by an adjustment factor which is equivalent to an interest rate selected by the Springs board's management compensation and organization committee. Beginning in January 2001, the accounts were transferred to the participants' accounts within Springs' Deferred Compensation Plan and will be adjusted by the choices available under that plan as well as the interest rate previously approved by the committee with respect to the Contingent Compensation Plan. No amounts were credited during 1998 or 2000 under this plan.

    (c) Credits to an excess benefit plan and a deferred compensation plan, which provide for credits equivalent to contributions under the Springs of Achievement Partnership Plan for deferred compensation and compensation in excess of limitations provided under the Internal Revenue Code. Amounts credited for 2000 are as follows:

               Mrs. Bowles..................    $67,324
               Mr. Atkins...................     18,427
               Mr. Dorsett..................     16,804
               Mr. Kelbley..................     28,461
               Mr. O'Connor.................     28,459

(3) Mr. Atkins joined Springs on August 9, 1999.

(4) Payments pursuant to Springs' moving allowance and home sale program.

OPTION TABLES

      No options were granted to executive officers in 2000. The following table provides information about options held by the named executive officers.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL-YEAR-END OPTION/SAR VALUES
                                                                                VALUE OF UNEXERCISED, IN-THE-
                                          NUMBER OF UNEXERCISED OPTIONS/            MONEY OPTIONS/SARs AT
                                             SARs AT FISCAL YEAR END                 FISCAL YEAR END (1)
                                          ------------------------------        -----------------------------
                    SHARES
                   ACQUIRED      VALUE
NAME              ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE          EXERCISABLE   UNEXERCISABLE
----              -----------   --------   ------------- ---------------        ------------- ---------------

Bowles, C.C....        0           0           68,500              0              $      0          $0
Atkins, J.A....        0           0                0         35,000                     0           0
Dorsett, C.P...        0           0           66,000         19,000                85,938           0
Kelbley, S.P...        0           0           83,500         35,000               103,125           0
O'Connor, T.P..        0           0           83,500         35,000               103,125           0

------------------

(1) Value is based on the difference between the closing market price of the underlying class A common stock at December 29, 2000 ($32.4375), and the exercise or base price.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

      No long-term incentive awards were granted in 2000.

RETIREMENT PLANS

      In 1996, the Springs board of directors adopted a Supplemental Executive Retirement Income Plan for certain executives who are designated as participants by the management compensation and organization committee. Target benefit amounts payable under this plan are reduced by one half of social security benefits and by the equivalent value of (1) profit-sharing and Springs matching benefits payable under the Springs of Achievement Partnership Plan and Deferred Compensation Plan, (2) benefits under Springs' Excess Benefit Plan and Contingent Compensation Plan, and (3) certain deferred compensation attributable to a defined benefit plan previously maintained by Springs. The years of credited service as of January 1, 2001, for the named executive officers who participate in this plan are as follows: Mrs. Bowles, nine years; Mr. Atkins, one year; Mr. Dorsett, ten years; Mr. Kelbley, nine years; and Mr. O'Connor, 32 years. The following table sets forth target benefit amounts payable (before the reductions described above) in the form of a straight-life annuity beginning at age 62 for various levels of final average compensation and years of service:

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
             FINAL AVERAGE   -------------------------------------------
            COMPENSATION(1)      10          15         20          25
           -----------------  ---------  ---------  ----------  --------
                $300,000      $72,000    $108,000   $144,000    $180,000
                 500,000      120,000     180,000    240,000     300,000
                 700,000      168,000     252,000    336,000     420,000
                 900,000      216,000     324,000    432,000     540,000
               1,100,000      264,000     396,000    528,000     660,000

------------

(1) Final average compensation means the average of salary and bonus (which are shown in the summary compensation table) paid or earned for the five years of the last ten years of employment that provide the highest average.

CHANGE-OF-CONTROL AGREEMENT

      On August 9, 1999, Springs entered into a change of control and severance agreement with its chief financial officer, Jeffrey A. Atkins. Pursuant to the agreement, Mr. Atkins is entitled to receive lump-sum severance of one year's base salary and target bonus (computed based on his highest rate of compensation during the 24-month period ending on his termination date), as well as a prorated bonus for the year of termination, upon any termination of his employment by Springs without cause, or upon a termination by Mr. Atkins for "good reason" (as defined in the agreement) during certain periods preceding the date of a "change of control" (as defined in the agreement) of Springs or the date of the signing of an agreement pursuant to which Springs would undergo a change of control and during the 36 months following a change of control. Mr. Atkins will be resigning from Springs at the end of May 2001. Although he will not technically be entitled to the severance benefits described above, Springs has agreed to pay Mr. Atkins the severance amounts described above in connection
with his resignation.  The severance  amount will be approximately  $          ,
and the prorated bonus will be determined after Springs' financial results for 2001 are available. In return, Mr. Atkins will waive any claims against Springs or rights to other severance, and will agree, for a period of one year following his termination, neither to compete with Springs nor to solicit Springs employees with whom he worked during the two years preceding his termination to compete with Springs. Mr. Atkins will receive $46.00 per share for each of the 500 deferred shares that he was to be awarded as part of his hiring by Springs in 1999 that would have vested prior to his termination.

MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT

      This report describes the compensation policies of the management compensation and organization committee (the compensation committee) applicable to the executive officers of Springs named in the summary compensation table, including the specific relationship of corporate performance to compensation of executive officers for 2000. The report also discusses the 2000 compensation of Mrs. Bowles, Springs' chief executive officer.

   COMPENSATION PHILOSOPHY

      Springs' executive compensation program is linked to corporate performance and return to shareholders. To this end, Springs has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Springs' success in meeting specified performance goals and to appreciation in Springs' stock price. To allow monitoring of the strategy, a benchmark of median compensation levels for median performance is used. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in Springs' business strategy, to link executive and shareholder interests through equity-based plans and to provide a compensation program that recognizes individual contributions as well as overall business results.

   MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE

      The compensation committee is composed of Springs' ten non-employee directors and is responsible for approval of compensation arrangements for key executives and executive compensation plans. The compensation committee reviews compensation recommendations from the chief executive officer for executive officers who report to the chief executive officer, including those officers named in the summary compensation table. The compensation committee also
approves  Mrs.   Bowles'  salary   following  the  committee's   review  of  her
performance.

      The  compensation  committee  periodically  conducts  reviews of  Springs'
executive compensation program. In 2000, the compensation committee received reports from management regarding assessments conducted by independent compensation consultants of the effectiveness of Springs' compensation program and its comparison to peer groups of public corporations recommended by the consultants. In making comparisons, the primary consideration is the competitiveness of Springs' annual and long term components of compensation. The compensation reviews permit an ongoing evaluation of the link between Springs' performance and its executive compensation as compared to the compensation programs of other similarly positioned companies.

   COMPENSATION PROGRAM

      Springs' compensation program reflects a weighting of annual base salary and bonuses (the annual component) and equity-based incentives (the long-term component). For 2000, the annual bonus opportunity for the chief executive officer was based solely on the achievement of a specific corporate financial target. For Springs' other executive officers 75% of the executive's bonus opportunity was based on achievement of a specific corporate financial target and 25% was based on individual performance.

      (1)  ANNUAL COMPONENT: BASE SALARY AND ANNUAL BONUS

      Base Salary. Base salaries for executive officers are determined with reference to a salary grade level for each job. These levels are determined by evaluating the responsibilities of each position and comparing it with other comparable executive officer positions in the marketplace. Salary adjustments for executive officers are currently made in twelve-month intervals under Springs' compensation policy. The amount of adjustment is determined by the compensation committee for all executive officers who report to the chief executive officer within specified limits adopted for all of Springs' associates. The committee bases its determination upon the chief executive officer's evaluation of each executive officer's personal performance. The base salaries of the named executive officers generally are at or less than the midpoint of comparable positions at those companies within the compensation peer group. Increases in base salary for the named executive officers in 2000 were based on subjective evaluations of individual performance as well as the need to maintain salaries at competitive levels.

      Annual Bonus. Executive bonuses in 2000 were earned pursuant to Springs' Achievement Incentive Plan. Under the Achievement Incentive Plan for 2000, the chief executive officer's bonus opportunity was based solely on performance of Springs as measured by specific corporate financial targets. For other executive officers, the Achievement Incentive Plan for 2000 links compensation to the performance of Springs as measured by specific corporate financial targets and to individual personal performance. The maximum potential bonuses range from 80% to 140% of annual base salary depending on the executives' salary grades.

      (2)  LONG-TERM COMPONENT

      To align shareholders' and executive officers' interests, Springs' compensation program includes long-term compensation in the form of performance unit awards and stock options. The value of these awards is related to the value of Springs' common shares. These awards are made under Springs' Incentive Stock Plan.

      In 2000, no performance unit awards or stock options were granted to executive officers. Springs did, however, initiate a review in 2000 of the long-term component of executive compensation.

   CHIEF EXECUTIVE OFFICER COMPENSATION

      Under the compensation committee's policy regarding chief executive officer compensation, over one-half of Mrs. Bowles' compensation opportunity is at risk based on Springs' performance. Mrs. Bowles' salary rate was increased in March 2000 as a result of the committee's evaluation of her performance and because of her low base compensation relative to the median of her peer group. The committee also considered her performance in prior years.

      Mrs. Bowles did not receive any bonus under the Achievement Incentive Plan for 2000 because Springs did not achieve its corporate financial target.

      The compensation committee has concluded that Mrs. Bowles' performance warrants the compensation for 2000 as reflected in the summary compensation table.

      The compensation committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The compensation committee's current policy is to assure that all compensation is deductible under Section 162(m) when paid.

              Management Compensation and Organization Committee

                              C. W. Coker, Chairman
                              J. F. Akers
                              J. L. Clendenin
                              L. S. Close
                              W.G. Kelley
                              J. H. McArthur
                              A. Papone
                              R. B. Smith
                              S. H. Smith, Jr.
                              S. Turley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Leroy S. Close, a member of the compensation committee, is chairman of Sandlapper Fabrics, Inc., which received payments from Springs in 2000 totaling $1,356,068 for printed fabric and printing services. Additionally, Mr. Close was a divisional officer of Springs from 1983 to 1986 and is affiliated with Kanawha Insurance Company, which received $4.18 million in 2000 for administrative services provided to Springs' self-funded medical plan and for group life insurance premiums, and with The Springs Company and affiliated or related entities, which received $18,159 from Springs for rent, reimbursement of property taxes on the Founder's House, railroad track maintenance, and miscellaneous goods and services, and which paid Springs $33,989 in 2000 for administrative, maintenance, and courier services. These transactions are also described under "Other Annual Meeting Matters--Transactions with Certain Persons" on page 81.

PERFORMANCE GRAPH

Comparative Five-Year Total Returns *
Springs Industries, Inc., S&P 500, Peer Group

[Line graph depicting total shareholder returns for SPRINGS INDUSTRIES-CL A, S&P SMALLCAP600 INDEX and PEER GROUP#2 for the years ending Dec95, Dec96, Dec97, Dec98, Dec99 and Dec00]

----------------------
* Cumulative total return assumes reinvestment of dividends.

                                               ANNUAL RETURN PERCENTAGE
                                                      YEARS ENDING

 COMPANY NAME / INDEX                    DEC96    DEC97   DEC98    DEC99   DEC00
 -------------------------------------------------------------------------------
 SPRINGS INDUSTRIES -CL A                 6.96    24.14  -17.85     0.07  -15.41
 S&P SMALLCAP 600 INDEX                  21.32    25.58   -1.31    12.40   11.80
 PEER GROUP                              10.20    17.98  -15.18   -19.15   25.83

                                              INDEXED RETURNS
                                  BASE          YEARS ENDING
                                 PERIOD
 COMPANY NAME / INDEX            DEC95   DEC96    DEC97   DEC98    DEC99   DEC00
 -------------------------------------------------------------------------------
 SPRINGS INDUSTRIES -CL A          100  106.96   132.77  109.08   109.15   92.34
 S&P SMALLCAP 600 INDEX            100  121.32   152.36  150.37   169.02  188.96
 PEER GROUP                        100  110.20   130.01  110.27    89.15  112.18

      Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Springs' class A common stock, S&P 500, and peer group.

      The peer group is composed of those fifty S&P 500 companies with market capitalizations closest to Springs' as of the beginning of Springs' 2000 fiscal year, which the compensation committee believes is the most representative group for purposes of comparing Springs' shareholders' return. The compensation committee believes a representative group of reporting companies cannot be identified in the same industry or lines of business as Springs and that published industry indexes are not representative of Springs and its lines of business.

                              PEER GROUP COMPANIES

Alberto-Culver Co -CL B     Dillards Inc. -CL A        Pactiv Corp.
Allegheny Technologies Inc. EOG Resources Inc.         Peoples Energy Corp.
Allied Waste Inds. Inc.     FMC Corp.                  Perkinelmer Inc.
American Greetings -CL A    Great Lakes Chemical Corp. Potlatch Corp.
Andrew Corp.                HealthSouth Corp.          Power-One Inc.
Autodesk Inc.               Homestake Mining           Pulte Corp.
Ball Corp.                  Humana Inc.                Reebok International Ltd.
Bemis Co.                   KB Home                    Rowan Cos. Inc.
Briggs & Stratton           Longs Drug Stores Inc.     Ryder System Inc.
Brunswick Corp.             Louisiana-Pacific Corp.    Snap-On Inc.
Centex Corp.                Manor Care Inc.            Sunoco Inc.
Consolidated Stores Corp.   McDermott Intl. Inc.       Tektronix Inc.
Cooper Tire & Rubber        Meredith Corp.             Thomas & Betts Corp.
Coors (Adolph) -CL B        Millipore Corp.            Timken Co.
Crane Co.                   National Service Inds.     Tupperware Corp.
Cummins Engine              Inc.                       Worthington Industries
Deluxe Corp.                Nicor Inc.
                            Oneok Inc.

COMPANIES IN LAST YEAR'S PEER GROUP THAT ARE NOT INCLUDED IN THE CURRENT PEER
                                      GROUP

Aeroquip-Vickers, Inc.     Fosterwheeler Corporation    Milacron, Inc.
ASARCO Incorporated        Fruit of the Loom, Ltd.      Moore Corporation Ltd.
Battle Mountain Gold Co.   W R Grace & Co.              Nacco Industries Inc.
Bethlehem Steel            Great Atlantic & Pacific     Oryx Energy Co.
Corporation                Tea Co., Inc.                Pep Boys Manny Moe &
Cabletron Systems          Harnischfeger Industries,    Jack
Case Corp                  Inc.                         Polaroid Corporation
Cyprus Amax Minerals       Harrahs Entertainment Inc.   Russell Corp
Company                    Helmerich & Payne, Inc.      Shared Medical Systems
Data General Corp          IKON Office Solutions, Inc.    Corporation
Eastern Enterprises        Jostens, Inc.                Venator Group, Inc.
Fleetwood Enterprises,     Kaufman & Broad Home Corp
Inc.

DIRECTORS' COMPENSATION

      Directors who are not employees of Springs (outside directors) receive an annual cash retainer of $24,000 and, as described below, restricted shares of Spring's class A common stock under Springs' Restricted Stock Plan for Outside Directors equal in value to the cash retainer received during the preceding year. In addition, each outside director receives a fee of $2,500 for attendance at each special meeting of the Springs board and $1,000 for each special meeting conducted by telephone. Chairmen of board committees each receive an additional annual fee of $3,000.

      Under the terms of the Restricted Stock Plan for Outside Directors, each outside director receives an annual grant of shares of class A common stock (restricted shares) as of the day before each annual meeting of shareholders having a market value equal to the annual cash retainer fee earned by the director for the preceding year. The shares are subject to forfeiture and restrictions on transfer and become vested upon the termination of the outside director's service on the Springs board on account of (1) retirement in compliance with the board's mandatory retirement policy; (2) failure to be reelected; or (3) death or disability. In addition, the restriction period may end with the approval of the board on a case-by-case basis if an outside director terminates his or her service as a member of the board (1) for reasons of personal or financial hardship; (2) to serve in any governmental, diplomatic or any other public service position or capacity; (3) to avoid or protect against a conflict of interest; (4) on the advice of legal counsel; or (5) as a result of any other extraordinary circumstances that the board determines to be comparable to the foregoing.

      Upon the completion of the restriction period, all restricted shares granted to an outside director and any distributions thereon retained by Springs during the restriction period become vested. If an outside director leaves the Springs board for any reason other than as set forth above, then all restricted shares issued to such outside director would be forfeited to Springs.

      An outside director may elect deferral of compensation, including the restricted shares, under Springs' Deferred Compensation Plan for Outside Directors. Under this plan, amounts deferred are (1) held as units equivalent to Springs' class A common stock and credited with additional units equal to the number of shares which could be purchased with dividends paid on an equivalent number of shares of class A common stock, or (2) credited to an interest account which is credited quarterly with interest equal to the Lehman Brothers Corporate Long-Term Baa Index.

      Three directors have a deferral account under an Outside Directors COLI Deferred Compensation Plan related to fees earned during the four-year period ending April 1990. Those accounts are credited with interest at an annualized rate equal to Moody's Seasoned Corporate Bond Yield Index, plus 2% to age 55 and plus 4% thereafter and are paid out when board service ends.

      Credits under the COLI Plan and the Deferred Compensation Plan are only contractual obligations of Springs and create no rights superior to other unsecured, general creditors.

      During 2000, Mr. Papone provided consulting services to Springs for which he was paid $58,000. These services included meetings and consultations with Springs' Market Strategy Group regarding consumer advertising and contacts with Springs' primary advertising agency. In addition, Mr. Papone reviewed certain of Springs' advertising programs and consumer packaging. Mr. Papone will provide similar services in 2001 and has been paid a retainer of $50,000. The retainer may be adjusted depending on the extent of consulting services provided in 2001.

                          OTHER ANNUAL MEETING MATTERS

REPORT OF THE AUDIT COMMITTEE

      The audit committee of the Springs board of directors oversees Springs' financial reporting process on behalf of the Springs board pursuant to an audit committee charter adopted by the Springs board, which is attached as Appendix E. The Springs board has determined that members of the audit committee are independent as defined in the rules of the New York Stock Exchange.

      Springs' management has primary responsibility for Springs' financial reporting process and internal controls. Springs' independent auditors are responsible for performing an independent audit of Springs' consolidated financial statements in accordance with accounting standards generally accepted in the United States and have provided their opinion that Springs' financial statements fairly present financial position, results of operations and cash flows for fiscal year 2000 in accordance with generally accepted accounting principles. The audit committee's responsibility is to provide oversight on behalf of the Springs board regarding the financial reporting processes and internal controls and to recommend to the Springs board the engagement of Springs' independent auditors.

      In performing its responsibilities, the audit committee met three times during fiscal year 2000. During the year, the audit committee discussed with Springs' independent auditors the overall scope and plans for their audit. These discussions included those matters required to be discussed by the Statement on Auditing Standards No. 61 relating to conduct of the audit. In addition, the audit committee met with the independent auditors, with and without management being present, to discuss the results of their examinations, their evaluations of Springs' internal controls and the overall quality of Springs' financial reporting. The audit committee also reviewed the non-audit services and the fees billed for these services by the independent auditors. These services and fees are set forth in the following schedule:

                          FINANCIAL INFOMATION SYSTEMS
AUDIT FEES               DESIGN AND IMPLEMENTATION FEES     ALL OTHER FEES
----------               ------------------------------     --------------
$591,000                                0                      $494,000

      Springs' independent auditors have provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee discussed with the independent auditors that firm's independence. Based on these disclosures and discussions, the audit committee has determined that the provision of the non-audit services described in the above table is compatible with maintaining the independent auditors' independence.

      In reliance on the reviews and discussions with management and the independent auditors, the audit committee recommended to the Springs board that the audited financial statements be included in Springs' annual report on Form 10-K for the fiscal year ended December 30, 2000, and that the Springs board engage, subject to shareholder approval, Deloitte & Touche as Springs' independent auditors for fiscal year 2001.

                                 Audit Committee
                                 ---------------
                              John L. Clendenin, Chairman
                              John F. Akers
                              Robin B. Smith
                              Sherwood H. Smith, Jr.

RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS

      Upon the recommendation of the audit committee of the Springs board of directors, the Springs board has appointed Deloitte & Touche LLP as independent certified public accountants for Springs to audit the consolidated financial statements of Springs and its subsidiaries for the 2001 fiscal year.

      Deloitte & Touche has acted for Springs in this capacity since 1940. Its representatives will attend the annual meeting, will be given the opportunity to make a statement if they desire and will respond to questions directed to them relating to their audit or to Springs' financial statements.

      Springs' board of directors recommends ratification of the appointment of Deloitte & Touche as independent certified public accountants for Springs to audit the consolidated financial statements of Springs and its subsidiaries for the 2001 fiscal year. If a majority of the votes cast at the annual meeting, in person or by proxy, should not approve such appointment, the audit committee and the Springs board will reconsider the appointment of independent certified public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AS OF FEBRUARY 15, 2001:

                                        CLASS A
                                      COMMON STOCK  CLASS B    PERCENT OF
                        NAME           (1)(2)(3)  COMMON STOCK   CLASS B
                 ---------------------------------------------------------
                  DIRECTORS & NOMINEES
                  J. F. Akers.......    4,034
                  C. C. Bowles......   84,998 (4)  135,600 (5)     1.9%
                  J. L. Clendenin...    3,927
                  L. S. Close.......    7,727       73,305 (5)     1.0%
                  C. W. Coker.......    5,227
                  W. G. Kelley......        0
                  J. H. McArthur....    3,727
                  A. Papone.........    4,384
                  R. B. Smith.......    3,041
                  S. H. Smith, Jr...    3,911
                  S. Turley.........    5,270
                  EXECUTIVE OFFICERS
                  J. A. Atkins......    3,000
                  G. P. Coleman.....        0
                  J. R. Cowart......    2,534
                  C. P. Dorsett.....   67,709 (4)
                  W.K. Easley.......   68,702 (4)
                  R. Greer..........    2,453
                  S. J. Ilardo......      307
                  S. P. Kelbley.....   84,987 (4)
                  C. M. Metzler.....   25,500 (4)
                  T. P. O'Connor....   87,882 (4)
                  E. M. Turner......      100
                  All Directors,
                    Nominees and
                    Executive
                    Officers as a     469,420
                    Group...........       (4)     208,905         2.9%

------------

(1) Each of the persons named holds less than 1% of the class A common stock. All directors, nominees and executive officers as a group hold 4.4% of the class A common stock.

(2) Includes shares held under the Outside Directors' Restricted Stock Plan as follows: Mr. Akers, 3,034; Mrs. Bowles, 487; Messrs. Clendenin, Close, Coker, and McArthur, 3,727 each; Mr. Papone, 3,384; Ms. Smith, 2,841; Mr. Smith, 3,411; and Mr. Turley, 4,270. The directors have sole voting power as to these shares but do not have investment power until lapse of restrictions on the restricted shares.

(3) Includes shares held in the Springs of Achievement Partnership Plan as follows: Mrs. Bowles, 318; Mr. Dorsett, 796; Mr. Ilardo, 207; Mr. Kelbley, 800; and Mr. O'Connor, 798. These persons have sole voting and investment power as to these shares.

(4) Includes beneficial ownership of class A common stock that may be acquired within 60 days pursuant to stock options awarded under the Incentive Stock Plan as follows: for Mrs. Bowles, 68,500; Mr. Dorsett, 66,000; Mr. Easley, 66,000; Mr. Kelbley, 83,500; Mr. Metzler, 25,000; and Mr. O'Connor, 83,500.

(5) See text under "--Close Family Ownership" for additional information about ownership of class B common stock.

   CLOSE FAMILY OWNERSHIP

     Mrs. Bowles and Mr. Close are members of the Close family which, together with certain related entities, owns as of February 15, 2001, a total of 174,880 shares (1.6%) of Springs' class A common stock and 7,149,291 shares (99.9%) of Springs' class B common stock. Excluding the shares owned by Mrs. Bowles and Mr. Close described on page 79, the Close family and related entities' ownership of class A and class B common stock is as follows:

                                         CLASS A      CLASS B
                                         COMMON       COMMON        PERCENTAGE
                 NAME(1)                  STOCK        STOCK        OF CLASS B
                 ----------------------  -------      -------       -----------

                 Close family trusts....             5,018,858(2)     70.1
                 The Springs Company....             1,401,930(3)     19.6
                 Kanawha Insurance
                   Company.............                175,000(4)      2.4
                 Close Foundation(5)...   3,392


------------
(1) The address for the named parties is P.O. Drawer 460, Lancaster, South Carolina 29721.

(2) These shares are held in different trusts by Mrs. Anne Springs Close, and by certain children of Mrs. Close, as trustees for the children of Mrs. Close. While Mrs. Close, Mrs. Bowles and Mr. Close each disclaim beneficial ownership of these shares, they have shared voting and dispositive power with respect to 4,115,156; 2,655,610; and 1,849,743 of these shares, respectively.

(3) In addition to these shares, The Springs Company holds 343,298 shares (4.8%) of the shares of class B common stock and 78,763 shares (0.7%) of the shares of class A common stock as the trustee of management trusts for certain members of the Close family. All outstanding shares of The Springs Company are owned by trusts for the benefit of certain members of the Close family. Mrs. Close and Mr. Close are directors of The Springs Company.

(4) All outstanding shares of Kanawha Insurance Company are owned by trusts for the benefit of certain members of the Close family.

(5) The Close Foundation is a nonprofit foundation established by the Close family. Mrs. Close, Mr. Close, and Mrs. Bowles have shared voting and dispositive power with respect to these shares.

   OTHER PRINCIPAL HOLDERS OF COMMON STOCK

CLASS                     NAME & ADDRESS         AMOUNT      PERCENTAGE OF CLASS
--------------------    ----------------------  ----------   -------------------
Class A Common Stock    Dimensional Fund        626,900(1)          5.8%
                        Advisors, Inc.
                        1299 Ocean Avenue
                        Santa Monica, CA 90401


------------
(1) Based on its Schedule 13G filed February 2, 2001, Dimensional Fund Advisors, Inc., has sole voting and dispositive power with respect to all of these shares.

TRANSACTIONS WITH CERTAIN PERSONS

     For many years, Springs has transacted business with certain companies that are controlled by members of the Close family. Mrs. Bowles and Mr. Close are affiliated with these companies. The amounts paid or received by Springs for these transactions are set forth below.

     Springs paid The Springs Company and certain of its affiliates $18,159 for rent, reimbursement of property taxes on the Founder's House, railroad track maintenance and miscellaneous goods and services in 2000.

     Kanawha  Insurance  Company  writes  certain group  insurance  policies for
Springs and provides administrative services under certain of Springs' self-funded medical benefit programs. Premiums paid to Kanawha for the group policies totaled approximately $2.45 million in 2000. Springs also paid Kanawha approximately $1.73 million in 2000 for administrative services under certain of Springs' medical benefit programs.

     Payments by Springs to Sandlapper Fabrics, Inc. for printed fabric and printing services totaled approximately $1.36 million in 2000. Mr. Close is chairman of Sandlapper Fabrics.

     Springs believes that the services, property, and facilities described in the foregoing paragraphs, which have been reviewed by the audit committee, have been obtained by it on terms as favorable as those available from unaffiliated parties.

     Charges by Springs for services in 2000 to The Springs Company and its affiliates were approximately $33,989. These services consisted primarily of administrative, maintenance, and courier services.

     Springs, as a service to its employees and pursuant to individual authorization, provides at no charge a payroll deduction program for payment of premiums on individual insurance policies purchased directly from Kanawha Insurance Company.

     In 1987, Springs entered into a 50-year agreement with Springland, Inc., a wholly-owned subsidiary of The Springs Company, to lease the Founder's House in Fort Mill, South Carolina, which is listed in the National Register of Historic Structures. Springs uses the Founder's House to provide quarters for visiting directors, associates, and guests of Springs. The Founder's House is also used for meetings by Springs.

     Springs is obligated to pay rent of $1.00 per year under the lease and to pay for all utilities, insurance, maintenance and taxes on the Founder's House. Springland has the right to terminate the lease upon six months' notice after the year 2019. If Springland elects to terminate the lease, it must pay Springs the unamortized book value of improvements made by Springs computed on a straight line amortization basis over a forty-year useful life.

OTHER TRANSACTIONS

     In addition to the transactions described in the preceding section, Springs and its subsidiaries purchase products and services from and/or sell products to companies of which certain other of the Springs directors are executive officers or directors or otherwise affiliated. Springs does not consider the amounts involved in such transactions material. Such purchases from and sales to each company were conduced on an arm's-length basis and were in the ordinary course of business. Some of such transactions are continuing, and it is anticipated that similar transactions may continue in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Springs' directors and executive officers and any beneficial owner of more than ten percent of any class of Springs' shares to file reports relating to their ownership and changes in ownership of Springs common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on information provided to Springs and a review of such reports submitted to Springs, Springs believes that all required reports were filed on a timely basis during 2000.

ANNUAL REPORT AND FORM 10-K

     The annual report to shareholders for the year ended December 30, 2000, including consolidated financial statements, has been mailed to all shareholders of record. The annual report is not part of this document.

     A copy of Springs' annual report to shareholders and the annual report on Form 10-K filed with the Securities and Exchange Commission may be obtained by shareholders without charge by writing: Springs Industries, Inc., P.O. Box 70, Fort Mill, South Carolina 29716, Attention: Secretary.

                               MAP AND DIRECTIONS

                       Directions to shareholders meeting

                                  OTHER MATTERS

     Springs' management is not aware of any other matters to be presented at the annual meeting. If other matters should arise, however, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

                             INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Springs are incorporated in this document by reference to Springs' annual report on Form 10-K for the fiscal year ended December 30, 2000 and have been audited by Deloitte & Touche LLP, independent accountants, as indicated in their report incorporated by reference in this document. A representative of Deloitte & Touche will be at the annual meeting to answer questions from shareholders and will have the opportunity to make a statement.

                          FUTURE SHAREHOLDER PROPOSALS

     Shareholders are reminded that they may, if qualified, present resolutions which, if proper for inclusion in next year's proxy statement, may be considered at the 2002 annual meeting. Any shareholder proposals so submitted must be
received by Springs by        ,  2001.  Springs  will have the right to exercise
discretionary  voting  authority  on any  matter  presented  at the 2002  annual
meeting that has not been presented to Springs by        , 2001.

     If the recapitalization is completed, Springs will no longer be a public company and, accordingly, there will be no 2002 annual meeting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Springs hereby incorporates the following documents previously filed with the Securities and Exchange Commission (SEC File No. 001-05315) into this document:

     (1) Springs' annual report on Form 10-K for the fiscal year ended December 30, 2000.

     (2)  Springs' current report on Form 8-K dated February 23, 2001.

     (3)  Springs' current report on Form 8-K dated April 30, 2001.

     Springs incorporates by reference in this document additional documents that it may file with the Securities and Exchange Commission between the date of this document and the date of the annual meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as its proxy statements. Any statements contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document (or in any other subsequently filed document which also is incorporated by reference in this document) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to be a part of this document except as so modified or superseded.

                       WHERE YOU CAN FIND MORE INFORMATION

     Springs files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that Springs files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Springs public filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements, and other information concerning Springs also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

     The Securities and Exchange Commission allows Springs to "incorporate by reference" information into this document, which means that Springs can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Springs has previously filed with the Securities and Exchange Commission. These documents contain important business information about Springs and its financial condition.

     Springs may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Springs or the Securities and Exchange Commission or the Securities and Exchange Commission's Internet website described above. Documents incorporated by reference are available from Springs without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders may obtain documents incorporated by reference in this document upon written or oral request to the following address or telephone number:

                            SPRINGS INDUSTRIES, INC.
                             205 North White Street
                         Fort Mill, South Carolina 29715
                                 (803) 547-3760
                          Attention: C. Powers Dorsett

     If you would like to request documents from us, please do so by , 2001 to receive them before the annual meeting. Springs will send any document so requested to the requesting shareholder by first class mail or other equally prompt means within one business day of receiving such request. Springs has not made any other provision to grant unaffiliated shareholders access to Springs' corporate files or to obtain counsel or appraisal services at Springs' expense.

     Springs has filed a Schedule 13E-3 with the Securities and Exchange Commission with respect to the recapitalization. As permitted by the Securities and Exchange Commission, this document omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above. Statements contained in this document or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to the Schedule 13E-3 or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM SPRINGS, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE ANNUAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE ANNUAL MEETING.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE YOUR SPRINGS SHARES AT THE ANNUAL MEETING. SPRINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED
          , 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

                                                                  Conformed Copy
                                                                  --------------







                           RECAPITALIZATION AGREEMENT

                                   dated as of

                                 April 24, 2001

                                     between

                            SPRINGS INDUSTRIES, INC.

                                       and

                      HEARTLAND SPRINGS INVESTMENT COMPANY

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.    DEFINITIONS..............................................A-2

                                    ARTICLE 2

                                   THE MERGER

SECTION 2.01.    THE AMENDMENT; THE MERGER...............................A-9
SECTION 2.02.    THE CLOSING; EFFECTIVE TIME.............................A-9
SECTION 2.03.    EFFECT OF THE MERGER....................................A-9
SECTION 2.04.    EFFECT OF THE MERGER ON CAPITAL STOCK..................A-10
SECTION 2.05.    TREATMENT OF MANAGEMENT INCENTIVE PLANS................A-10
SECTION 2.06.    SURRENDER OF SHARES....................................A-13
SECTION 2.07.    LOST, STOLEN OR DESTROYED CERTIFICATES.................A-15
SECTION 2.08.    DISTRIBUTIONS..........................................A-16
SECTION 2.09.    ADJUSTMENTS TO PREVENT DILUTION........................A-16
SECTION 2.10.    DISSENTERS' RIGHTS.....................................A-16
SECTION 2.11.    FURTHER ACTION.........................................A-16

                                    ARTICLE 3

                            THE SURVIVING CORPORATION

SECTION 3.01.    ARTICLES OF INCORPORATION; BY-LAWS.....................A-17
SECTION 3.02.    DIRECTORS AND OFFICERS.................................A-17

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.    CORPORATE EXISTENCE AND POWER..........................A-18
SECTION 4.02.    CORPORATE AUTHORIZATION................................A-18
SECTION 4.03.    OPINION OF FINANCIAL ADVISOR...........................A-19
SECTION 4.04.    ANTITAKEOVER STATUTES..................................A-19
SECTION 4.05.    GOVERNMENTAL AUTHORIZATION.............................A-19
SECTION 4.06.    FINDERS' FEES..........................................A-20

                                                                        Page
                                                                        ----

SECTION 4.07.    NON-CONTRAVENTION......................................A-20
SECTION 4.08.    CAPITALIZATION.........................................A-20
SECTION 4.09.    SUBSIDIARIES; EQUITY INVESTMENTS.......................A-21
SECTION 4.10.    SEC FILINGS............................................A-22
SECTION 4.11.    FINANCIAL STATEMENTS...................................A-22
SECTION 4.12.    ABSENCE OF CERTAIN CHANGES.............................A-23
SECTION 4.13.    NO UNDISCLOSED MATERIAL LIABILITIES....................A-24
SECTION 4.14.    COMPLIANCE WITH LAWS AND COURT ORDERS..................A-24
SECTION 4.15.    LITIGATION.............................................A-24
SECTION 4.16.    TAXES..................................................A-25
SECTION 4.17.    EMPLOYEE BENEFIT PLANS.................................A-25
SECTION 4.18.    ENVIRONMENTAL MATTERS..................................A-28
SECTION 4.19.    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.....A-28

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY

SECTION 5.01.    CORPORATE EXISTENCE AND POWER..........................A-29
SECTION 5.02.    CORPORATE AUTHORIZATION................................A-29
SECTION 5.03.    GOVERNMENTAL AUTHORIZATION.............................A-29
SECTION 5.04.    NON-CONTRAVENTION......................................A-30
SECTION 5.05.    CAPITALIZATION.........................................A-30
SECTION 5.06.    FINDERS' FEES..........................................A-31
SECTION 5.07.    FINANCING..............................................A-31
SECTION 5.08.    LITIGATION.............................................A-31

                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

SECTION 6.01.    CONDUCT OF THE COMPANY.................................A-32
SECTION 6.02.    ACCESS TO INFORMATION..................................A-33
SECTION 6.03.    NO SOLICITATION........................................A-33
SECTION 6.04.    STATE TAKEOVER LAWS....................................A-34
SECTION 6.05.    REPORTS................................................A-34
SECTION 6.06.    CONFIDENTIALITY AGREEMENT..............................A-35

                                                                        Page
                                                                        ----

                                    ARTICLE 7

                         COVENANTS OF MERGER SUBSIDIARY

SECTION 7.01.    DIRECTOR AND OFFICER LIABILITY.........................A-35
SECTION 7.02.    FINANCING ARRANGEMENTS.................................A-36
SECTION 7.03.    EMPLOYEE BENEFIT PLANS.................................A-36

                                    ARTICLE 8

                 COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY

SECTION 8.01.    REASONABLE BEST EFFORTS................................A-37
SECTION 8.02.    DISCLOSURE DOCUMENTS; CERTAIN FILINGS..................A-37
SECTION 8.03.    PUBLIC ANNOUNCEMENTS...................................A-39
SECTION 8.04.    NOTICES OF CERTAIN EVENTS..............................A-39
SECTION 8.05.    CONFIDENTIALITY........................................A-39
SECTION 8.06.    SOLVENCY LETTER........................................A-40

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

SECTION 9.01.    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY............A-40
SECTION 9.02.    CONDITIONS TO THE OBLIGATIONS OF MERGER SUBSIDIARY.....A-41
SECTION 9.03.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...........A-42

                                   ARTICLE 10

                                   TERMINATION

SECTION 10.01.   TERMINATION............................................A-43
SECTION 10.02.   EFFECT OF TERMINATION..................................A-44

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.   NOTICES................................................A-44
SECTION 11.02.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............A-46
SECTION 11.03.   AMENDMENTS; NO WAIVERS.................................A-46
SECTION 11.04.   EXPENSES...............................................A-47

                                                                        Page
                                                                        ----

SECTION 11.05.   SUCCESSORS AND ASSIGNS.................................A-47
SECTION 11.06.   GOVERNING LAW..........................................A-47
SECTION 11.07.   JURISDICTION...........................................A-48
SECTION 11.08.   WAIVER OF JURY TRIAL...................................A-48
SECTION 11.09.   COUNTERPARTS; EFFECTIVENESS............................A-48
SECTION 11.10.   ENTIRE AGREEMENT.......................................A-48
SECTION 11.11.   CAPTIONS...............................................A-48
SECTION 11.12.   SEVERABILITY...........................................A-48
SECTION 11.13.   SPECIFIC PERFORMANCE...................................A-49


EXHIBITS
--------

Exhibit A   -     Shareholders Agreement
Exhibit B   -     Form of Articles of Amendment
Exhibit C   -     Form of Articles of Merger


SCHEDULES
---------

Schedule A  -     Knowledge of the Company

                           RECAPITALIZATION AGREEMENT


            RECAPITALIZATION AGREEMENT (the "AGREEMENT") dated as of April 24, 2001 between Springs Industries, Inc., a South Carolina corporation (the "COMPANY"), and Heartland Springs Investment Company, a South Carolina corporation ("MERGER SUBSIDIARY").

                              W I T N E S S E T H :

            WHEREAS, the shareholders of Merger Subsidiary seek to acquire an interest in the Company through a transaction to be accounted for as a recapitalization under generally accepted accounting principles ("GAAP"); and

            WHEREAS, the Company wishes to amend its Articles of Incorporation (as defined herein) in order to render the Company not subject to the restrictions on "business combinations" contained in Sections 35-2-201 through 35-2-226 of the South Carolina Code (the "SCC"); and

            WHEREAS, the Special Committee (as defined herein) of the board of directors of the Company (the "BOARD OF DIRECTORS") has (i) determined that the Amendment (as defined herein) and this Agreement are advisable, fair to and in the best interests of the holders (the "COMPANY SHAREHOLDERS") of the Company's capital stock (other than the Continuing Shareholders (as defined herein)), (ii) recommended that the Board of Directors adopt the Amendment and this Agreement, and (iii) recommended that the Board of Directors recommend approval by the Company Shareholders of the Amendment and this Agreement; and

            WHEREAS, the Board of Directors (including a majority of the Continuing Directors (as defined herein) for the purpose of rendering the provisions of Article 7(a) of the Articles of Incorporation not applicable to the Merger (as defined herein)), subsequent to the recommendation of the Special Committee, has (i) determined that the Amendment and this Agreement are advisable, fair to and in the best interests of the Company Shareholders (other than the Continuing Shareholders), (ii) adopted the Amendment and this Agreement, and (iii) resolved to recommend that the Company Shareholders approve the Amendment and this Agreement; and

            WHEREAS, as an inducement to the parties to enter into this Agreement, the Family Shareholders (as defined herein) have entered into a Shareholders Agreement with Merger Subsidiary in substantially the form attached hereto as Exhibit A (the "SHAREHOLDERS AGREEMENT"), in which, among other things, (i) the Family Shareholders have agreed to vote their Shares in favor of approval of the Amendment and this Agreement and (ii) the Company is named a beneficiary of, with the right to enforce, Sections 3.1, 3.2(c), 3.3, 10.1, 10.4, 10.5(b) and 10.6 of the Shareholders Agreement; and

            WHEREAS, the recapitalization will involve a merger (the "MERGER") in which Merger Subsidiary will merge with and into the Company, with the shares of capital stock of the Company (other than the Continuing Shareholder Shares (as defined herein)) being converted into the right to receive the Cash Merger Consideration (as defined herein), subject to certain exceptions described in this Agreement, and the Continuing Shareholder Shares not being converted and remaining outstanding; and

            WHEREAS, the board of directors of Merger Subsidiary has (i) determined that this Agreement is advisable, fair to and in the best interests of the shareholders of Merger Subsidiary, (ii) adopted this Agreement, and (iii) recommended that the shareholders of Merger Subsidiary approve this Agreement; and

            WHEREAS, the shareholders of Merger Subsidiary have approved this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS


            SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

            "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, (i) any acquisition or purchase of more than 50% of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 50% of the Class A Shares or any tender offer or exchange offer for the Class A Shares as a result of which the offeror would hold such an equity interest in the Company or (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 50% of the consolidated assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

            "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "AMENDMENT" means an amendment to the Articles of Incorporation rendering the Company not subject to Sections 35-2-201 through 35-2-226 of the SCC, substantially in the form attached hereto as Exhibit B.

            "ANTITRUST LAWS" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            "ARTICLES OF INCORPORATION" means the Company's amended and restated articles of incorporation, restated as of April 18, 1994.

            "BENEFIT PLAN" means any Plan, other than a Multiemployer Plan or a Foreign Plan, maintained or contributed to by the Company or any Subsidiary thereof, or any predecessor of the Company or any Subsidiary thereof, or with respect to which the Company or any Subsidiary is a party, under which any employee, former employee, director or former director of the Company or any Subsidiary thereof, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights in respect of service to the Company or any Subsidiary thereof and any other Plan with respect to which the Company or any Subsidiary currently has or could incur liability.

            "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

            "CLASS A SHARE" means a share of Class A common stock, par value $.25 per share, of the Company.

            "CLASS B SHARE" means a share of Class B common stock, par value $.25 per share, of the Company.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "CO-INVESTORS" has the meaning given in the Shareholders Agreement.

            "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of December 30, 2000 and the footnotes thereto set forth in the Company 10-K.

            "COMPANY BALANCE SHEET DATE" means December 30, 2000.

            "COMPANY RESTRICTED STOCK PLAN" means each Incentive Stock Plan under which restricted stock has been issued or granted to any employee or director of the Company or any of its Subsidiaries.

            "CONTINUING DIRECTORS" means the Continuing Directors as defined in
Article 7 of the Company's Articles of Incorporation.

            "CONTINUING SHAREHOLDERS" means, collectively, (i) the Family Shareholders, (ii) each Management Shareholder who elects prior to the Effective Time not to have Shares converted into the right to receive the Cash Merger Consideration, (iii) Heartland, (iv) the Heartland Entities and (v) any Co-Investor.

            "CREDIT AGREEMENTS" means the $225,000,000 Credit Agreement dated as of December 17, 1997, as amended, the $125,000,000 Credit Agreement dated as of August 12, 1996, as amended, and the $100,000,000 Credit Agreement dated as of March 31, 1995, as amended, each among the Company, the Banks listed therein and Wachovia Bank, N.A., as Agent.

            "ENVIRONMENTAL LAWS" means the common law and any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement, in each case as currently in effect, relating to pollution or protection of the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, land surface, subsurface strata, and natural resources).

            "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any Subsidiary as currently conducted.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA AFFILIATE" of any entity means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code.

            "FACILITIES" means the "Facilities" as defined in the Commitment Letter or any replacement, refinancing, extension, amendment or restatement of the Facilities.

            "FAMILY SHAREHOLDERS" has the meaning given in the Shareholders Agreement.

            "GOVERNMENTAL AUTHORITY" means any federal, state or local government or any court, administrative agency or commission or other governmental or regulatory agency, authority or official, whether domestic, foreign or supranational.

            "HEARTLAND" means Heartland Industrial Partners, L.P., a Delaware limited partnership.

            "HEARTLAND ENTITIES" has the meaning given in the Shareholders Agreement.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "INCENTIVE STOCK PLANS" means the Restricted Stock Plan, the 1999 Incentive Stock Plan, the 1991 Incentive Stock Plan, as amended, the 1991 Restricted Stock Plan for Outside Directors and the Deferred Unit Stock Plan, as amended effective November 11, 1996.

            "KNOWLEDGE" of (A) the Company means the actual knowledge of any of the senior officers of the Company listed on Schedule A attached hereto and (B) Merger Subsidiary means the actual knowledge of any of the directors and officers of Merger Subsidiary.

            "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.

            "MANAGEMENT SHAREHOLDERS" means the persons listed on a schedule to be delivered to the Company by Merger Subsidiary in accordance with the provisions of Section 2.05(a), as such schedule may be amended from time to time by Merger Subsidiary prior to the Effective Time.

            "MATERIAL ADVERSE EFFECT" means, with respect to an entity, a material adverse effect on the condition (financial or otherwise), business or results of operations of the entity and its Subsidiaries, taken as a whole; provided that any such effect resulting from (x) changes in circumstances or conditions affecting textile and nontextile home furnishing product manufacturing companies in general, and not specifically relating to such entity and its Subsidiaries, (y) changes in United States or global economy or financial market conditions, or (z) changes in GAAP, shall not be considered a Material Adverse Effect.

            "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which the Company has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

            "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

            "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, material severance, material separation, other employee benefit, employment, material consulting or change of control agreement, plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject thereto).

            "SCBCA" means the South Carolina Business Corporation Act of 1988.

            "SEC" means the Securities and Exchange Commission.

            "SHARES" means the outstanding Class A Shares and the Class B Shares of the Company.


            "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, a Subsidiary that would constitute a "significant subsidiary" of such Person within the meaning of Rule 1-02 (w) of Regulation S-X under the 1934 Act.

            "SPECIAL COMMITTEE" means the Special Committee of the Board of Directors formed by the Board of Directors on February 22, 2001, among other things, to evaluate the Transactions.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company or other organization, whether incorporated or unincorporated, of which the stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to such corporation, partnership, association, limited liability company or other organization are at any time directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

            "THIRD PARTY" means any Person as defined in Section 13(d) of the 1934 Act, other than Merger Subsidiary, Heartland, any of Heartland's Affiliates or any Continuing Shareholder.

            "TRANSACTIONS" means the Amendment, this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement.

            Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

           TERM                                        SECTION

           Agreement...............................   Recitals
           Amendment Effective Time................    2.01
           Appraiser...............................    8.06
           Appreciation Right......................    2.05
           Articles of Merger......................    2.02
           Bank....................................    5.07
           Board of Directors......................   Recitals
           Cash Merger Consideration...............    2.04
           Cash-Out Election.......................    2.05
           Cash-Out Payment........................    2.05
           Certificate.............................    2.06
           Closing.................................    2.02
           Closing Date............................    2.02
           Commitment Letter.......................    5.07
           Company.................................   Recitals
           Company Proxy Statement.................    8.02
           Company Representatives.................    6.02
           Company SEC Documents...................    4.10
           Company Securities......................    4.08
           Company Shareholders....................   Recitals
           Company Shareholders Meeting............    8.02
           Company Subsidiary Securities...........    4.09
           Company 10-K............................    4.10
           Confidentiality Agreement...............    6.02
           Continuing Shareholder Share............    2.04
           Converted Share.........................    2.04
           Dissenting Shareholders.................    2.04
           DOJ.....................................    8.01

           TERM                                        SECTION

           Effective Time..........................    2.02
           Employees...............................    7.03
           End Date................................   10.01
           Equity Commitment Letter................    5.07
           Exchange Agent..........................    2.06
           Exchange Fund...........................    2.06
           Financing Agreements....................    7.02
           Foreign Plan............................    4.17
           FTC.....................................    8.01
           GAAP....................................   Recitals
           Indemnified Person......................    7.01
           In-the-Money Options....................    2.05
           IRS.....................................    4.16
           Liabilities.............................    4.13
           Management Equity Schedule..............    2.05
           Merger..................................   Recitals
           Merger Subsidiary.......................   Recitals
           Merger Subsidiary Common Shares.........    2.04
           Merger Subsidiary Representatives.......    6.02
           Option..................................    2.05
           Other Equity Awards.....................    2.05
           Out-of-the-Money Options................    2.05
           Preferred Stock.........................    4.08
           Required Amount.........................    5.07
           Rollover Election.......................    2.05
           SCC.....................................   Recitals
           Schedule 13E-3..........................    8.02
           Shareholders Agreement..................   Recitals
           Solvency Letter.........................    8.06
           Surviving Corporation...................    2.01
           Tax Return..............................    4.16
           Taxes...................................    4.16
           Taxing Authority........................    4.16

                                    ARTICLE 2

                                   THE MERGER


            SECTION 2.01. THE AMENDMENT; THE MERGER. Prior to the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the SCBCA, the Company shall duly file with the Secretary of State of the State of South Carolina the articles of amendment giving effect to the Amendment (the time of such filing, the "AMENDMENT EFFECTIVE TIME"). Promptly following the Amendment Effective Time and at the Effective Time, and subject to and upon the terms and conditions of this Agreement and the SCBCA, Merger Subsidiary shall be merged with and into the Company, the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation under the name "Springs Industries, Inc." (hereinafter sometimes referred to as the "SURVIVING Corporation").

            SECTION 2.02. THE CLOSING; EFFECTIVE TIME. (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, the closing of the Merger (the "CLOSING") shall take place at (i) 10:00 a.m., New York City time, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, as promptly as practicable (but no later than the second Business Day) following the date on which the last to be satisfied or waived of the conditions set forth in Article 9 hereof (other than those conditions relating to the filing and effectiveness of the articles of amendment giving effect to the Amendment and other than those other conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of all such conditions) shall be satisfied or waived in accordance with this Agreement or (ii) such other place, time and/or date as the Company and Merger Subsidiary shall agree (the date of the Closing, the "CLOSING DATE").

            (b) Immediately following the Closing, the parties hereto shall file articles of merger (the "ARTICLES OF MERGER"), substantially in the form of Exhibit C attached hereto, together with any required related certificates, with the Secretary of State of the State of South Carolina, in such form as is required by, and executed in accordance with the relevant provisions of, the SCBCA and make all other filings or recordings required by the SCBCA. The Merger shall become effective at the time the Articles of Merger are duly filed with the Secretary of State of the State of South Carolina or at such later time as the parties shall agree and as shall be specified in the Articles of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

            SECTION 2.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the SCBCA, including Section 33-11-106 thereof.

            SECTION 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Subsidiary or their respective shareholders:

            (a) TREATMENT OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Class B Shares that are owned by shareholders ("DISSENTING SHAREHOLDERS") who have the right to and who exercise dissenters' rights pursuant to Sections 33-13-102 and 33-13-210(a) of the SCBCA with respect to such Class B Shares, and (ii) Continuing Shareholder Shares) (a "CONVERTED SHARE") shall, by virtue of the Merger, be converted into the right to receive from the Surviving Corporation cash in an amount equal to $46.00 (the "CASH MERGER CONSIDERATION"). Each such Converted Share shall no longer be outstanding, shall automatically be canceled and retired, and each registered or beneficial owner of a Converted Share shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration applicable thereto and any distribution or dividend pursuant to
Section 2.08, upon surrender of a certificate representing such Shares in accordance with Section 2.06 hereof or an affidavit in accordance with Section
2.07 hereof. Each Share held by (A) a Family Shareholder immediately prior to the Effective Time, (B) a Management Shareholder immediately prior to the Effective Time with respect to which such Management Shareholder elects prior to the Effective Time not to have converted into the right to receive the Cash Merger Consideration, (C) Heartland immediately prior to the Effective Time, (D) any Heartland Entity immediately prior to the Effective Time and (E) any Co-Investor immediately prior to the Effective Time (each of (A) through (E), a "CONTINUING SHAREHOLDER SHARE") shall not be converted and shall not be otherwise affected by the Merger and shall remain outstanding as one Class A Share or Class B Share, as the case may be.

            (b) TREATMENT OF CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of common stock, no par value per share, of Merger Subsidiary ("MERGER SUBSIDIARY COMMON SHARES") issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, be converted into one duly authorized, validly issued, fully paid and non-assessable Class A Share.

            (c) SHARES OWNED BY THE COMPANY. At the Effective Time, no cash or other consideration shall be delivered or deliverable in exchange for any Share that is owned by the Company or any direct or indirect Subsidiary of the Company and not held on behalf of any other Person.

            SECTION 2.05.     TREATMENT OF MANAGEMENT INCENTIVE PLANS.

            (a) DELIVERY OF MANAGEMENT EQUITY SCHEDULE AND ELECTIONS. To provide certain Employees with the opportunity to elect whether or not to have a continuing equity interest in the Surviving Corporation, Merger Subsidiary will use its reasonable best efforts to deliver a schedule (the "MANAGEMENT EQUITY SCHEDULE") on or prior to the 30th day following the date of this Agreement, but in any event no later than the mailing date for the Company Proxy Statement, which will include the following information: (1) the name of each employee of the Company and its Subsidiaries to be given an option to have such employee's Shares not be converted and remain outstanding following the Merger, each such employee to be treated as a Management Shareholder for purposes of this Agreement; (2) all material terms of any elections that will be offered to employees and former employees of the Company and its Subsidiaries (including but not limited to the Management Shareholders) to defer cash payments which would otherwise be made in connection with the consummation of the Transactions, including the applicable expiration dates for the exercise of such elections; and (3) all material terms applicable to the options, restricted shares and other equity-based incentive awards that employees and former employees will be entitled to elect to receive in substitution for options, restricted shares, performance units and other equity-based awards held by an employee or former employee prior to the Effective Time, as more fully provided below. Merger Subsidiary will be deemed to represent, by virtue of delivering the Management Equity Schedule to the Company, that such Management Equity Schedule has been agreed to by the Chief Executive Officer of the Company and Merger Subsidiary. Merger Subsidiary has received the commitment of the Chief Executive Officer of the Company that she will use her reasonable best efforts to cooperate with and assist Merger Subsidiary in delivering the Management Equity Schedule pursuant to this Section 2.05(a). Upon delivery of the Management Equity Schedule to the Company pursuant to this Section 2.05(a), the Management Equity Schedule will form a part of this Agreement as if such Management Equity Schedule had been a schedule to this Agreement as of the date hereof.

            (b)  STOCK OPTIONS.

            (i) ELECTIONS WITH RESPECT TO OPTIONS. All holders of options (each, an "OPTION") with an exercise price per Class A Share below the Cash Merger Consideration ("IN-THE-MONEY OPTIONS") will be given an option to make a cash-out election as described in subclause (ii) of this Section 2.05(b) (a "CASH-OUT ELECTION") or a rollover election as described in subclause (iii) of this Section 2.05(b) (a "ROLLOVER ELECTION"). In the event that a holder of an In-the-Money Option fails to make such an election on or before the deadline established by the Company for the election, such holder shall be deemed to have made (A) a Rollover Election, if the holder is a Management Shareholder, and (B) a Cash-Out Election, if the holder is not a Management Shareholder.

           (ii) CASH-OUT OF OPTIONS. Any In-the-Money Option with respect to which a Cash-Out Election is made or deemed made shall be converted at the Effective Time into the right to receive from the Surviving Corporation (subject to any applicable withholding taxes) an amount equal to the product of (A) the excess of the Cash Merger Consideration over the exercise price per Class A Share of such In-the-Money-Option times (B) the number of Class A Shares subject to such In-the-Money-Option

      (the "CASH-OUT PAYMENT"), and such In-the-Money-Option shall be canceled at the Effective Time. The Cash-Out Payment shall be due, and paid at (or as soon as practicable following) the Effective Time, unless the holder of the option in question has previously elected to defer such payment in accordance with procedures set forth in the Management Equity Schedule.

          (iii) ROLLOVER OF OPTIONS. Any In-the-Money Option with respect to which a Rollover Election is made or deemed made and each option with an exercise price per Class A Share that exceeds the Cash Merger Consideration (an "OUT-OF-THE-MONEY OPTION") shall be converted at the Effective Time into a new option providing for the right to acquire the same number of Class A Shares subject to such Option prior to conversion and shall be on such terms and conditions as are specified in the Management Equity Schedule or otherwise determined pursuant to the terms of the Rollover Election. Any such new option held by a Management Shareholder shall vest and be fully exercisable immediately following the Effective Time. Such new option shall also include an Appreciation Right unless it was converted from an In-the-Money Option held by a person who is not a Management Shareholder. An "APPRECIATION RIGHT" means the right to receive upon exercise of such new option, in lieu of Class A Shares, a cash payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (I) the excess of the fair market value (to be determined based on a reasonable methodology to be developed by the Company, with the consent of Merger Subsidiary) of a Class A Share at the time of exercise over the exercise price per Class A Share of such new option times (II) the number of Class A Shares as to which such new option is exercised, subject to such other terms and conditions as may be provided in the Management Equity Schedule.

            (c) RESTRICTED STOCK. Immediately prior to the Effective Time, the restrictions on each Class A Share not held by a Family Shareholder which is subject to a restricted stock award pursuant to any of the Company Restricted Stock Plans as to which the restrictions have not lapsed shall lapse and such Class A Shares shall be treated as provided in Section 2.04(a) of this Agreement.

            (d) PERFORMANCE UNITS. With respect to all outstanding performance unit award agreements, the performance cycle (as defined in such agreements) shall be deemed to have terminated 10 Business Days prior to the Effective Time. The determination of the Company's performance for the applicable performance cycle shall be made by the Management Compensation and Organization Committee of the Company's Board of Directors prior to the Effective Time and any cash amounts payable with respect to such performance unit awards shall be paid as soon as practicable thereafter. Class A Shares payable following the Effective Time with respect to any such performance unit awards shall be paid in accordance with the terms and conditions set forth in the Management Equity Schedule.

            (e) OTHER EQUITY-BASED AWARDS. The Company shall take all steps reasonably necessary or appropriate so that, as of the Effective Time, all other outstanding equity-based awards held by current and former employees and directors, including all deferred stock awards, stock credits and other stock equivalents (collectively, "OTHER EQUITY AWARDS"), are converted into cash-based awards and paid on a deferred basis in accordance with the terms of such Other Equity Awards. The Company may also, after consultation with Merger Subsidiary, allow each of the holders of Other Equity Awards to elect whether and on what basis to modify the distribution schedule for his or her payments.

            (f) Notwithstanding any other provision of this Agreement, if Merger Subsidiary and the Chief Executive Officer of the Company determine that it would be desirable, and would not result in any significant negative tax impact on the affected employees, to provide for an extension of (i) the deadline for any employee or group of employees to make the Cash-Out Elections and Rollover Elections, and/or any deferral or other elections permitted by this Section 2.05, and/or (ii) the deadline for delivering the Management Equity Schedule to provide for the identification of the Management Shareholders, then they may agree to extend any such deadline, with respect to any employee or group of employees, until not later than the Effective Time. If any such deadline is extended, then the references in the above provisions of this Section 2.05 to the Effective Time (other than the first sentence of Section 2.05(b)(iii) and the first sentence of Section 2.05(d)) shall be deemed, to the extent appropriate, to refer to the last day of such extension. To the extent such extension results in the delay of any cash payment that would otherwise have been made at the Effective Time until the expiration of the extended deadline (as opposed to a deferral beyond the end of the extended deadline under a deferred compensation plan or arrangement), such cash payment shall be made with interest at an annual rate to be determined by the Company after consultation with Merger Subsidiary, from the Effective Time through the date of actual payment.

            SECTION 2.06. SURRENDER OF SHARES. (a) Prior to the Effective Time, Merger Subsidiary shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") for the benefit of the holders of Converted Shares for the payment of the Cash Merger Consideration. All of the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation. The Surviving Corporation will serve in the capacity of exchange agent with respect to the Merger Subsidiary Common Shares and will, at the Effective Time, upon receipt of the stock certificates for the Merger Subsidiary Common Shares duly endorsed and in form for transfer with accompanying stock powers duly executed in blank, exchange such stock certificates for new stock certificates representing Class A Shares in accordance with Section 2.04(b).

            (b) At or prior to the Effective Time, Merger Subsidiary will deposit or will cause to be deposited with the Exchange Agent cash in an amount equal to the aggregate Cash Merger Consideration (in an amount equal to the number of Converted Shares multiplied by the Cash Merger Consideration), together with the aggregate amount of dividends or other distributions payable with respect thereto pursuant to Section 2.08 hereof, in immediately available funds (the "EXCHANGE FUND"). The Exchange Agent shall invest the funds as directed by the Surviving Corporation on a daily basis; provided that substantially all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

            (c) Promptly following the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail, no later than three Business Days after the Effective Time, to each holder of record at the Effective Time of Converted Shares at such holder's address of record (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly representing Converted Shares ("CERTIFICATES") shall pass, only upon delivery of Certificates (or affidavits pursuant to Section 2.07 hereof) to the Exchange Agent and shall be in such form and have such other provisions as the Company and Merger Subsidiary may reasonably agree) and (ii) instructions for effecting the delivery for surrender of the Certificates (or delivery of such affidavits) in exchange for the Cash Merger Consideration and any unpaid dividends and other distributions. The Exchange Agent shall accept Certificates (or such affidavits) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each holder of a Certificate may thereafter deliver such Certificate to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate on such holder's behalf for a period ending six months after the Effective Time. Upon the due surrender of such Certificate, the Surviving Corporation shall cause the Exchange Agent to pay, within three Business Days after the Exchange Agent is in receipt of such Certificate, to the holder of such Certificate in exchange therefor the Cash Merger Consideration multiplied by the number of Converted Shares represented by such Certificate that has been so surrendered and any unpaid dividends and other distributions in accordance with Section
2.08. Following the Effective Time and until so surrendered, any Certificate or other evidence of beneficial ownership of Shares shall represent solely the right to receive the Cash Merger Consideration and any unpaid dividends and other distributions in accordance with Section 2.08.

            (d) If any payment in respect of Converted Shares under this Section
2.06 is to be made to a Person other than the Person in whose name such Shares are registered, it shall be a condition to such payment that any surrendered Certificate relating thereto shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Exchange Agent, or after the date specified in paragraph (g) below, the Surviving Corporation, that such tax either has been paid or is not payable.

            (e) In the event that, after the Effective Time, Certificates or affidavits pursuant to Section 2.07 hereof or other evidence of transfer is presented to the Surviving Corporation for the transfer of Shares, they shall be canceled and exchanged in the manner contemplated by Section 2.04 and as provided in this Section 2.06.

            (f) The Cash Merger Consideration paid in the Merger shall be paid in full to the holder of Converted Shares without interest thereon, and shall be subject to reduction only for any applicable United States federal or other withholding or stock transfer taxes payable by such holder.

            (g) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall pay to the Surviving Corporation any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains unclaimed and shall deliver to the Surviving Corporation all documents in its possession relating to the Merger, and the Exchange Agent's powers and duties hereunder shall terminate upon the date of such payments. Thereafter, each holder of a Certificate may surrender such Certificate (or affidavits pursuant to 2.07 hereof) only to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the consideration due to such holder pursuant to Sections 2.04 and 2.08 of this Agreement, without any interest thereon.

            (h) None of Merger Subsidiary, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Converted Shares for any cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

            SECTION 2.07. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, the Surviving Corporation or the Exchange Agent, as applicable, shall deliver the Cash Merger Consideration pursuant to Section 2.06 hereof, in exchange for such lost, stolen or destroyed Certificate upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the person making such affidavit to deliver an indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

            SECTION 2.08. DISTRIBUTIONS. Following surrender of any Converted Share, there shall be paid to the holder of such Converted Share, without interest, at the time of payment of the Cash Merger Consideration, any dividends or other distributions with a record date prior to the Effective Time theretofore payable with respect to such Converted Share and not yet paid.

            SECTION 2.09. ADJUSTMENTS TO PREVENT DILUTION. In the event that following the date hereof the Company changes the number of Class A Shares or Class B Shares or securities convertible or exchangeable into or exercisable for Class A Shares or Class B Shares, as the case may be, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Cash Merger Consideration shall be equitably adjusted.

            SECTION 2.10. DISSENTERS' RIGHTS. (a) Notwithstanding any provision of this Agreement to the contrary, any Class B Shares issued and outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder shall not be converted into or represent a right to receive the Cash Merger Consideration with respect to such Class B Shares, but the Dissenting Shareholder shall be entitled to only such rights as are granted by the SCBCA.

            (b) Notwithstanding the provisions of Section 2.10(a), if any Dissenting Shareholder shall lose dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever occurs later, such Dissenting Shareholder's Class B Shares shall thereafter represent only the right to receive the Cash Merger Consideration, without interest thereon, upon surrender of the Certificates representing such Class B Shares.

            (c) The Company shall give Merger Subsidiary, prior to the Effective Time, (i) prompt notice of any dissenters' notices and/or payment demands and any other instruments served pursuant to the SCBCA received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to any such notices and payment demands made pursuant to Chapter 13 of the SCBCA. The Company shall not voluntarily make any payment with respect to any payment demands and shall not, except with the prior written consent of Merger Subsidiary, settle or offer to settle any such demands.

            SECTION 2.11. FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to put the Surviving Corporation in possession of all assets and property of every description and every interest, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Company and Merger Subsidiary, the officers and directors of the Surviving Corporation, the Company and Merger Subsidiary are fully authorized in the name of their respective corporations immediately prior to the Effective Time or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE 3

                            THE SURVIVING CORPORATION


            SECTION 3.01. ARTICLES OF INCORPORATION; BY-LAWS. (a) ARTICLES OF INCORPORATION. The articles of incorporation of the Company, as in effect immediately after the Amendment Effective Time and immediately prior to the Effective Time, shall from and after the Effective Time be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the SCBCA and such articles of incorporation.

            (b) BY-LAWS. The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the SCBCA, the articles of incorporation of the Surviving Corporation and such by-laws.

            SECTION 3.02. DIRECTORS AND OFFICERS. (a) The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

            (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly appointed or until their earlier resignation, removal from office or death.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


            The Company represents and warrants to Merger Subsidiary that, except as set forth in the corresponding section or subsection of the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to execution of this Agreement:

            SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Merger Subsidiary true and complete copies of the Articles of Incorporation and by-laws of the Company as currently in effect.

            SECTION 4.02. CORPORATE AUTHORIZATION. (a) The adoption by the Company of the Amendment and the approval by the Company of the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for the required approval by the Company Shareholders of the Amendment and this Agreement, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to four votes per share), is the only vote of the Company's capital stock necessary for adoption of the Amendment. The affirmative vote of the holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to one vote per share), is the only vote of the Company's capital stock necessary in connection with the approval by the Company Shareholders of this Agreement and the plan of merger included herein. Assuming the due authorization, execution and delivery of this Agreement by Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company.

            (b) At a meeting duly called and held, the Special Committee has (i) determined that the Amendment and this Agreement are advisable, fair to and in the best interests of the Company Shareholders (other than the Continuing Shareholders), (ii) recommended that the Board of Directors adopt the Amendment and this Agreement, and (iii) recommended that the Board of Directors recommend approval by the Company Shareholders of the Amendment and this Agreement.

            (c) At a meeting duly called and held, the Board of Directors (including a majority of the Continuing Directors for the purpose of rendering the provisions of Article 7(a) of the Articles of Incorporation not applicable to the Merger), subsequent to the unanimous recommendation of the Special Committee, has (i) determined that the Amendment and this Agreement are advisable, fair to and in the best interests of the Company Shareholders (other than the Continuing Shareholders), (ii) adopted the Amendment and this Agreement, and (iii) resolved to recommend that the Company Shareholders approve the Amendment and this Agreement.

            SECTION 4.03. OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of UBS Warburg LLC, the financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, the Cash Merger Consideration is fair, from a financial point of view, to the holders of Converted Shares.

            SECTION 4.04. ANTITAKEOVER STATUTES. (a) The Company has taken all action necessary to exempt this Agreement, the Shareholders Agreement and the Merger from the restrictions on "control share acquisitions" contained in Sections 35-2-101 through 35-2-111 of the SCC and at the Amendment Effective Time, from the restrictions on "business combinations" contained in Sections 35-2-201 through 35-2-226 of the SCC, and, accordingly, neither the restrictions of such Sections nor any other antitakeover or similar statute or regulation applies or purports to apply to the Amendment, this Agreement, the Shareholders Agreement or the Merger.

            (b) The Amendment will be effective upon (i) the affirmative vote of the holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to four votes per share), and (ii) the filing of the articles of amendment giving effect to the Amendment with the Secretary of State of the State of South Carolina.

            SECTION 4.05. GOVERNMENTAL AUTHORIZATION. The adoption of the Amendment and the execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority, other than (i) the filing of the articles of amendment giving effect to the Amendment with the Secretary of State of the State of South Carolina, (ii) the filing of articles of merger with respect to the Merger with the Secretary of State of the State of South Carolina and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with any applicable requirements of the HSR Act and of the Antitrust Laws of the foreign jurisdictions set forth on Section 4.05 of the Company's disclosure schedule,
(iv) compliance with any applicable requirements of the 1933 Act and the 1934 Act and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the Company from performing its obligations under this Agreement prior to the End Date.

            SECTION 4.06. FINDERS' FEES. Except for UBS Warburg LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

            SECTION 4.07. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or by-laws of the Company, (ii) assuming that the actions, filings, notifications or reports referred to in
Section 4.05 hereof are made and any approvals required in connection therewith are received, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts, violations and breaches referred to in clause (ii) and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the Company from performing its obligations under this Agreement prior to the End Date.

            SECTION 4.08. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 40,000,000 Class A Shares, 20,000,000 Class B Shares, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "PREFERRED STOCK"). As of the close of business on March 30, 2001, (i) 10,790,474 Class A Shares were issued and outstanding, (ii) 7,151,563 Class B Shares were issued and outstanding, and (iii) no shares of Preferred Stock were issued or outstanding. All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b)  As of the close of business on March 30, 2001:

            (i) 1,971,873 Shares were reserved for issuance pursuant to options granted under the Incentive Stock Plans, which options are outstanding on the date hereof, and, of such options, 1,018,608 are vested and exercisable as of the date hereof,

           (ii) 48,728 Shares were the subject of awards under the Company Restricted Stock Plans and will remain subject to restrictions until the End Date (as defined in Section 10.01 hereof) (disregarding matters contemplated by Section 2.05 hereof and the effect of the Transactions) under the Company Restricted Stock Plans or an award agreement governing them, and

          (iii) 228,467.8 shares of deferred stock were the subject of awards under the Company's Incentive Stock Plans, which awards are outstanding on the date hereof.

            (c) Except as set forth in this Section 4.08, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) stock appreciation, phantom stock or similar rights with respect to the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "COMPANY SECURITIES"). Since March 30, 2001, except for issuances (x) upon exercise of presently outstanding awards under any Plan or (y) in the ordinary course of business consistent with past practice, the Company has not authorized for issuance, issued, delivered, sold or agreed or committed to issue, sell or deliver any Company Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

            SECTION 4.09. SUBSIDIARIES; EQUITY INVESTMENTS. (a) Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to be so organized or in good standing or to have such power or have such licenses, authorizations, permits, consents or approvals would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company that is owned by the Company, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

            (c) Section 4.09(c) of the Company's disclosure schedule lists any equity interest in any corporation, partnership, joint venture or other business association or entity (other than a Subsidiary) owned directly or indirectly by the Company and having a fair market value or book value in excess of $1.0 million.

            SECTION 4.10. SEC FILINGS. (a) Each of (i) the Company's annual report on Form 10-K for its fiscal year ended December 30, 2000 (the "COMPANY 10-K"), (ii) its proxy statements relating to meetings of the Company Shareholders held since December 31, 1999 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 30, 2000 (the documents referred to in this Section 4.10(a), collectively, the "COMPANY SEC DOCUMENTS") as of its filing date complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1933 Act, as applicable.

            (b) As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 4.11. FINANCIAL STATEMENTS. The audited consolidated financial statements of the Company included in the Company SEC Documents fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in such financial statements or the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

            SECTION 4.12. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents filed prior to the date hereof, since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

            (a) any event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the Class A Shares and the Class B Shares not in excess of $.33 and $.30 per share, respectively), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than ordinary course open market purchases made in connection with the Company's Incentive Stock Plans);

            (c) any amendment of any material term of any outstanding security of the Company or any of its Significant Subsidiaries;

            (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for money borrowed in excess of $1.0 million, individually or in the aggregate, other than (i) under the Credit Agreements in the ordinary course of business to fund general corporate purposes, (ii) between the Company and its Subsidiaries or between two or more of the Company's Subsidiaries or (iii) trade payables in the ordinary course of business;

            (e) any making of any material loan, advance or capital contribution to or investment in any Person, other than loans, advances or capital contributions to or investments in its Subsidiaries or by its Subsidiaries to or in the Company or other Subsidiaries of the Company;

            (f) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act, the Code or the rules promulgated thereunder, or other applicable law or regulation; or

            (g) except as required by law, any adoption or amendment in any respect of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director or elected officer of the Company or increase in any manner of the compensation or fringe benefits of any director or elected officer of the Company or payment of any benefit not required by any existing agreement or placement of any assets in any trust for the benefit of any director or elected officer of the Company not required by any existing agreement, other than any adoption, amendment, increase, payment or placement made in the ordinary course of business consistent with past practice.

            SECTION 4.13. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("LIABILITIES"), other than:

            (a) Liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents;

            (b) Liabilities incurred in the ordinary course of business since the Company Balance Sheet Date;

            (c) Liabilities under this Agreement; and

            (d) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            SECTION 4.14. COMPLIANCE WITH LAWS AND COURT ORDERS. The Company and each of its Subsidiaries are and, since the Company Balance Sheet Date, have been, in compliance with any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that do not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            SECTION 4.15. LITIGATION. There are no actions, suits, investigations or proceedings pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            SECTION 4.16. TAXES. (a) The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf), taking into account any extension of time within which to file, all Tax Returns required to be filed by it on or before the Closing Date and all such Tax Returns are true and complete in all material respects, except for failures to file or failures to be true and complete that do not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) The Company and each of its Subsidiaries have paid (or have had paid on their behalf), or, where payment is not yet due, have established (or have had established on their behalf) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all taxes shown to be due on such Tax Returns.

            (c) There are no material Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries.

            (d) No material federal, state, local or foreign audits or administrative proceedings are pending or, to the knowledge of the Company, threatened, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries that, if determined adversely to the Company (or any of its Subsidiaries) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the Internal Revenue Service ("IRS") or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

            SECTION 4.17. EMPLOYEE BENEFIT PLANS. (a) Section 4.17 of the Company's disclosure schedule lists all Benefit Plans and Multiemployer Plans. With respect to all Benefit Plans, copies of all plan documents, amendments, summary plan descriptions and trust agreements, and the most recent actuarial valuation reports and annual return and IRS determination letters have been made available to Merger Subsidiary.

            (b) Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

            (i) each Benefit Plan has at all times been maintained and administered in substantial compliance with its terms and with the requirements of all applicable law, including ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the knowledge of the Company there is no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the IRS;

           (ii) all required contributions to any Benefit Plans and Multiemployer Plans that are "defined benefit pension plans" required to be made by the Company or any Subsidiary or an ERISA Affiliate in accordance Section 302 of ERISA or Section 412 of the Code, have been timely made; there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan; and no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

          (iii) all contributions to, and, to the knowledge of the Company, payments from, the Benefit Plans that are required to have been made in accordance with the Benefit Plans have been timely made;

           (iv) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the six-year period ending on the date hereof with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate with respect to which the 30-day notice requirement has not been waived;

            (v) no liability has been incurred that has not been satisfied, and no liability is expected to be incurred, by the Company or any Subsidiary thereof under Title IV of ERISA with respect to any Benefit Plan or Multiemployer Plan, or with respect to any other Plan presently or heretofore maintained or contributed to during the five-year period prior to the Effective Time by any ERISA Affiliate;

           (vi) with respect to any Benefit Plan subject to Title IV of ERISA, there is not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such plan (as determined on the basis of the actuarial assumptions contained in such plan's most recent actuarial valuation report), and the Company is not aware of any facts or circumstances that would materially change the funded status of any such plan;

          (vii) with respect to each Multiemployer Plan, (A) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate that has not been satisfied, and the Company has no reason to believe that any such withdrawal liability will be incurred, (B) to the knowledge of the Company, no such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (C) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that such Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA), (D) to the knowledge of the Company or any Subsidiary thereof, no proceedings have been instituted by the PBGC against such Multiemployer Plan, (E) to the knowledge of the Company, neither the Company nor any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of Section 4204 of ERISA, and (F) to the knowledge of the Company, if the Company or any ERISA Affiliate were to have a complete or partial withdrawal under Section 4203 of ERISA as of the Effective Time, no withdrawal liability would exist on the part of the Company or any ERISA Affiliate;

         (viii) neither the Company nor any ERISA Affiliate has incurred any liability that has not been fully satisfied for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA;

           (ix) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

            (x) the Company, its Subsidiaries, and any ERISA Affiliates which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied in all material respects with the "COBRA" notice and continuation requirements;

           (xi) no action which is still pending (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary thereof that could reasonably be expected to give rise to any such action;

          (xii) except as set forth in Section 2.05 hereof, the consummation of the Transactions will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its Subsidiaries; and

         (xiii) the consummation of the Transactions will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

            (c) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, during the six-year period ending on the date hereof (i) all contributions required to be made by the Company or any Subsidiary with respect to a Foreign Plan have been timely made, (ii) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority, and (iii) neither the Company nor any Subsidiary has incurred any obligation in connection with the termination or withdrawal from any Foreign Plan. To the knowledge of the Company, each of the Foreign Plans that is a defined benefit plan that is required to be funded has plan assets with aggregate fair market value that is greater than such plan's liabilities, as determined in accordance with applicable laws using reasonable actuarial assumptions. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside the United States who are not otherwise covered under the Benefit Plans.

            SECTION 4.18. ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Documents filed prior to the date hereof, except as to which the Company, in its reasonable judgment, has adequate reserves and except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

            (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person, nor is the Company subject to any judgment, decree, or agreement, relating to or arising out of any Environmental Law; and

            (ii) the Company is in compliance with all, and has incurred no Liabilities under any, Environmental Laws and all Environmental Permits.

            SECTION 4.19. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. The Company does not make, and has not made, any representations or warranties in connection with this Agreement or the Transactions other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of the Company. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with this Agreement or the Transactions and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.


                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY


            Merger Subsidiary represents and warrants to the Company that except as set forth in the corresponding section or subsection of the disclosure schedule delivered by Merger Subsidiary to the Company immediately prior to the execution of this Agreement:

            SECTION 5.01. CORPORATE EXISTENCE AND POWER. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Merger Subsidiary was incorporated solely for the purpose of entering into this Agreement and engaging in the Transactions. Since the date of its formation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary has no Subsidiaries.

            SECTION 5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions are within the corporate powers of Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Merger Subsidiary and its shareholders. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of Merger Subsidiary enforceable against Merger Subsidiary in accordance with its terms. The Board of Directors of Merger Subsidiary has (i) determined that this Agreement is advisable, fair to and in the best interests of Merger Subsidiary and its shareholders, (ii) adopted this Agreement, and (iii) recommended that the shareholders of Merger Subsidiary approve this Agreement. The shareholders of Merger Subsidiary have approved this Agreement and the plan of merger included herein.

            SECTION 5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Merger Subsidiary of this Agreement requires no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and of the Antitrust Laws of the foreign jurisdictions set forth on Schedule
5.03 of Merger Subsidiary's disclosure schedule, (ii) compliance with any applicable requirements of the 1933 Act and the 1934 Act, (iii) compliance with the applicable requirements of the SCBCA and (iv) any actions or filings the absence of which would not be reasonably expected to have a Material Adverse Effect on Merger Subsidiary or prevent Merger Subsidiary from performing its obligations under this Agreement prior to the End Date.

            SECTION 5.04. NON-CONTRAVENTION. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or by-laws of Merger Subsidiary, (ii) assuming that the actions, filings, notifications or reports referred to in Section 5.03 hereof are made and any approvals required in connection therewith are received, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Merger Subsidiary or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Merger Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of Merger Subsidiary, except for such contraventions, conflicts, violations and breaches referred to in clause (ii) and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv) that would not be reasonably expected to have a Material Adverse Effect on Merger

Subsidiary or prevent Merger Subsidiary from performing its obligations under this Agreement prior to the End Date.

            SECTION 5.05. CAPITALIZATION. The authorized capital stock of Merger Subsidiary consists of 10,000,000 shares of common stock, no par value per share. As of the close of business on the date hereof, 100 shares of common stock of Merger Subsidiary were issued and outstanding and, subject to Section 3.2(a) of the Shareholders Agreement, immediately prior to the Effective Time there will be 4,891,305 shares of common stock of Merger Subsidiary issued and outstanding. All outstanding shares of common stock of Merger Subsidiary have been and immediately prior to the Effective Time will have been duly authorized and validly issued and are and will be fully paid and non-assessable. Heartland owns, and immediately prior to the Effective Time, Heartland, the Heartland Entities and the Co-Investors will own, all of the outstanding shares of common stock of Merger Subsidiary. Merger Subsidiary does not beneficially own any Shares and as of the date of this Agreement, Heartland does not beneficially own any Shares.

            SECTION 5.06. FINDERS' FEES. Except for (i) Credit Research & Trading which is the investment advisor for Heartland and the Family Shareholders and (ii) JP Morgan Chase & Co. which is the investment advisor for Merger Subsidiary, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Heartland, the Continuing Shareholders or Merger Subsidiary who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

            SECTION 5.07. FINANCING. (a) Merger Subsidiary has received and furnished copies to the Company of (i) a commitment letter dated as of April 24, 2001, to provide financing to the Company or a Subsidiary of the Company (including the Summary of Terms and Conditions annexed thereto, the "COMMITMENT LETTER") with The Chase Manhattan Bank and JP Morgan, a Division of Chase Securities, Inc. (the "BANK"), (ii) the equity commitment letter (the "EQUITY COMMITMENT LETTER") dated as of April 24, 2001 addressed to Merger Subsidiary from Heartland pursuant to which Heartland has committed to make available to Merger Subsidiary certain funds for the purpose of consummating the Transactions, and (iii) the Shareholders Agreement. The funds which the Bank has agreed, subject to the terms and conditions of the Commitment Letter, to provide and which Heartland has agreed, subject to the terms and conditions of the Equity Commitment Letter, to provide will be sufficient, when taken together with other funds otherwise available and assuming compliance by the Family Shareholders with the Shareholders Agreement, to enable it (A) to provide to the Exchange Agent cash in an amount equal to the Exchange Fund, (B) to refinance substantially all of the existing debt of the Company and its Subsidiaries to the extent contemplated by the Transactions as contemplated by the Commitment Letter, and (C) to pay all related fees and expenses (collectively, the "REQUIRED AMOUNT").

            (b) As of the date hereof, (i) the Commitment Letter has not been withdrawn and is in full force and effect and Merger Subsidiary has no reason to believe that any of the conditions set forth in the Commitment Letter will not be satisfied, (ii) the Equity Commitment Letter has not been withdrawn and is in full force and effect and Merger Subsidiary has no reason to believe that any of the conditions set forth in the Equity Commitment Letter will not be satisfied and (iii) the Shareholders Agreement has not been terminated and is in full force and effect.

            (c) Immediately after the consummation of the Transactions, the Surviving Corporation (i) will not be insolvent, (ii) will not be left with unreasonably small capital and (iii) will not have debts beyond its ability to pay such debts as they mature.

            SECTION 5.08. LITIGATION. There are no actions, suits, investigations or proceedings pending against, or, to the knowledge of Merger Subsidiary, threatened against, Merger Subsidiary or Heartland or any of their respective properties before any court or arbitrator, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Merger Subsidiary or prevent Merger Subsidiary from performing its obligations under this Agreement prior to the End Date.


                                    ARTICLE 6

                            COVENANTS OF THE COMPANY


            The Company agrees that, except as set forth in the corresponding section or subsection of the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to the execution of this Agreement:

            SECTION 6.01. CONDUCT OF THE COMPANY. (a) Except as contemplated by this Agreement or as expressly agreed to in writing by Merger Subsidiary, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, expend funds for capital expenditures, acquire or sell assets, purchase inventory and supplies, settle or compromise any material litigation and otherwise conduct its operations according to its ordinary and usual course of business and consistent with past practice and use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill.

            (b) Prior to the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without the consent of Merger Subsidiary:

            (i) amend the Articles of Incorporation (other than the Amendment), by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Significant Subsidiary of the Company; or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

           (ii) except for issuances (x) upon exercise of presently outstanding awards under any Plan or (y) in the ordinary course of business consistent with past practice, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights).

            SECTION 6.02. ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "COMPANY REPRESENTATIVES") to, give Merger Subsidiary and its officers, directors, employees, counsel, advisors and representatives (collectively, the "MERGER SUBSIDIARY REPRESENTATIVES") and representatives of financing sources identified by Merger Subsidiary reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's Subsidiaries to furnish Merger Subsidiary and the Merger Subsidiary Representatives and representatives of financing sources identified by Merger Subsidiary with such financial and operating data and such other information with respect to the business and operations of the Company and its Subsidiaries as Merger Subsidiary and representatives of financing sources identified by Merger Subsidiary may from time to time reasonably request. Merger Subsidiary agrees that any information furnished pursuant to this Section 6.02 shall be subject to the provisions of the letter agreement dated August 17, 2000 between Heartland and the Company (the "CONFIDENTIALITY AGREEMENT").

            SECTION 6.03. NO SOLICITATION. (a) The Company agrees that it will not (except with respect to the Continuing Shareholders and their counsel, advisors, and representatives), directly or indirectly through any officer, Subsidiary, Affiliate, director, employee, shareholder, representative, agent or other Person, (i) seek, initiate, solicit or encourage any Person to make an Acquisition Proposal, (ii) engage in discussions or negotiations concerning an Acquisition Proposal with any Person, (iii) disclose any non-public information relating to the Company or give access to the properties, employees, books or records of the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal or (iv) adopt or recommend or agree to adopt or recommend any Acquisition Proposal; provided that nothing herein shall prevent the Board of Directors from (a) furnishing information to any person that has made an Acquisition Proposal not solicited in violation of this paragraph or (b) entering into or participating in discussions or negotiations concerning an Acquisition Proposal not solicited in violation of this paragraph so long as, in the case of each of clause (a) and (b), (x) the Board of Directors or the Special Committee shall have concluded in good faith (after receiving and considering the advice of its outside legal counsel) that failing to furnish such information or participate in such discussions or negotiations would be reasonably likely to cause the Board of Directors or the Special Committee to be in breach of its respective fiduciary responsibilities to the Company Shareholders under applicable law, and (y) prior to furnishing any such information or participating in such discussions or negotiations, the Company and the party making such offer agree to a confidentiality agreement on terms that are, in the aggregate, no less favorable to the Company than those of the Confidentiality Agreement (other than the standstill provisions thereof) and Merger Subsidiary is given concurrent or advance written notice thereof unless the Board of Directors or the Special Committee shall have concluded in good faith (after receiving and considering the advice of its outside counsel) that doing so would be reasonably likely to cause it to be in breach of its respective fiduciary responsibilities to the Company Shareholders under applicable law. The Board of Directors or the Special Committee may (x) fail to make, withdraw or modify in a manner adverse to Merger Subsidiary its recommendation referred to in Section 8.02 hereof and/or (y) take and disclose to the Company Shareholders a position contemplated by Rule 14e-2 under the 1934 Act, but only, in the case of clause (x), if the Board of Directors or the Special Committee determines in good faith (after consultation with outside legal counsel to the Company) that such action is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law.

            (b) The Company shall notify Merger Subsidiary in writing no later than the end of the next Business Day after receipt thereof of the receipt of any Acquisition Proposal (including a copy thereof if in writing), the terms and conditions of such Acquisition Proposal and the identity of the Person making it. The Company also shall promptly notify Merger Subsidiary no later than the end of the next Business Day after receipt thereof of any change to or modification of such Acquisition Proposal.

            (c) The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

            SECTION 6.04. STATE TAKEOVER LAWS. The Company shall, upon the request of Merger Subsidiary, use its reasonable best efforts to assist in any challenge by Merger Subsidiary to the validity or applicability to the Transactions, including the Merger, of any state takeover law.

            SECTION 6.05. REPORTS. During the period from the date of this Agreement to the Effective Time, the Company shall provide Merger Subsidiary with monthly financial statements in the existing reporting format (balance sheet, cash flow statement, income statement and, if available and consistent with past practice, notes thereto), broken out by operating unit (except as to the cash flow statement, which shall be a consolidated statement), no later than the fifteenth Business Day following the end of each fiscal month following the date of this Agreement; provided that for fiscal months that are also the end of a fiscal quarter, the Company may provide such financial information to Merger Subsidiary on the same date such information is publicly released in accordance with the past practice of the Company.

            SECTION 6.06. CONFIDENTIALITY AGREEMENT. The Company agrees to waive the application of the standstill provisions of the Confidentiality Agreement to this Agreement, the Transactions and the Shareholders Agreement.


                                    ARTICLE 7

                         COVENANTS OF MERGER SUBSIDIARY


            Merger Subsidiary agrees that:

            SECTION 7.01. DIRECTOR AND OFFICER LIABILITY. The Surviving Corporation hereby agrees to do the following:

            (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and each of its Subsidiaries (each, an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the SCBCA or any other applicable laws or provided under the Articles of Incorporation and by-laws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

            (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each Indemnified Person covered as of the date hereof by the Company's officers' and directors' liability insurance policy with terms and conditions and coverage amounts no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance; and provided, further, that if the premiums with respect to such insurance exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 200% of the annual premiums paid by the Company as of the date hereof.

            (c) If the Surviving Corporation or any of its successors or assigns
      (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Merger Subsidiary or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.01.

            (d) The rights of each Indemnified Person under this Section 7.01 shall be in addition to any rights such Person may have under the Articles of Incorporation or by-laws of the Company or any of its Subsidiaries, or under the SCBCA or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, their heirs and their representatives .

            SECTION 7.02. FINANCING ARRANGEMENTS. Merger Subsidiary shall use its reasonable best efforts to (a) have the Bank provide the financing to the Company in accordance with the terms of the Commitment Letter and (b) have Heartland provide the funds to Merger Subsidiary in accordance with the terms of the Equity Commitment Letter. The Commitment Letter and the Equity Commitment Letter and the definitive agreements for the Facilities (along with any other document pursuant to which Merger Subsidiary intends to obtain financing or funding of all or a portion of the Required Amount) are referred to herein collectively as the "FINANCING AGREEMENTS." Merger Subsidiary will promptly notify the Company if at any time there is a reasonable likelihood that the financing or funding to be provided under the Commitment Letter or the Equity Commitment Letter, as the case may be, will not be available.

            SECTION 7.03. EMPLOYEE BENEFIT PLANS. During the period from the Effective Time through the first anniversary of the Effective Time, employees of the Company and its Subsidiaries (the "EMPLOYEES") shall participate in employee benefit plans which are substantially comparable, in the aggregate, to those provided to the Employees immediately prior to the Effective Time.


                                    ARTICLE 8

                 COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY


            The parties hereto agree that:

            SECTION 8.01. REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement and to the fiduciary duties of the Board of Directors and the Special Committee under applicable law (as determined by such directors in good faith), the Company and Merger Subsidiary will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions, including, in the case of the Company, to assist Merger Subsidiary and cooperate with Merger Subsidiary and the Bank and any other lenders in order for Merger Subsidiary to obtain its contemplated debt financing, through the Facilities or otherwise.

            (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the Transactions each of Merger Subsidiary and the Company shall, in connection with any Antitrust Law, use reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other party to review any material communication made by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

            SECTION 8.02. DISCLOSURE DOCUMENTS; CERTAIN FILINGS. (a) The Company shall cause a meeting of the Company Shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of voting on the approval of the Amendment and this Agreement to be duly called and held as soon as reasonably practicable following the execution of this

Agreement. Subject to their fiduciary duties generally, Section 6.03 hereof and this Section 8.02, (I) the Special Committee shall recommend that the Board of Directors recommend approval by the Company Shareholders of the Amendment and this Agreement and (II) the Board of Directors shall submit to the Company Shareholders and recommend approval of the Amendment and this Agreement by the Company Shareholders. In connection with the Company Shareholders Meeting, (i)
(A) the Company and Merger Subsidiary will cooperate and promptly prepare, (B) the Company will file with the SEC, (C) the Company and Merger Subsidiary will use their respective reasonable best efforts to have cleared by the SEC, and (D) the Company will thereafter mail to the Company Shareholders as promptly as practicable, a proxy statement of the Company in connection with the Amendment and this Agreement (the "COMPANY PROXY STATEMENT") and all other proxy materials for such meeting, (ii) the Company will, subject to Section 6.03, use its reasonable best efforts to have the Company Shareholders approve the Amendment and this Agreement and (iii) the Company will otherwise comply with all legal requirements applicable to the Company Shareholders Meeting. The Company and Merger Subsidiary will cooperate and promptly prepare and the Company will file concurrently with the filing of the Company Proxy Statement a statement on
Schedule 13E-3 (the "SCHEDULE 13E-3").

            (b) The Company and Merger Subsidiary (with respect to the information supplied by it, its Affiliates and Heartland) will cause each of (i) the Company Proxy Statement and any amendment or supplement thereto and (ii) the
Schedule 13E-3 and any amendment or supplement thereto, when filed, to comply as to form in all material respects with the applicable requirements of the 1934 Act. The Company and Merger Subsidiary (with respect to itself, its Affiliates and Heartland) each agree that none of the information supplied or to be supplied by it for inclusion in the Company Proxy Statement or any amendment or supplement thereto or in the Schedule 13E-3 or any amendment or supplement thereto will, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; it being understood that any information regarding the Continuing Shareholders included in such Company Proxy Statement or any amendment or supplement thereto or the Schedule 13E-3 or any amendment or supplement thereto shall be deemed to not have been supplied by the Company for inclusion therein. If at any time prior to the date of the Company Shareholders Meeting any information relating to the Company or Merger Subsidiary (including its Affiliates and Heartland) or their respective officers or directors should be discovered by the Company or Merger Subsidiary which should be set forth in an amendment or supplement to the Company Proxy Statement or the Schedule 13E-3, as the case may be, so that such document would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other party and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by law, disseminated to the Company Shareholders.

            (c) The Company and Merger Subsidiary shall cooperate with one another (i) in determining as promptly as practicable whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

            SECTION 8.03. PUBLIC ANNOUNCEMENTS. The Company and Merger Subsidiary will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

            SECTION 8.04. NOTICES OF CERTAIN EVENTS. Each of the Company and Merger Subsidiary shall promptly notify the other of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

            (b) any notice or other communication from any Governmental Authority in connection with the Transactions;

            (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or 4.15 hereof, or that relate to the consummation of the Transactions; and

            (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

                  (i) to cause any representation or warranty contained in this
            Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or

                 (ii) to cause any covenant, condition or agreement under this
            Agreement not to be complied with or satisfied; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

            SECTION 8.05. CONFIDENTIALITY. Prior to the Effective Time and after any termination of this Agreement, each of Merger Subsidiary and the Company will comply with the terms of the Confidentiality Agreement.

            SECTION 8.06. SOLVENCY LETTER. If Merger Subsidiary is required pursuant to the Financing Agreements to engage an appraisal firm (the "APPRAISER") to deliver to the Bank a solvency letter or certificate (the "SOLVENCY LETTER"), Merger Subsidiary shall, at its sole cost and expense, cause the Appraiser to deliver the Solvency Letter (in form and substance identical to that required to be delivered to the Bank) to the Company at the Closing, with the Special Committee as an additional addressee. If a Solvency Letter is to be delivered, the parties agree to cooperate with the Appraiser in connection with the preparation of the Solvency Letter, including providing the Appraiser with any information reasonably available to them and reasonably requested by the Appraiser in connection with the preparation of such letter.


                                    ARTICLE 9

                            CONDITIONS TO THE MERGER


            SECTION 9.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

            (a) (i) the Amendment shall have been approved by the affirmative vote of holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to four votes per share), and the articles of amendment of the Company giving effect to the Amendment shall have been filed with the Secretary of State of the State of South Carolina and become effective and (ii) this Agreement shall have been approved by the affirmative vote of (x) holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to one vote per share), and (y) a majority of the votes cast at the Company Shareholders Meeting (with the Class A Shares and the Class B Shares voting together as a single class with each having one vote per share) but excluding any votes cast by the Continuing Shareholders;

            (b) there shall not be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited and no judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company or Merger Subsidiary from consummating the Merger shall have been entered; and

            (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, the requirements of the Canadian Competition Act shall have been satisfied and, other than the filings provided for in Sections 2.01 and 2.02, all notices, reports and other filings required to be made prior to the Effective Time by the Company or any of its Subsidiaries or Merger Subsidiary with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or any of its Subsidiaries or Merger Subsidiary from, any Governmental Authority in connection with the execution and delivery of this Agreement and consummation of the Merger and the Transactions by the Company and Merger Subsidiary shall have been made or obtained (as the case may be), except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company or Merger Subsidiary.

            SECTION 9.02. CONDITIONS TO THE OBLIGATIONS OF MERGER SUBSIDIARY. The obligations of Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following further conditions:

            (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement (without regard to any qualification with respect to materiality or to having a Material Adverse Effect) shall be true and correct as of the date of this Agreement and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 9.02(a)(ii) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse effect on the Company, and (iii) Merger Subsidiary shall have received a certificate signed by a duly authorized officer of the Company to the foregoing effect;

            (b) no arbitrator or Governmental Authority shall have issued any judgment, injunction, order or decree and there shall not be any law or regulation, restraining or prohibiting the effective operation of any material portion of the business of the Surviving Corporation and its Subsidiaries after the Effective Time;

            (c) the financing contemplated by the Commitment Letter to be provided by the Bank shall have been provided on substantially the terms and conditions identified in such Commitment Letter or on such other terms and conditions or involving such other financing sources, as are acceptable to Merger Subsidiary and are not materially more onerous; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to an intentional breach by Merger Subsidiary of any covenant or intentional failure to perform any agreement or an intentional breach by Merger Subsidiary of any representation or warranty contained in any of the Financing Agreements with the Bank;

            (d) each of the Family Shareholders shall have performed in all material respects all of its obligations required to be performed by it under the Shareholders Agreement at or prior to the Effective Time and the representations and warranties of each of the Family Shareholders contained in the Shareholders Agreement shall be true and correct in all material respects as if made at the Effective Time; and

            (e) the Company shall have executed and delivered the services agreement in the form set forth in Section 9.02(e) of the disclosure schedule delivered by Merger Subsidiary to the Company.

            SECTION 9.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following further conditions:

            (a) Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

            (b) the representations and warranties of Merger Subsidiary contained in this Agreement (without regard to any qualification with respect to materiality or to having a Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of any earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 9.03(b) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on Merger Subsidiary; and

            (c) the Company shall have received a certificate signed by a duly authorized officer of Merger Subsidiary to the foregoing effect.

                                   ARTICLE 10

                                   TERMINATION


            SECTION 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Shareholders):

            (a)  by mutual written agreement of the Company and Merger
Subsidiary;

            (b)  by either the Company or Merger Subsidiary, if:

                  (i) the Merger has not been consummated on or before October
            24, 2001 (the "END DATE"); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                 (ii) there shall be any law or regulation that makes
            consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company or Merger Subsidiary from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

                (iii) the Amendment and this Agreement shall not have been approved in accordance with this Agreement and the SCBCA by the Company Shareholders at the Company Shareholders Meeting (or any adjournment thereof);

            (c)  by Merger Subsidiary, if:

                  (i) a breach of or failure to perform any representation,
            warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any condition set forth in Section 9.02(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the Company by the End Date; or

                 (ii) the Board of Directors or the Special Committee shall have failed to make, withdrawn or modified in a manner adverse to Merger Subsidiary its recommendation referred to in Section 8.02 hereof;

            (d)  by the Company, if:

                  (i) a breach of or failure to perform any representation,
            warranty, covenant or agreement on the part of Merger Subsidiary set forth in this Agreement shall have occurred that would cause any condition set forth in Section 9.03 hereof not to be satisfied, and such condition is incapable of being satisfied by Merger Subsidiary by the End Date; or

                 (ii) the Company shall have received from any Third Party an
            Acquisition Proposal which the Board of Directors or the Special Committee determines is more favorable to the Company Shareholders (even if the consideration to be received by the Company Shareholders for each Share may have less value than the Cash Merger Consideration) and the Board of Directors or the Special Committee determines in good faith (after consultation with outside legal counsel to the Company) that adopting or recommending such offer is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law.

            The party desiring to terminate this Agreement pursuant to this
Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

            SECTION 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01 hereof, this Agreement shall become void and of no effect without liability of any party (or any stockholder, member, manager, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of Sections 8.05, this
Section 10.02 and Article 11 shall survive any termination hereof pursuant to
Section 10.01.


                                   ARTICLE 11

                                  MISCELLANEOUS


            SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Merger Subsidiary, to:

                  Heartland Springs Investment Company
                  c/o Heartland Industrial Partners, L.P.
                  55 Railroad Avenue
                  Greenwich, Connecticut  06830
                  Fax:  (203) 861-2722
                  Attn:  David A. Stockman

                  and
                  ---

                  Crandall C. Bowles
                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, South Carolina  29715
                  Fax:  (803) 547-1636

            with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Fax:  (212) 269-5420
                  Attn:  W. Leslie Duffy, Esq.
                         Jonathan A. Schaffzin, Esq.

                  and
                  ---

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Fax:  (212) 403-2228
                  Attn:  Elliott V. Stein, Esq.

            if to the Company, to:

                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, South Carolina  29715
                  Fax:  (803) 547-1636
                  Attn:  Chairman of Board

            with a copy to:

                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, South Carolina  29715
                  Fax:  (803) 547-3766
                  Attn:  C. Powers Dorsett, Esq.

            and to:

                  The Special Committee of the Company
                  c/o Charles W. Coker, Chairman
                  Sonoco Products Company
                  1 North 2nd Street
                  Hartsville, South Carolina  29550
                  Fax:  (843) 339-6409
                  Attn: Charles W. Coker

            with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Fax:  (212) 558-3588
                  Attn:  Benjamin F. Stapleton, Esq.


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

            SECTION 11.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.11, 7.01, 8.05 and Article 11.

            SECTION 11.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the approval of this Agreement by the Company Shareholders and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any Converted Shares.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 11.04. EXPENSES. (a) Except as otherwise provided in this
Section 11.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            (b) If (i) this Agreement is terminated by Merger Subsidiary pursuant to Section 10.01(c), (ii) this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii), or (iii) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement and this Agreement is terminated pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), the Company shall promptly upon request reimburse Merger Subsidiary, Heartland and the Family Shareholders for their reasonable and documented out-of-pocket expenses, including for legal counsel and investment advisors and for the reasonable and documented out-of-pocket expenses incurred by the Bank (including for its legal counsel) in connection with the Transactions and the other matters contemplated by this Agreement, and the financing thereof.

            SECTION 11.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Transactions, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder. Except as provided in Sections 7.01 and 11.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

            SECTION 11.06. GOVERNING LAW. The validity, construction and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to the principles of conflicts of law of such state.

            SECTION 11.07. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this

Agreement or the Transactions shall be brought in any federal court located in the State of South Carolina or any South Carolina state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 hereof shall be deemed effective service of process on such party.

            SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

            SECTION 11.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

            SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Exhibits and Schedules referred to herein are incorporated by reference herein and shall constitute a part of this Agreement.

            SECTION 11.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            SECTION 11.12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to either party hereto.

            SECTION 11.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of South Carolina or any South Carolina state court, in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SPRINGS INDUSTRIES, INC.


                                    By:   /s/ Crandall C. Bowles
                                         -----------------------------------
                                         Name:   Crandall C. Bowles
                                         Title:  Chairman and CEO


                                    HEARTLAND SPRINGS INVESTMENT COMPANY


                                    By:   /s/ David A. Stockman
                                         -----------------------------------
                                         Name:   David A. Stockman
                                         Title:  President

                                                                      APPENDIX B


                               [UBS WARBURG LOGO]

                                                                  April 24, 2001



Special Committee of the Board of Directors
Springs Industries, Inc.
205 North White Street
Fort Mill, South Carolina 29715


Members of the Special Committee:

     We understand that Springs Industries, Inc., a South Carolina corporation (the "Company"), is considering a transaction (the "Transaction") whereby, through a merger (the "Merger") of Heartland Springs Investment Company, a South Carolina corporation ("Merger Subsidiary"), with the Company, Heartland Industrial Partners, L.P. will acquire a significant interest in the Company and the Company's shareholders (other than Continuing Shareholders (as defined in the Recapitalization Agreement (as defined below)) and Dissenting Shareholders (as defined in the Recapitalization Agreement)) will receive cash for their Shares (as defined below). Pursuant to the terms of the Recapitalization Agreement, dated as of April 24, 2001 (the "Recapitalization Agreement"), between the Company and Merger Subsidiary, in connection with the Merger, among other things, each issued and outstanding share of Class A common stock, par value $.25 per share (the "Class A Shares"), and Class B common stock, par value $.25 per share (the "Class B Shares" and, together with the Class A Shares, the "Shares"), of the Company (other than Class B Shares that are owned by Dissenting Shareholders and Continuing Shareholder Shares (as defined in the Recapitalization Agreement)) will be converted into the right to receive an amount equal to $46.00 in cash (the "Merger Consideration"). The Continuing Shareholder Shares will not be converted and will not be otherwise affected by the Merger and will remain outstanding as Class A Shares or Class B Shares, as the case may be. The terms and conditions of the Transaction are more fully set forth in the Recapitalization Agreement.

     You have requested our opinion as to the fairness from a financial point of view to the holders of Shares (other than holders of Continuing Shareholder Shares and Dissenting Shareholders) of the Merger Consideration to be received by such holders in the Merger.

     UBS Warburg LLC ("UBSW") has acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. UBSW will receive a fee from the Company in connection with the rendering of this opinion. In the ordinary course of business, UBSW, its successors and affiliates may trade or have traded securities of the Company for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion does not address the Company's underlying business decision to effect the Transaction or the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Recapitalization Agreement or any other matter. We have not been asked to, nor do we, at your direction, offer any opinion as to the material terms of the Recapitalization Agreement or the form of the transactions contemplated thereby. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Recapitalization Agreement does not differ in any material respect from the drafts that we have examined, and that the Company and Merger Subsidiary will comply with all the material terms of the Recapitalization Agreement. We have not been authorized to and have not solicited indications of interest from any party with respect to a business combination with the Company.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, (ii) reviewed the reported prices and trading activity for the Class A Shares, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available,
(iv) conducted discussions with members of the senior management of the Company,
(v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (vii) reviewed drafts of the Recapitalization Agreement, and (viii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, the Company's management provided us with two sets of five-year financial forecasts for the Company, with one set entitled "Scenario 1 (Lower Risk)" and the other set entitled "Scenario 2 (Higher Risk)." In preparing the financial and comparative analyses in connection with the rendering of this opinion, we were instructed by the Special Committee to disregard and not take into consideration Scenario 2 (Higher Risk) because, based on general economic and industry trends, the Company's past experience, and the view of the Company's management as to the likelihood of achievement, the Special Committee did not believe, with our concurrence, that Scenario 2 (Higher Risk) was likely to be achieved.

     In addition, in connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on its being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to Scenario 1 (Lower Risk) financial forecasts referred to above, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgements of the management of the Company as to the future performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Shares (other than holders of Continuing Shareholder Shares and Dissenting Shareholders) in the Merger is fair from a financial point of view to such holders.

                                    Very truly yours,

                                    /s/ UBS Warburg LLC
                                    ------------------------------------
                                    UBS WARBURG LLC

                                                                      APPENDIX C


               Form of Amendment to the Articles of Incorporation
               --------------------------------------------------


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the South Carolina Business Corporation Act of 1988, the undersigned corporation adopts the following Articles of Amendment ("Amendment") to its Restated Articles of Incorporation:

            1.    The name of the corporation is Springs Industries, Inc.

            2.    On [       ], 2001, the corporation adopted the following
Amendment to its Restated Articles of Incorporation pursuant to which the following new Article 10 is added at the end thereof:

      "10.  INAPPLICABILITY OF BUSINESS COMBINATIONS ACT.
            --------------------------------------------

          Article 2 entitled "Business Combinations" of Chapter 2 entitled "Take-Over Bid Disclosure Act" of Title 35 entitled "Securities" of Code Laws of South Carolina, 1976 shall not apply to the corporation."

          3. At the date of approval of this Amendment by the shareholders of the corporation, the number of outstanding shares of each voting group entitled to vote separately on the Amendment and the vote of such shares were:



                                                Number of Votes
                                Number of       Represented at     Total Number
                Number of       Votes           Represented at     of Votes Cast
                Outstanding     Entitled                           -------------
Designation     Shares          to be Cast      the Meeting        For   Against
-----------     -----------     ---------       ---------------    ---   -------



          4. The effective date and time of these Articles of Amendment shall be the date and time of acceptance for filing by the Secretary of State.


Date:  [      ], 2001                    SPRINGS INDUSTRIES, INC.


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX D

                         CHAPTER 13. DISSENTERS' RIGHTS

           ARTICLE 1. RIGHTS TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     33-13-101      DEFINITIONS.--IN THIS CHAPTER:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
     (7)   "Shareholder"   means  the  record   shareholder  or  the  beneficial
shareholder.

     33-13-102 RIGHT TO DISSENT.--(A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:
     (1)  consummation  of a plan of merger to which the  corporation is a party
(i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
     (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
     (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;
     (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
     (i) alters or abolishes a preferential right of the shares;
     (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
     (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
     (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
     (v)reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under
Section 33-6-104; or
     (5) IN THE CASE OF CORPORATIONS WHICH ARE NOT PUBLIC CORPORATIONS, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
     (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     33-13-103  DISSENT  BY  NOMINEES  AND  BENEFICIAL   OWNERS.--(a)  A  record
shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may asserts dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

             ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS


     33-13-200 NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
     (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

     33-13-210 NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

     33-13-220 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders'
meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
     (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:
     (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
     (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
     (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
     (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
     (5) be accompanied by a copy of this chapter.

     33-13-230 SHAREHOLDER'S PAYMENT DEMAND.--(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
     (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

     33-13-240 SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.
     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     33-13-250 PAYMENT.--(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
     (b) The payment must be accompanied by:
     (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
     (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
     (3) an explanation of how the interest was calculated;
     (4) a statement of the dissenter's right to demand additional payment under section 33-13-280; and
     (5) a copy of this chapter.

     33-13-260 FAILURE TO TAKE ACTION.--(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

     33-13-270 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by Section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.
     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount of each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

     33-13-280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
     (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

     (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
     (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
     (4) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                     ARTICLE 3. JUDICIAL APPRAISAL OF SHARES


     33-13-300  COURT  ACTION.--(a)  If a demand for  additional  payment  under
Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceedings as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

     33-13-310 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
     (b) the court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280;
     (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
     (d) In a proceeding  commenced by dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding with the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                                                      APPENDIX E


                             AUDIT COMMITTEE CHARTER


This charter shall be approved by the board of directors, and it shall be reviewed and its adequacy reassessed annually by the audit committee.

Role and Independence
---------------------

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who, in the opinion of the board of directors, are generally knowledgeable in financial and auditing matters. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the audit committee independence and expertise requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

Responsibilities
----------------

The audit committee's primary responsibilities include:

1. Annually recommend to the board the independent auditor to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, consider whether the provision of non-audit services, if any, is compatible with maintaining the auditor's independence, and, if so determined by the committee, recommend to the board any actions necessary to oversee the auditor's independence. The independent auditor is ultimately accountable to the board of directors and the audit committee. The audit committee and the board of directors have the ultimate authority to select, evaluate and, when appropriate, replace the auditor.

2. Approve in advance any non-audit service to be provided by the independent auditor which is expected to exceed a cost greater than $100,000.

3. Oversee the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receive and review audit reports, audit and non-audit fees, and provide the auditor full access to the committee (and the board) to report on any and all appropriate matters.

4. Provide guidance and oversight to the internal audit activities of the corporation including reviews of the organization, plans and results of such activity.

5. Review the audited financial statements and discuss them with management and the independent auditor. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

6. Review with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

7. Discuss with management, the internal auditors, and the external auditors the quality and adequacy of the company's internal controls.

8. Discuss with management the status of pending litigation, taxation matters, and other areas of compliance with applicable laws and regulations and with the company's code of conduct.

9. Report audit committee activities to the full board and issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

10. Review with independent auditor any problems or difficulties the auditor may have encountered, as well as any significant reports prepared by internal auditor or independent auditor, together with management response.

11. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Conduct.

                            SPRINGS INDUSTRIES, INC.

                              CLASS A COMMON STOCK

The Springs board of directors recommends a vote "FOR" the proposed recapitalization agreement, a vote "FOR" the proposed amendment to the articles of incorporation, a vote "FOR" all nominees and a vote "FOR" the ratification of independent auditors.

1.   Recapitalization Agreement

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

2.   Amendment to the Articles of Incorporation

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

3.   Election of Directors.

          John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles W. Coker, William G. Kelley, John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr., and Stewart Turley

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

          FOR [ ]                  WITHHOLD [ ]           FOR ALL EXCEPT [ ]

4. Ratification of the appointment of Deloitte & Touche LLP as independent auditors.

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

                            Mark box at right if comments or address         [ ]
                            change has been noted on the reverse side of this card.

                                    Please be sure to sign and date this Proxy.

                                    Date:
                                    ------------------------------------


                                    ------------------------------------
                                              Shareholder sign here


                                    ------------------------------------
                                               Co-owner sign here

                                    Sign  exactly as your name or names  appear.
                                    When signing in a representative capacity, give title such as Trustee, Executor or President.

------------------------------------------------------------------------------
DETACH CARD

                            SPRINGS INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Voting Instruction Card regarding our Annual Meeting of Shareholders. Your vote counts, and you are encouraged to exercise your right to vote your shares. Please mark the boxes on the card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your  vote  must be  received  prior  to the  Annual  Meeting  of  Shareholders,
            , 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,



Chairman and Chief Executive Officer

CLASS A COMMON                                                 CLASS A COMMON


                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                               FORT MILL, SC 29715

                       SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON          , 2001

The undersigned hereby appoints as Proxies Crandall C. Bowles and Charles W. Coker, with the power of substitution to each, and hereby authorizes each to represent and to vote all shares of Class A common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned as of the close of
business on           ,  2001, at the Annual Meeting of  Shareholders to be held
on           ,  2001, and any  adjournments  thereof,  subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND AT THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?

------------------------------------------------

------------------------------------------------

------------------------------------------------

DO YOU HAVE ANY COMMENTS?

------------------------------------------------

------------------------------------------------

------------------------------------------------

                            SPRINGS INDUSTRIES, INC.

                              CLASS B COMMON STOCK

The Springs board of directors recommends a vote "FOR" the proposed recapitalization agreement, a vote "FOR" the proposed amendment to the articles of incorporation, a vote "FOR" all nominees and a vote "FOR" the ratification of independent auditors.

1.   Recapitalization Agreement

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

2.   Amendment to the Articles of Incorporation

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

3.   Election of Directors.

          John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles W. Coker, William G. Kelley, John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr., and Stewart Turley

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

          FOR [ ]                  WITHHOLD [ ]           FOR ALL EXCEPT [ ]

4. Ratification of the appointment of Deloitte & Touche LLP as independent auditors.


          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

                            Mark box at right if comments or address         [ ]
                            change has been noted on the reverse side of this card.

                                    Please be sure to sign and date this Proxy.

                                    Date:
                                    ------------------------------------


                                    ------------------------------------
                                              Shareholder sign here


                                     -----------------------------------
                                               Co-owner sign here

                                    Sign  exactly as your name or names  appear.
                                    When signing in a representative capacity, give title such as Trustee, Executor or President.

------------------------------------------------------------------------------
DETACH CARD

                            SPRINGS INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot regarding our Annual Meeting of Shareholders. Your vote counts, and you are encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your  vote  must be  received  prior  to the  Annual  Meeting  of  Shareholders,
            , 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,



Chairman and Chief Executive Officer

CLASS B COMMON                                                    CLASS B COMMON

                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                               FORT MILL, SC 29715

                       SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON           , 2001

The undersigned hereby appoints as Proxies Crandall C. Bowles and Charles W. Coker, with the power of substitution to each, and hereby authorizes each to represent and to vote all shares of Class A common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned as of the close of
business on           ,  2001, at the Annual Meeting of  Shareholders to be held
on           ,  2001, and any  adjournments  thereof,  subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND AT THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

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                            SPRINGS INDUSTRIES, INC.

                     SPRINGS OF ACHIEVEMENT PARTNERSHIP PLAN
                              CLASS A COMMON STOCK

The Springs board of directors recommends a vote "FOR" the proposed recapitalization agreement, a vote "FOR" the proposed amendment to the articles of incorporation, a vote "FOR" all nominees and a vote "FOR" the ratification of independent auditors.

1.   Recapitalization Agreement

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

2.   Amendment to the Articles of Incorporation

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

3.   Election of Directors.

          John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles W. Coker, William G. Kelley, John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr., and Stewart Turley

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

          FOR [ ]                  WITHHOLD [ ]           FOR ALL EXCEPT [ ]

4. Ratification of the appointment of Deloitte & Touche LLP as independent auditors.

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

                            Mark box at right if comments or address         [ ]
                            change has been noted on the reverse side of this card.

                                    Please be sure to sign and date this Proxy.

                                    Date:
                                    ------------------------------------

                                    ------------------------------------
                                              Shareholder sign here

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DETACH CARD


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                            SPRINGS INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot regarding our Annual Meeting of Shareholders. Your vote counts, and you are encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your  vote  must be  received  prior  to the  Annual  Meeting  of  Shareholders,
            , 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,



Chairman and Chief Executive Officer

SPRINGS OF ACHIEVEMENT                                    SPRINGS OF ACHIEVEMENT
PARTNERSHIP PLAN                                                PARTNERSHIP PLAN
CLASS A COMMON                                                    CLASS A COMMON

                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                               FORT MILL, SC 29715
                       SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON           , 2001

The undersigned hereby directs Bankers Trust Company, or its proxy, to vote shares of Springs Class A common stock allocated to my account under the Springs
of Achievement Partnership Plan as of the close of business on           , 2001,
at the Annual Meeting of  Shareholders  to be held on           ,  2001, and any
adjournments thereof, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXY WILL VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND AT ITS DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?

------------------------------------------------

------------------------------------------------

------------------------------------------------

DO YOU HAVE ANY COMMENTS?

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